As filed with the Securities and Exchange Commission on July 9, 2009
Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANCO SANTANDER, S.A.	SANTANDER FINANCE PREFERRED, S.A. UNIPERSONAL
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)
Kingdom of Spain	Kingdom of Spain
(Jurisdiction of incorporation of organization)	(Jurisdiction of incorporation of organization)
6029	6029
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)
132617929	98-0420594
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

CIUDAD GRUPO SANTANDER AVENIDA DE CANTABRIA 28660 BOADILLA DEL MONTE MADRID, SPAIN TELEPHONE: +34-91-259-6520
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

BANCO SANTANDER, S.A. NEW YORK BRANCH 45 EAST 53RD STREET NEW YORK, NY 10022
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
NICHOLAS A. KRONFELD MAURICE M. BLANCO DAVIS POLK & WARDWELL LLP 450 LEXINGTON AVENUE NEW YORK, NEW YORK 10017 +1 (212) 450-4000	CRAIG CHAPMAN SIDLEY AUSTIN LLP WOOLGATE EXCHANGE 25 BASINGHALL STREET LONDON EC2V 5HA +44 (20) 7360-3600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  __________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  __________

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  __________

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
10.5% Non-Cumulative Series Guaranteed Preferred Securities, par value $25 per security, of Santander Finance Preferred, S.A. Unipersonal	51,440,000	100%	$1,286,000,000	$71,758.80
Guarantee of 10.5% Non-Cumulative Guaranteed Series Preferred Securities, par value $25 per security, of Santander Finance Preferred, S.A. Unipersonal	51,440,000	—	—	None(2)
Fixed-to-Floating Non-Cumulative Series Guaranteed Preferred Securities, par value $1,000 per security, of Santander Finance Preferred, S.A. Unipersonal	800,000	100%	$800,000,000	$44,640.00
Guarantee of Fixed-to-Floating Non-Cumulative Guaranteed Series Preferred Securities, par value $1,000 per security, of Santander Finance Preferred, S.A. Unipersonal	800,000	—	—	None(2)

(1)
The securities being registered hereby are offered in exchange for the securities described in this prospectus. The registration fee has been computed based on the face value of the securities pursuant to Rule 457 under the Securities Act.

(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable with respect to the guarantee.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to completion, dated July 9, 2009)

Banco Santander, S.A.
(incorporated with limited liability under the laws of the Kingdom of Spain)
Santander Financial Exchanges Limited
(incorporated with limited liability under the laws of England and Wales)

Offer to Exchange

Banco Santander, S.A. is offering to exchange up to 45,040,000 Santander Finance Preferred, S.A. Unipersonal
10.5% Non-Cumulative Series          Guaranteed Preferred Securities (par value $25.00 per security)
fully and unconditionally guaranteed as described herein by
Banco Santander, S.A.

(CUSIP No.          and ISIN No.         )

plus, a cash payment (including accrued but unpaid distributions, plus a cash exchange incentive payment up to an aggregate total amount of $197.3 million, plus cash amounts in lieu of any fractional exchange preferred securities)

for Any and All of

Santander Finance Preferred, S.A. Unipersonal 6.410% Non-Cumulative Guaranteed Series 1 Preferred Securities (liquidation preference $25.00 per security) fully and unconditionally guaranteed by Banco Santander, S.A. and issued on March 8, 2004 (CUSIP 80281R300 and ISIN US80281R3003)

Santander Finance Preferred, S.A. Unipersonal 6.800% Non-Cumulative Guaranteed Series 4 Preferred Securities (liquidation preference $25.00 per security) fully and unconditionally guaranteed by Banco Santander, S.A. and issued on November 21, 2006 (CUSIP 80281R706 and ISIN US80281R7061)

Santander Finance Preferred, S.A. Unipersonal 6.500% Non-Cumulative Guaranteed Series 5 Preferred Securities (liquidation preference $25.00 per security) fully and unconditionally guaranteed by Banco Santander, S.A. and issued on January 31, 2007 (CUSIP 80281R805  and ISIN US80281R8051)

Santander Finance Preferred, S.A. Unipersonal Floating Rate (U.S. dollar three-month LIBOR plus 0.52%) Non-Cumulative Guaranteed Series 6 Preferred Securities (liquidation preference $25.00 per security) fully and unconditionally guaranteed by Banco Santander, S.A. and issued on March 5, 2007 (CUSIP 80281R888 and ISIN US80281R8887)

AND

Santander Financial Exchanges Limited, a wholly-owned finance subsidiary of Banco Santander, S.A., is offering to exchange up to 6,400,000 Santander Finance Preferred, S.A. Unipersonal
10.5% Non-Cumulative Series          Guaranteed Preferred Securities (par value $25.00 per security)
fully and unconditionally guaranteed as described herein by
Banco Santander, S.A.

(CUSIP No.          and ISIN No.         )

plus, a cash payment (including accrued but unpaid distributions, plus a cash exchange incentive payment up to an aggregate total amount of $20.0 million, plus cash amounts in lieu of any fractional exchange preferred securities)

for Any and All of

Sovereign Bancorp, Inc. 7.300% Depositary Shares (liquidation preference $25.00 per security), each representing a 1/1,000th interest in a Share of Series C Non-Cumulative Perpetual Preferred Stock of Sovereign Bancorp, Inc. and issued on April 26, 2006 (CUSIP 845905405 and ISIN US8459054057)

AND

Santander Financial Exchanges Limited, a wholly-owned finance subsidiary of Banco Santander, S.A., is offering to exchange up to 800,000 Santander Finance Preferred, S.A. Unipersonal
Fixed-to-Floating Non-Cumulative Guaranteed Series          Preferred Securities
(par value $1,000.00 per security)
fully and unconditionally guaranteed as described herein by
Banco Santander, S.A.

(CUSIP No.          and ISIN No.         )

plus, a cash payment (including accrued but unpaid distributions, plus a cash exchange incentive payment up to an aggregate total amount of $100.0 million, plus cash amounts in lieu of any fractional exchange preferred securities)

for Any and All of

Abbey National Capital Trust I 8.963% Non-Cumulative Guaranteed Trust Preferred Securities (liquidation preference $1,000.00 per security) guaranteed by Abbey National plc and issued on February 7, 2000 (CUSIP 002927AA9 and ISIN US002927AA95)

We are offering to exchange at the exchange ratios set forth on the next page of this prospectus and on the terms and conditions described in this prospectus up to a total of 45,040,000 of Santander Finance Preferred, S.A. Unipersonal’s 10.5% Non-Cumulative Guaranteed Series          Preferred Securities issued by Santander Finance Preferred, S.A. Unipersonal, which we refer to as the “fixed exchange preferred securities,” plus accrued but unpaid distributions in cash, plus a cash exchange incentive payment up to an aggregate total amount of $197.3 million, plus cash amounts in lieu of any fractional exchange preferred securities, for any and all of (1) Santander Finance Preferred, S.A. Unipersonal 6.410% Non-Cumulative Guaranteed Series 1 Preferred Securities, which we refer to as the “existing Series 1 preferred securities,” (2) Santander Finance Preferred, S.A. Unipersonal 6.800% Non-Cumulative Guaranteed Series 4 Preferred Securities, which we refer to as the “existing Series 4 preferred securities,” (3) Santander Finance Preferred, S.A. Unipersonal 6.500% Non-Cumulative Guaranteed Series 5 Preferred Securities, which we refer to as the “existing Series 5 preferred securities” and (4) Santander Finance Preferred, S.A. Unipersonal Floating Rate (U.S. dollar LIBOR plus 0.52%) Non-Cumulative Guaranteed Series 6 Preferred Securities, which we refer to as the “existing Series 6 preferred securities.”

Our wholly-owned finance subsidiary, Santander Financial Exchanges Limited, is also offering to exchange at the exchange ratio set forth on the next page of this prospectus and on the terms and conditions described in this prospectus up to a total of 6,400,000 of Santander Finance Preferred, S.A. Unipersonal’s fixed exchange preferred securities, plus accrued but unpaid distributions in cash, plus a cash exchange incentive payment up to an aggregate total amount of $20.0 million, plus cash amounts in lieu of any fractional exchange preferred securities, for any and all of Sovereign Bancorp, Inc. 7.300% Depositary Shares (each representing a 1/1,000th interest in a Share of Series C Non-Cumulative Perpetual Preferred Stock of Sovereign Bancorp, Inc.), which we refer to as the “existing Sovereign depositary shares.”

In addition, our wholly-owned finance subsidiary, Santander Financial Exchanges Limited, is offering to exchange at the exchange ratio set forth on the next page of this prospectus and on the terms and conditions described in this prospectus up to a total of 800,000 of Santander Finance Preferred, S.A. Unipersonal’s Fixed-to-Floating Non-Cumulative Guaranteed Series          Preferred Securities, which we refer to as the “fixed-to-floating exchange preferred securities,” plus accrued but unpaid distributions in cash, plus a cash exchange incentive payment up to an aggregate total amount of $100.0 million, plus cash amounts in lieu of any fractional exchange preferred securities, for any and all of Abbey National Capital Trust I 8.963% Non-Cumulative Guaranteed Trust Preferred Securities, which we refer to as the “existing Abbey National trust preferred securities.”

We refer to the existing Series 1 preferred securities, the existing Series 4 preferred securities, the existing Series 5 preferred securities and the existing Series 6 preferred securities, collectively, as the “existing Spanish preferred securities.”  We refer to the existing Spanish preferred securities, the existing Sovereign depositary shares and the existing Abbey National trust preferred securities, collectively, as the “existing preferred securities.”  We refer to the fixed exchange preferred securities and the fixed-to-floating exchange preferred securities, together, as the “exchange preferred securities.”  We refer to the offers of Banco Santander, S.A. and Santander Financial Exchanges Limited to exchange the exchange preferred securities for the existing preferred securities and cash payments, as described herein, collectively, as “the exchange offer.”

The exchange offer for each series of existing preferred securities is contingent on holders of that series of existing preferred securities tendering for exchange at least 10% in liquidation preference of the existing preferred securities of that series, and other customary conditions. See “The Exchange Offer—Conditions to the Exchange Offer and Deemed Representations.”

In addition to the exchange offer, we and certain of our finance subsidiaries are offering other preferred securities guaranteed by Banco Santander, S.A. of up to €515 million, £1,100 million and $2,086 million in aggregate liquidation preference of preferred securities plus up to an estimated aggregate of €47 million, £199 million and $317 million in cash in exchange for other currently outstanding preferred securities guaranteed by Banco Santander, S.A. or one or more of its subsidiaries, and up to €1,020 million, £1,259 million and $1,125 million in aggregate principal amount of subordinated debt securities plus up to an estimated aggregate of €114 million, £159 million and $150 million in cash in exchange for currently outstanding subordinated debt guaranteed by Banco Santander, S.A. or one or more of its subsidiaries. We refer to the foregoing exchange offers as the “other exchange offers.”  See “The Other Exchange Offers.”

The exchange offer for each series of existing preferred securities is not contingent on the consummation of the exchange offer for any other series of existing preferred securities or any of the other exchange offers.

THE EXCHANGE OFFER FOR EACH SERIES OF EXISTING PREFERRED SECURITIES AND THE WITHDRAWAL RIGHTS FOR THAT SERIES WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                   , 2009, OR THE “EXCHANGE OFFER DEADLINE,” UNLESS EXTENDED FOR THAT SERIES. EXISTING PREFERRED SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXCHANGE OFFER DEADLINE FOR THOSE SECURITIES, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.  IN ADDITION, IF NOT PREVIOUSLY RETURNED, YOU MAY WITHDRAW EXISTING PREFERRED SECURITIES THAT YOU TENDER THAT ARE NOT ACCEPTED BY US FOR EXCHANGE AFTER THE EXPIRATION OF 40 BUSINESS DAYS FOLLOWING COMMENCEMENT OF THE EXCHANGE OFFER.

All of the existing preferred securities are held in book-entry form.  To exchange your existing preferred securities for exchange preferred securities, you must instruct your bank or broker to further instruct The Depository Trust Company (“DTC”) Participant through which your existing preferred securities are held to tender for exchange your existing preferred securities to DTC through the DTC Automated Tender Offer Program (“ATOP”) by the Exchange Offer Deadline.

You should read the section called “The Exchange Offer” for further information on how to exchange your existing preferred securities for exchange preferred securities.

We intend to apply to list the exchange preferred securities on the New York Stock Exchange.

Before deciding whether to exchange your existing preferred securities for exchange preferred securities, you are encouraged to read and carefully consider this prospectus (including the documents incorporated by reference herein) in its entirety.  See “Risk Factors” beginning on page 19 for a discussion of risk factors that should be considered by you prior to deciding whether to tender your existing preferred securities in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange offer or the securities to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Dealer Manager

MORGAN STANLEY

The date of this prospectus is           , 2009.

Exchange Ratios and Cash Payments
Existing Securities	CUSIP and ISIN	Liquidation Preference of New Securities to Be Issued in Exchange for Existing Securities	Cash Accrued Preferred Distributions or Dividends	Cash Exchange Incentive Amount
7,600,000 outstanding 6.410% non-cumulative existing Series 1 preferred securities, par value $25, fully and unconditionally guaranteed by Banco Santander S.A.	80281R300; US80281R3003
$78 in liquidation preference of fixed exchange preferred securities (liquidation preference $25 per security) per $100 in liquidation preference of existing Series 1 preferred securities tendered for exchange. Cash will be paid in lieu of any fractional exchange preferred securities.
			$0.27 per existing security, assuming an exchange offer settlement date of August 11, 2009.	$12 per $100 liquidation preference of existing Series 1 preferred securities tendered for exchange.
20,000,000 outstanding 6.800% non-cumulative existing Series 4 preferred securities, par value $25, fully and unconditionally guaranteed by Banco Santander S.A.	80281R706; US80281R7061
$77 in liquidation preference of fixed exchange preferred securities (liquidation preference $25 per security) per $100 in liquidation preference of existing Series 4 preferred securities tendered for exchange. Cash will be paid in lieu of any fractional exchange preferred securities.
			$0.38 per existing security, assuming an exchange offer settlement date of August 11, 2009.	$13 per $100 liquidation preference of existing Series 4 preferred securities tendered for exchange.
24,000,000 outstanding 6.500% non-cumulative existing Series 5 preferred securities, par value $25, fully and unconditionally guaranteed by Banco Santander S.A.	80281R805; US80281R8051
$72 in liquidation preference of fixed exchange preferred securities (liquidation preference $25 per security) per $100 in liquidation preference of existing Series 5 preferred securities tendered for exchange. Cash will be paid in lieu of any fractional exchange preferred securities.
			$0.05 per existing security, assuming an exchange offer settlement date of August 11, 2009.	$13 per $100 liquidation preference of existing Series 5 preferred securities tendered for exchange.
14,000,000 outstanding
Floating Rate (Three-Month U.S. dollar LIBOR plus 0.52%) non-cumulative existing Series 6 preferred securities, par value $25, fully and unconditionally guaranteed by Banco Santander S.A.
80281R888; US80281R8887
$46 in liquidation preference of fixed exchange preferred securities (liquidation preference $25 per security) per $100 in liquidation preference of existing Series 6 preferred securities tendered for exchange. Cash will be paid in lieu of any fractional exchange preferred securities.
			$0.19 per existing security, assuming an exchange offer settlement date of August 11, 2009.	$9 per $100 liquidation preference of existing Series 6 preferred securities tendered for exchange.

Existing Securities	CUSIP and ISIN	Liquidation Preference of New Securities to Be Issued in Exchange for Existing Securities	Cash Accrued Preferred Distributions or Dividends	Cash Exchange Incentive Amount
8,000,000 outstanding 7.300% existing Sovereign depositary shares (each Representing a 1/1,000th interest in a Share of Series C Non-Cumulative Perpetual Preferred Stock), liquidation preference $25.	845905405; US8459054057
$80 in liquidation preference of fixed exchange preferred securities (liquidation preference $25 per security) per $100 in liquidation preference of existing Sovereign depositary shares tendered for exchange. Cash will be paid in lieu of any fractional exchange preferred securities.
			$0.44 per existing security, assuming an exchange offer settlement date of August 11, 2009.	$10 per $100 liquidation preference of existing Sovereign depositary shares tendered for exchange.
1,000,000 outstanding 8.963% non-cumulative existing Abbey National trust preferred securities, liquidation preference $1,000, fully and unconditionally guaranteed by Abbey National plc.	002927AA9; US002927AA95
$800 in liquidation preference of fixed-to-floating exchange preferred securities (liquidation preference $1,000 per security) per $1,000 in liquidation preference of existing Abbey National Capital Trust I trust preferred securities tendered for exchange. Cash will be paid in lieu of any fractional exchange preferred securities.
			$10.21 per existing security, assuming an exchange offer settlement date of August 11, 2009.	$100 per $1,000 liquidation preference of existing Abbey National Capital Trust I trust preferred securities tendered for exchange.

IMPORTANT

If you are a beneficial owner of existing preferred securities that are held by or registered in the name of a bank, broker, custodian or other nominee, and you wish to participate in the exchange offer, you must promptly contact your bank, broker, custodian or other nominee to instruct it to tender your existing preferred securities, to agree to the terms of the exchange offer and to cause the timely transmission of an Agent’s message by DTC on your behalf to the Tax Certification and Exchange Agent.  You are urged to instruct your bank, broker, custodian or other nominee at least five business days prior to                   , 2009 (the “Exchange Offer Expiry Date”) in order to allow adequate processing time for your instruction.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC prior to 5:00 p.m. New York City time on the Exchange Offer Expiry Date (the “Exchange Offer Deadline”).  Tenders received by the Tax Certification and Exchange Agent after the Exchange Offer Deadline will be disregarded and of no effect.

We are incorporating by reference into this document important business and financial information that is not included in or delivered with this document.  This information is available without charge to security holders upon written or oral request.  Requests should be directed to:

Banco Santander, S.A.
New York Branch
45 East 53rd Street
New York, NY 10022
(212) 350-3500

In order to ensure timely delivery of such documents, security holders must request this information no later than five business days before the date they must make their investment decision.  Accordingly, any request for documents should be made by July     , 2009 to ensure timely delivery of the documents prior to the Exchange Offer Deadline.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering the exchange preferred securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of the applicable document.

See “Risk Factors,” beginning on page 19 for a description of certain factors relating to a decision to tender your existing preferred securities in the exchange offer, including information about our business. Neither we nor our representatives are making any representation to you regarding the legality of participation in the exchange offer by you under applicable legal investment or similar laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of a decision whether to tender your existing preferred securities in the exchange offer.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Banco Santander,” the “Company,” the “Guarantor,” “we,” “our,” “ours,” “us” or similar terms refer to Banco Santander, S.A., and all references to “Santander Finance Preferred” or the “Issuer” refer to Santander Finance Preferred, S.A. Unipersonal, a wholly-owned subsidiary of Banco Santander, S.A., and the issuer of the exchange preferred securities and existing Spanish preferred securities.  All references to “Newco” and “UK Newco” are to Santander Financial Exchanges Limited, a wholly-owned subsidiary of Banco Santander, S.A.  All references to “Abbey” or “Abbey National” are to Abbey National plc, a wholly-owned subsidiary of Banco Santander, S.A.  All references to “Sovereign” and “Sovereign Bancorp” are to Sovereign Bancorp, Inc., a wholly-owned subsidiary of Banco Santander, S.A. All references to “offeror” are to either of Banco Santander, S.A. or to Santander Financial Exchanges Limited and all references to “offerors” are to Banco Santander, S.A. and Santander Financial Exchanges Limited, collectively.

All references in this prospectus to a “cash payment” or “cash payments” payable on the closing date of the exchange offer with respect to a series of existing preferred securities include (i) all accrued and unpaid distributions on such series of existing preferred securities through but not including the settlement date of the exchange offer, (ii) the cash exchange incentive payment in respect of such series of existing preferred securities and (iii) cash amounts in lieu of any fractional exchange preferred securities that a tendering holder of existing preferred securities would have otherwise been entitled to receive.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the exchange of existing preferred securities for exchange preferred securities include all cash payments made in connection with the exchange of those existing preferred securities for those exchange preferred securities.  The amount in cash (rounded to the nearest $0.01) to be paid by the offerors to a holder for any fractional portion of exchange preferred securities such holder would otherwise be entitled to receive as a result of the application of the applicable exchange ratio payable on the closing date of the exchange offer with respect to a series of existing preferred securities may be referred to as the “cash rounding amount.”

The exchange preferred securities will be available initially only in book-entry form. We expect that the exchange preferred securities will be issued in the form of one or more registered global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede & Co., its nominee. Securities entitlements in respect of the global securities will be shown on, and transfers of securities entitlements in respect of the global securities will be effected through, records maintained by DTC and its direct or indirect participants. See “Description of the Exchange Preferred Securities—Form of Exchange Preferred Securities; Book-Entry System” for a further discussion of these matters.

We intend to apply to list the exchange preferred securities on the New York Stock Exchange. We will comply with any undertakings given by us from time to time to the New York Stock Exchange in connection with the exchange preferred securities, and we will furnish to the New York Stock Exchange all such information as the rules of the New York Stock Exchange may require in connection with the listing of the exchange preferred securities.

THIS DOCUMENT IS SUBJECT TO DISTRIBUTION RESTRICTIONS IN, AMONG OTHER COUNTRIES, THE UNITED KINGDOM, FRANCE, ITALY AND BELGIUM.  PLEASE SEE “THE EXCHANGE OFFER—CERTAIN MATTERS RELATING TO NON-U.S. JURISDICTIONS” FOR MORE INFORMATION.

THIS DOCUMENT IS NOT FOR DISTRIBUTION TO ANY PERSON LOCATED OR RESIDENT IN THE REPUBLIC OF ITALY.

SPANISH WITHHOLDING TAX REQUIREMENTS

Under Spanish law, distributions in respect of the exchange preferred securities as well as imputed income deriving from the exchange of the existing Spanish preferred securities will be subject to withholding tax in Spain, currently at the rate of 18%, in the case of individual holders (as defined herein) who are resident for tax purposes in Spain. Each of the Issuer and the Guarantor is required pursuant to Spanish law to submit to the Spanish tax authorities certain details relating to beneficial owners who receive distributions on the exchange preferred securities or obtain imputed income deriving from the exchanges of the existing Spanish preferred securities for the exchange preferred securities. Beneficial owners in respect of whom such information is not provided to the Issuer or the Guarantor in accordance with procedures described herein will receive distributions in respect of the exchange preferred securities net of Spanish withholding tax, currently at the rate of 18%. Neither the Issuer nor the Guarantor will pay any additional amounts in respect of any such withholding tax in any of the above cases.  Existing Spanish preferred securities in respect of which beneficial owners have not provided such information to the Issuer or the Guarantor in accordance with procedures described herein will not be accepted for exchange, and such beneficial owners will continue to hold their existing Spanish preferred securities subject to the terms and conditions of such existing Spanish preferred securities.

The Issuer and the Guarantor have arranged certain procedures with Acupay System LLC (“Acupay”) and DTC that will facilitate the collection of the required beneficial owner information. The procedures arranged by Acupay and DTC are intended to facilitate the collection of information regarding the identity and residence of beneficial owners who (i) are exempt from Spanish withholding tax requirements and therefore entitled to receive payments in respect of the exchange preferred securities free and clear of Spanish withholding taxes and (ii) are (a) direct participants in DTC, (b) hold their interests through securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant in DTC (each such entity an “indirect DTC participant”) or (c) hold their interests through direct DTC participants. These procedures are set forth in Annexes A and B to this prospectus.

Such procedures may be amended to comply with Spanish laws and regulations or any judicial or administrative interpretation thereof. The description of these procedures contained in this prospectus is a summary only. Beneficial owners must seek their own tax advice to ensure that they comply with all procedures with respect to providing beneficial owner information. None of the Issuer, the Guarantor, Acupay or DTC assume any responsibility therefor.

DTC is under no obligation to continue to perform the tax certification procedures and such procedures may be modified or discontinued at any time. In addition, DTC may discontinue providing its services as securities depositary with respect to the exchange preferred securities at any time by giving reasonable notice to us.

If DTC or the direct or indirect participants in DTC are unable to facilitate the collection of such information, the Issuer may attempt to remove the exchange preferred securities from the DTC clearing system and this may affect the liquidity of the exchange preferred securities. Provision has been made for the exchange preferred securities to be represented by certificated exchange preferred securities in the event that the exchange preferred securities cease to be held through DTC. See “Description of the Exchange Preferred Securities—Form of Exchange Preferred Securities; Book-Entry System.”

The Issuer and the Guarantor, as applicable, may, in the future, withhold amounts from payments for the benefit of beneficial owners who are subject to Corporate Income Tax in Spain if the Spanish tax authorities determine that the preferred securities do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated July 27, 2004 or otherwise require such withholding to be made. If this were to occur, neither the Issuer nor the Guarantor will pay additional amounts in respect of such withholding. See “Taxation—Spanish Tax Considerations—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades).”

i

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that as a foreign private issuer, we are not subject to the proxy rules or the short-swing profit disclosure rules of the Exchange Act. In accordance with these informational and reporting requirements, we file or furnish reports and other information with the Securities and Exchange Commission (the “SEC”). We file annual reports on Form 20-F, which include annual audited consolidated financial statements prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS-IASB”), and furnish reports on Form 6-K containing our quarterly unaudited consolidated financial statements prepared in accordance with the IFRS-IASB and certain other information. These materials may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices at 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604, and 3 World Financial Center, Suite 400, New York, New York 10281. Copies of the materials may be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the United States at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov, from which you can electronically access materials we have filed. Copies of material we file with the SEC can also be inspected at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

We incorporate by reference in this prospectus certain information that we have filed with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information to the extent specified in later filings. We incorporate by reference the documents listed below, and any future filings on Form 20-F by Banco Santander made with the SEC under the Exchange Act after the date of this prospectus and prior to the expiration or earlier termination of the exchange offer and any future filings on Form 6-K by Banco Santander during that period that are identified in such forms as being incorporated by reference into this prospectus:

•
Annual Report of Banco Santander on Form 20-F for the year ended December 31, 2008, as filed with the SEC on June 30, 2009 (the “2008 Form 20-F”), including our audited consolidated financial statements and the notes thereto;

•
Items 3 and 4 of Periodic Report on Form 6-K of Banco Santander, including a summary of our unaudited condensed consolidated financial information as of March 31, 2009 and for the three month periods ended March 31, 2009 and 2008, as furnished to the SEC on May 1, 2009 (the “March 31, 2009 Form 6-K”);

•	Sections “Description of the New Preferred Securities” and “Description of the Guarantee” in the Issuer’s Form F-4 (File No. 333-119132) as filed with the SEC on September, 20, 2004;

•
Sections “Description of the Exchange Series 4 Preferred Securities” and “Description of the Guarantee” in Amendment No. 2 to the Issuer’s Form F-4 (File No. 333-144421) as filed with the SEC on October 9, 2007;

•
Sections “Description of the Exchange Series 5 Preferred Securities” and “Description of the Guarantee” in Amendment No. 1 to the Issuer’s Form F-4 (File No. 333-146881) as filed with the SEC on December 13, 2007; and

•
Sections “Description of the Exchange Series 6 Preferred Securities” and “Description of the Guarantee” in Amendment No. 2 to the Issuer’s Form F-4 (File No. 333-155413) as filed with the SEC on October 22, 2007.

We also incorporate by reference in this prospectus the documents listed below filed by Abbey and any future filings on Form 20-F by Abbey made with the SEC under the Exchange Act after the date of this prospectus and prior to expiration or earlier termination of the exchange offer and any future filings on Form 6-K by Abbey during such period that are identified in such forms as being incorporated by reference into this prospectus:

•
Annual Report of Abbey on Form 20-F for the year ended December 31, 2008, as filed with the SEC on March 19, 2009 (“Abbey’s 2008 Form 20-F”), including its audited consolidated financial statements and the notes thereto;

•
Periodic Report on Form 6-K of Abbey, including a summary of its unaudited business and financial trends for the three-month period ended March 31, 2009, as furnished to the SEC on April 29, 2009 (“Abbey’s March 31, 2009 Form 6-K”);

•
Periodic Report on Form 6-K of Abbey, including Alliance & Leicester plc’s audited consolidated financial statements as of and for the year ended December 31, 2008 as furnished to the SEC on July 8, 2009;

•	Periodic Report on Form 6-K of Abbey, including Abbey’s pro forma financial statements prepared in accordance with Regulation S-X Rule 11-02, as furnished to the SEC on July 8, 2009; and

•
Sections “Description of the Trust Preferred Securities,” “Description of the Partnership Preferred Securities,” “Description of the Subordinated Guarantees” and “Description of the New Dollar Preference Shares” in the prospectus supplement dated February 2, 2000, as filed with the SEC on February 4, 2000 (“Abbey’s February 2, 2000 Prospectus Supplement”), and sections “Description of the Partnership Preferred Securities,” “Description of the Partnership Preferred Securities,” “Description of the Subordinated Guarantees” and “Description of Dollar Preference Shares” in the accompanying prospectus dated January 24, 2000 (“Abbey’s January 24, 2000 Base Prospectus”), contained in Abbey’s registration statement on Form F-3 (File No. 333-11320) dated January 24, 2000, as filed with the SEC on January 24, 2000 (“Abbey’s January 24, 2000 Form F-3”).

We also incorporate by reference in this prospectus the following documents filed by Sovereign and any filings that Sovereign may make with the SEC under Section 13 or 15(d) of the Exchange Act after the date of this prospectus and prior to the expiration or earlier termination of the exchange offer:

•
Annual Report of Sovereign on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 17, 2009 (“Sovereign’s 2008 Form 10-K”), including its audited consolidated financial statements and the notes thereto;

•
Periodic Report on Form 10-Q of Sovereign, including its unaudited condensed consolidated financial statements as of March 31, 2009 and for the three month periods ended March 31, 2009 and 2008, and the notes thereto, as filed with the SEC on May 11, 2009 (“Sovereign’s March 31, 2009 Form 10-Q”);

•	Sovereign’s Definitive Merger Proxy Statement on Schedule 14A as filed with the SEC on December 22, 2008; and

•
Sections “Description of Series C Preferred Stock” and “Description of Depositary Shares” in the prospectus supplement dated April 26, 2006, as filed with the SEC on April 28, 2006 (“Sovereign’s April 26, 2006 Prospectus Supplement”) and sections “Description of Preferred Stock” and “Description of Depositary, in the accompanying prospectus dated April 25, 2006 (“Sovereign’s April 25, 2006 Base Prospectus”), contained in Sovereign’s registration statement on Form S-3 (File No. 333-133514) dated April 25, 2006, as filed with the SEC on April 25, 2006 (“Sovereign’s April 25, 2006 Form S-3”).

With the exception of the reports specifically incorporated by reference in this prospectus as set forth above, material contained on or accessible through our website is not incorporated into this prospectus. You may also request a copy of our filings at no cost, by writing or calling us at the following address:

Banco Santander, S.A.
New York Branch
45 East 53rd Street
New York, New York 10022
(212) 350-3500

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Issuer and the Guarantor are limited liability companies (sociedades anónimas) organized under the laws of the Kingdom of Spain. Newco is a limited liability company organized under the laws of England and Whales. All of the Issuer’s and Newco's directors and substantially all of the executive officers and directors of the Guarantor, and certain of the experts named in this prospectus, are not residents of the United States and all or a substantial portion of the assets of the Guarantor, Issuer, Newco and their respective directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act of 1933, as amended (the “Securities Act”) or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. The Issuer, Newco and the Guarantor are advised by our Spanish and English legal counsel that there is doubt as to the enforceability in Spain and UK in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely upon the securities laws of the United States.

The Issuer, Newco and the Guarantor have expressly submitted to the non-exclusive jurisdiction of New York State and United States federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of the Guarantee and has appointed Banco Santander, S.A., New York Branch, located at 45 East 53rd Street, New York, New York 10022, as its agent in New York City to accept service of process in any such action.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, information regarding:

•	exposure to various types of market risks;

•	management strategy;

•	capital expenditures;

•	earnings and other targets; and

•	asset portfolios.

Forward-looking statements may be identified by words such as “expect,” “project,” “believe,” “anticipate,” “should,” “intend,” “probability,” “risk,” “VaR,” “DCaR,” “ACaR,” “RORAC,” “target,” “goal,” “objective,” “estimate,” “future” and similar expressions. The Issuer and the Guarantor include forward-looking statements in this prospectus. Forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements.

You should understand that adverse changes in, but not limited to, the following important factors, in addition to those discussed in the “Risk Factors” section of this prospectus, the risk factors and certain other information detailed in the Guarantor’s 2008 Form 20-F and in the March 31, 2009 Form 6-K, could affect the Guarantor’s future results and could cause those results or other outcomes to differ materially from those anticipated in any forward-looking statement:

Economic and Industry Conditions

•	exposure to various types of market risks, principally including interest rate risk, foreign exchange rate risk and equity price risk;

•
general economic or industry conditions in Spain, the United Kingdom, other European countries, Latin America, the United States and the other areas in which the Guarantor has significant business activities or investments;

•	continued deterioration in the global economy, and continued volatility in the capital markets;

v

•	the effects of a decline in real estate prices, particularly in Spain, the United Kingdom and the United States;

•	monetary and interest rate policies of the European Central Bank and various central banks;

•	inflation or deflation;

•	the effects of non-linear market behavior that cannot be captured by linear statistical models, such as the VaR/DCaR/ACaR model the Guarantor uses;

•	changes in competition and pricing environments;

•	the inability to hedge some risks economically;

•	the adequacy of loss reserves;

•	acquisitions or restructurings of businesses that may not perform in accordance with the Guarantor’s expectations;

•	changes in demographics, consumer spending or saving habits; and

•	changes in competition and pricing environments as a result of the progressive adoption of the internet for conducting financial services and/or other factors.

Political and Governmental Factors

•	political stability in Spain, the United Kingdom, other European countries, Latin America and the United States;

•	changes in Spanish, United Kingdom, European Union, United States or other laws, regulations or taxes; and

•	increased regulation in light of the global financial crisis.

Transaction and Commercial Factors

•
the Guarantor’s ability to integrate successfully its acquisitions and the challenges inherent in diverting management’s focus and resources from other strategic opportunities and from operational matters while the Guarantor integrates these acquisitions; and

•	the outcome of the Guarantor’s negotiations with business partners and governments.

Operating Factors

•	technical difficulties and the development and use of new technologies by the Guarantor and its competitors;

•	the impact of changes in the composition of the Guarantor’s balance sheet on future net interest income; and

•	potential losses associated with an increase in the level of substandard loans or non-performance by counterparties to other types of financial instruments.

The forward-looking statements contained in this prospectus speak only as of the date of this prospectus. Neither the Issuer nor the Guarantor undertake to update any forward-looking statement to reflect events or circumstances after such dates or to reflect the occurrence of unanticipated events.

Neither the Issuer nor the Guarantor undertake any obligation to release publicly the results of any future revisions the Issuer or the Guarantor may make to forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PRESENTATION OF FINANCIAL INFORMATION

We publish our consolidated financial statements in Euros and to the extent that any amounts reflected in such financial statements are stated in United States dollars or any other currency, such amounts have been translated from Euros at an assumed rate and solely for convenience and should not be construed as representations that such United States dollars or other currency actually represent such dollar or other currency amounts or could be converted into such dollars or other currency at the rate indicated.

i

PROSPECTUS SUMMARY

This summary highlights material information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding whether to tender your existing preferred securities in the exchange offer. You should carefully consider the information contained in and incorporated by reference in this prospectus before making a decision whether to tender your existing preferred securities in the exchange offer, including the sections entitled “Risk Factors” “The Exchange Offer,” “Description of the Exchange Preferred Securities” and “Description of the Guarantee of the Exchange Preferred Securities,” and in Banco Santander’s 2008 Form 20-F (including our audited consolidated financial statements and the notes thereto), as well as Banco Santander’s March 31, 2009 Form 6-K.

For information regarding the Guarantor, please refer to Item 4 of the 2008 Form 20-F, which is incorporated by reference in this prospectus.

For information regarding Abbey, please refer to “Business and Financial Review—Business overview” of Abbey’s 2008 Form 20-F, which is incorporated by reference in this prospectus.

For information regarding Sovereign, please refer to Item 1 of Sovereign’s 2008 Form 10-K, which is incorporated by reference in this prospectus.

The Guarantor’s principal executive offices are located at Banco Santander, S.A., Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-259-6520.

The Issuer’s principal executive office is located in the Guarantor’s principal executive offices at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-257-2057.

The Exchange Offer

The following summary contains selected information about the exchange offer. It is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the exchange offer, see “The Exchange Offer.”

The Offerors	Banco Santander, S.A. and Santander Financial Exchange Limited

Securities Offered
The offerors are offering up to 51,440,000 10.5% Non-Cumulative Guaranteed Series          Preferred Securities, par value $25 per security, of Santander Finance Preferred, S.A. Unipersonal, which have been registered under the Securities Act.  See “Description of the Exchanges Preferred Securities.”

The offerors are also offering up to 800,000 Fixed-to-Floating Non-Cumulative Guaranteed Series          Preferred Securities, par value $1,000 per security, of Santander Finance Preferred, S.A. Unipersonal, which have been registered under the Securities Act.  See “Description of the Exchange Preferred Securities.”

The Exchange Offer
The offerors are offering to deliver the exchange preferred securities plus a cash payment (including accumulated but unpaid distributions, plus a cash exchange incentive payment up to an aggregate total amount of $317.3 million, plus cash amounts in lieu of any fractional exchange preferred securities) in exchange for any and all of your existing preferred securities in the ratios and in amounts set forth below under “Exchange Ratios and Cash Payments.”

If you hold your existing preferred securities through a bank, broker, custodian or other nominee, in order to validly tender your existing preferred securities in the exchange offer, you must follow the instructions provided by your bank, broker, custodian or other nominee with regard to the procedures for tendering your existing preferred securities, in order to enable your bank, broker, custodian or other nominee to comply with the procedures described below.  Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five business days prior to the Exchange Offer Expiry Date in order to allow adequate processing time for their instruction.

In order for a bank, broker, custodian or other nominee to validly tender your existing preferred securities in the exchange offer, such bank, broker, custodian or other nominee must cause the timely transmission of an Agent’s message by DTC on your behalf to the Tax Certification and Exchange Agent.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC prior to the Exchange Offer Deadline.  Tenders received by the Tax Certification and Exchange Agent after the Exchange

Offer Deadline will be disregarded and of no effect.

Should you have any questions as to the procedures for tendering your existing preferred securities, please call your bank, broker, custodian or other nominee; or call Sabrina Cruz of the Tax Certification and Exchange Agent, Acupay System LLC at +1 (212) 422-1222 or via email at Info@Acupay.com.

For a further discussion of the procedures for tendering, see “The Exchange Offer.”

Tenders, Exchange Offer Expiry Date, Withdrawal
The Exchange Offer Expiry Date is                , 2009.  The exchange offer for each series of existing preferred securities will expire at 5:00 p.m. New York City time on the Exchange Offer Expiry Date (the “Exchange Offer Deadline”), unless it is extended for that series. If you decide to tender your existing preferred securities in the exchange offer, you may withdraw them at any time prior to 5:00 p.m. New York City time on                 , 2009. If the Issuer decides for any reason not to accept any existing preferred securities for exchange, your existing preferred securities will be returned to you without interest promptly after the exchange offer expires.

In addition, if not previously returned, you may withdraw existing preferred securities that you tender that are not accepted by us for exchange after the expiration of 40 business days following the commencement of the exchange offer.

Conditions of the Exchange Offer
The exchange offer for each series of existing preferred securities is contingent on holders of that series of existing preferred securities tendering at least 10% in liquidation preference of the existing preferred securities of that series for exchange, and other customary conditions. See “The Exchange Offer—Conditions to the Exchange Offer and Deemed Representations.”

The exchange offer for each series of existing preferred securities is not contingent on the consummation of the exchange offer for any other series of existing preferred securities or any of the other exchange offers.

Brokerage Commissions
No brokerage commissions are payable by the holders of the existing preferred securities to the Dealer Manager, the Tax Certification and Exchange Agent, the Issuer or the Guarantor in connection with the exchange offer.

U.S. Federal Income Tax Considerations
A U.S. Holder (as defined below under “U.S. Federal Income Tax Considerations”) will recognize gain or loss on the U.S. Holder’s exchange of existing Sovereign depositary shares  or existing Abbey National Capital Trust I trust preferred securities for the exchange preferred securities and cash.  If, as the Issuer believes, the exchange preferred securities are not “nonqualified preferred stock” for U.S. federal income tax purposes, a U.S. Holder who exchanges existing Spanish preferred securities for exchange preferred securities and cash will  generally recognize gain (but not loss, if any) in an amount not to exceed the amount of cash received in the exchange (excluding cash received in lieu of a fractional preferred security).  For a more detailed discussion, see the discussion below under “U.S. Federal Income Tax Considerations.”

Spanish Tax Consequences
The exchange of existing Spanish preferred securities for exchange preferred securities plus the cash payment may give rise to imputed income under Spanish tax law.  If the tax certification and exchange agent (the “Tax Certification and Exchange Agent”) does not receive on your behalf the beneficial owner identity and residence information required by Spanish tax law and set forth in Annex B (the “Beneficial Owner Exchange Information”), you will not be considered eligible to participate in the exchange offer, and you will continue to hold your existing Spanish preferred securities subject to the terms and conditions of such existing preferred securities. See “The Exchange Offer—Exchange Withholding Tax,” “Taxation—Spanish Tax Considerations” and Article II of Annex A.

Financing of the Exchange Offer	The exchange offer is not subject to a financing condition.

Use of Proceeds	Neither the Issuer nor the Guarantor will receive any proceeds from the issuance of the exchange preferred securities in the exchange offer.

Dealer Manager	The Dealer Manager for the exchange offer is Morgan Stanley & Co. Incorporated (“Morgan Stanley”) (see the back cover of this prospectus for contact details).

Tax Certification and Exchange Agent	Acupay is the Tax Certification and Exchange Agent for the exchange offer.

Further Information
If you have questions about the terms of the exchange offer, please contact your bank, broker or professional investment advisor, or you may contact the Dealer Manager.  If you have questions regarding the procedures for tendering your existing preferred securities, please contact Sabrina Cruz of the Tax Certification and Exchange Agent.  The Tax Certification and Exchange Agent’s and Dealer Manager’s contact details are set forth on the back cover page of this document.

As required by the Securities Act, we have filed a registration statement (No.              ) relating to the exchange offer with the SEC.  This document is a part of that registration statement, which includes additional information.

See also “Where You Can Find More Information.”

Exchange Ratios and Cash Payments
Existing Securities	CUSIP and ISIN	Liquidation Preference of New Securities to Be Issued in Exchange for Existing Securities	Cash Accrued Preferred Distributions or Dividends	Cash Exchange Incentive Amount
7,600,000 outstanding 6.410% non-cumulative existing Series 1 preferred securities, par value $25, fully and unconditionally guaranteed by Banco Santander S.A.	80281R300; US80281R3003
$78 in liquidation preference of fixed exchange preferred securities (liquidation preference $25 per security) per $100 in liquidation preference of existing Series 1 preferred securities tendered for exchange. Cash will be paid in lieu of any fractional exchange preferred securities.
			$0.27 per existing security, assuming an exchange offer settlement date of August 11, 2009.	$12 per $100 liquidation preference of existing Series 1 preferred securities tendered for exchange.
20,000,000 outstanding 6.800% non-cumulative existing Series 4 preferred securities, par value $25, fully and unconditionally guaranteed by Banco Santander S.A.	80281R706; US80281R7061
$77 in liquidation preference of fixed exchange preferred securities (liquidation preference $25 per security) per $100 in liquidation preference of existing Series 4 preferred securities tendered for exchange. Cash will be paid in lieu of any fractional exchange preferred securities.
			$0.38 per existing security, assuming an exchange offer settlement date of August 11, 2009.	$13 per $100 liquidation preference of existing Series 4 preferred securities tendered for exchange.
24,000,000 outstanding 6.500% non-cumulative existing Series 5 preferred securities, par value $25, fully and unconditionally guaranteed by Banco Santander S.A.	80281R805; US80281R8051
$72 in liquidation preference of fixed exchange preferred securities (liquidation preference $25 per security) per $100 in liquidation preference of existing Series 5 preferred securities tendered for exchange. Cash will be paid in lieu of any fractional exchange preferred securities.
			$0.05 per existing security, assuming an exchange offer settlement date of August 11, 2009.	$13 per $100 liquidation preference of existing Series 5 preferred securities tendered for exchange.
14,000,000 outstanding
Floating Rate (Three-Month U.S. dollar LIBOR plus 0.52%) non-cumulative existing Series 6 preferred securities, par value $25, fully and unconditionally guaranteed by Banco Santander S.A.
80281R888; US80281R8887
$46 in liquidation preference of fixed exchange preferred securities (liquidation preference $25 per security) per $100 in liquidation preference of existing Series 6 preferred securities tendered for exchange. Cash will be paid in lieu of any fractional exchange preferred securities.
			$0.19 per existing security, assuming an exchange offer settlement date of August 11, 2009.	$9 per $100 liquidation preference of existing Series 6 preferred securities tendered for exchange.

Existing Securities	CUSIP and ISIN	Liquidation Preference of New Securities to Be Issued in Exchange for Existing Securities	Cash Accrued Preferred Distributions or Dividends	Cash Exchange Incentive Amount
8,000,000 outstanding 7.300% existing Sovereign depositary shares (each Representing a 1/1,000th interest in a Share of Series C Non-Cumulative Perpetual Preferred Stock), liquidation preference $25.	845905405; US8459054057
$80 in liquidation preference of fixed exchange preferred securities (liquidation preference $25 per security) per $100 in liquidation preference of existing Sovereign depositary shares tendered for exchange. Cash will be paid in lieu of any fractional exchange preferred securities.
			$0.44 per existing security, assuming an exchange offer settlement date of August 11, 2009.	$10 per $100 liquidation preference of existing Sovereign depositary shares tendered for exchange.
1,000,000 outstanding 8.963% non-cumulative existing Abbey National trust preferred securities, liquidation preference $1,000, fully and unconditionally guaranteed by Abbey National plc.	002927AA9; US002927AA95
$800 in liquidation preference of fixed-to-floating exchange preferred securities (liquidation preference $1,000 per security) per $1,000 in liquidation preference of existing Abbey National Capital Trust I trust preferred securities tendered for exchange. Cash will be paid in lieu of any fractional exchange preferred securities.
			$10.21 per existing security, assuming an exchange offer settlement date of August 11, 2009.	$100 per $1,000 liquidation preference of existing Abbey National Capital Trust I trust preferred securities tendered for exchange.

Summary Consolidated Financial Data

Please refer to Items 3.A and Item 8 of our 2008 Form 20-F and to Item 3 of our March 31, 2009 Form 6-K. For Abbey’s selected consolidated financial information, please refer to the section entitled “Selected Financial Data” in Abbey’s 2008 Form 20-F. For Sovereign’s selected consolidated financial information, please refer to Item 6 of Sovereign’s 2008 Form 10-K and Item 1 of Sovereign’s March 31, 2009 Form 10-Q.

You should read the following financial information together with the information included elsewhere in the prospectus, including under “Risk Factors,” and our audited consolidated financial statements and unaudited consolidated interim financial statements and the related notes thereto incorporated by reference in this prospectus.

Banco Santander

The summary consolidated financial information presented below has been extracted or derived from our consolidated financial statements as of and for the periods ended December 31, 2004, 2005, 2006, 2007 and 2008 and should be read together with such financial statements and our 2008 Form 20-F.

Except where noted otherwise, the financial information contained or incorporated by reference in this prospectus has been prepared according to the International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS-IASB”).

Our financial statements for the year ended December 31, 2004 were originally prepared under prior Spanish generally accepted accounting principles, and in a subsequent Form 20-F were recast using IRFS as adopted in the European Union (“EU-IFRS”) as required to be applied under the Bank of Spain’s Circular 4/2004.  In our 2007 Form 20-F, we presented financial statements and selected financial data using  EU-IFRS as required to be applied under the Bank of Spain’s Circular 4/2004.  This information was not consistent with IFRS-IASB) and, for periods prior to 2005 and earlier, the differences were material.  We have concluded that the differences are not material for the periods subsequent to 2005 and therefore, have asserted that the financial statements for the years 2006 to 2008 comply with IFRS-IASB.  To present all periods on a basis consistent with IFRS-IASB for comparability purposes, we have restated the information presented for 2004 and 2005 (see our 2008 Form 20-F for details of the significant differences between EU-IFRS required to be applied under Bank of Spain’s Circular 4/2004 and IFRS-IASB, and reconciliation to amounts previously reported).  As the periods subsequent to 2005 have not been restated, the ending shareholders’ equity balance as of December 31, 2005 does not equal the opening shareholders’ equity balances as of January 1, 2006.  The difference is €555,588 thousand, which we concluded was not material.

In November 2004, we acquired 100% of the capital of Abbey.  Under IFRS-IASB, our acquisition of Abbey was reflected on our financial statements as if the acquisition had occurred on December 31, 2004.  Accordingly, Abbey’s assets and liabilities were consolidated into our balance sheet as of December 31, 2004, but Abbey’s results of operations had no impact on our income statement for the year ended December 31, 2004.  Therefore, the income statement for the year ended December 31, 2005 is the first to reflect the acquisition of Abbey.

Results for past periods are not necessarily indicative of results that may be expected for any future period.

	For the Year Ended December 31,
	2008	2007	2006	2005(*)	2004(*)
	(in thousands of euros, except percentages and per share data)
Consolidated Income Statement Data:
Interest and similar income	56,207,656	46,312,706	37,239,602	33,827,323	17,915,307
Interest expense and similar charges	(38,035,863)	(31,359,417)	(25,118,665)	(23,477,278)	(10,741,775)
Interest income / (charges)	18,171,793	14,953,289	12,120,937	10,350,045	7,173,532
Income from equity instruments	552,809	422,618	412,714	335,576	388,876
Income from companies accounting for by the equity method	797,300	441,457	426,921	619,157	448,220
Fee and commission income	9,942,097	9,479,986	8,288,580	7,153,947	5,417,676
Fee and commission expense	(1,491,491)	(1,439,811)	(1,264,385)	(1,092,751)	(866,923)
Gains/losses on financial assets and liabilities (net)	2,963,672	2,331,696	2,062,471	1,457,847	728,878
Exchange differences (net)	579,827	650,734	96,635	76,513	361,465

	For the Year Ended December 31,
	2008	2007	2006	2005(*)	2004(*)
	(in thousands of euros, except percentages and per share data)
Other operating income	9,440,461	6,741,246	6,076,845	3,355,378	2,968,389
Other operating expenses	(9,232,417)	(6,503,829)	(5,839,785)	(3,058,935)	(2,891,193)
Total income	31,724,051	27,077,386	22,380,933	19,196,777	13,728,920
Administrative expenses	(11,979,348)	(11,018,329)	(9,969,171)	(9,364,408)	(6,683,623)
Personnel expenses	(6,963,855)	(6,551,201)	(5,967,873)	(5,611,308)	(4,232,981)
Other general expenses	(5,015,493)	(4,467,128)	(4,001,298)	(3,753,100)	(2,450,642)
Depreciation and amortization	(1,269,527)	(1,267,880)	(1,146,547)	(1,013,943)	(830,621)
Provisions (net)	(1,699,114)	(1,023,563)	(1,079,337)	(1,807,381)	(1,103,287)
Impairment losses on financial assets (net)	(6,345,433)	(3,502,604)	(2,480,993)	(1,938,956)	(1,106,605)
Impairment losses on other assets (net)	(1,049,704)	(1,548,610)	(20,781)	(154,475)	(81,402)
Gains/(loss) on disposal of assets not classified as non-current assets held for sale	118,046	1,815,867	352,120	1,379,554	200,649
Gains/(loss) on non-current assets held for sale not classified as discontinued operations	1,730,781	642,974	959,162	1,061,696	740,735
Operating profit/(loss) before tax	11,229,752	11,175,241	8,995,386	7,358,864	4,864,766
Income tax	(1,884,223)	(2,335,686)	(2,254,598)	(1,136,118)	(670,087)
Profit from continuing operations	9,345,529	8,839,555	6,740,788	6,222,746	4,194,679
Profit from discontinued operations (net)	(13,115)	796,595	1,504,965	330,703	132,432
Consolidated profit for the year	9,332,414	9,636,150	8,245,753	6,553,449	4,327,111
Profit attributable to the parent	8,876,414	9,060,258	7,595,947	6,023,783	3,936,747
Profit attributable to minority interests	456,000	575,892	649,806	529,666	390,364

Per Share Information
Average number of shares (thousands) (1)	7,271,470	6,801,899	6,701,728	6,693,400	5,309,682
Basic earnings per share (in euros)	1.2207	1.3320	1.1334	0.9000	0.7414
Basic earnings per share continuing operations (in euros)	1.2229	1.2279	0.9442	0.8656	0.7282
Diluted earnings per share (in euros)	1.2133	1.3191	1.1277	0.8968	0.7402
Diluted earnings per share continuing operations (in euros)	1.2155	1.2160	0.9394	0.8626	0.7270
Dividends paid (in euros) (2)	0.63	0.61	0.49	0.39	0.31
Dividends paid (in US$)	0.88	0.89	0.64	0.46	0.42
_________________
(*) Restated using IFRS-IASB

	As of December 31,
	2008	2007	2006	2005(*)	2004(*)
	(in thousands of euros, except percentages and per share data)
Consolidated Balance Sheet Data
Total assets	1,049,631,550	912,914,971	833,872,715	809,961,664	665,643,083
Loans and advances to credit institutions (net) (3)	78,792,277	57,642,604	69,757,056	66,127,043	60,895,933
Loans and advances to customers (net) (3)	626,888,435	571,098,513	527,035,514	439,964,442	376,894,127
Investment Securities (net) (4)	124,673,342	132,035,268	136,760,433	203,938,360	138,753,764
Investments: Associates	1,323,453	15,689,127	5,006,109	3,031,482	3,747,564

Contingent liabilities (net)	65,323,194	76,216,585	58,769,309	48,453,575	31,813,882

Liabilities
Deposits from central banks and credit institutions (5)	129,877,370	112,897,308	113,038,061	148,624,811	83,750,339
Customer deposits (5)	420,229,450	355,406,519	330,947,770	305,631,794	285,710,616
Debt securities (5)	236,403,290	233,286,688	203,742,817	148,829,300	113,838,603

Capitalization
Guaranteed Subordinated debt excluding preferred securities and preferred shares (6)	15,747,915	16,742,134	11,186,480	8,973,699	9,369,939
Secured Subordinated debt	—	—	—	—	508,039
Other Subordinated debt	14,452,488	11,666,663	12,399,771	13,016,989	12,300,178
Preferred securities (6)	7,621,575	7,261,382	6,836,570	6,772,768	5,292,016

	As of December 31,
	2008	2007	2006	2005(*)	2004(*)
	(in thousands of euros, except percentages and per share data)
Preferred shares (6)	1,051,272	522,558	668,328	1,308,847	2,124,222
Minority interest (including net income of the period)	2,414,606	2,358,269	2,220,743	2,848,223	2,085,316
Stockholders’ equity (7)	57,586,886	55,199,882	44,851,559	40,334,064	35,166,851
Total capitalization	98,874,742	93,750,888	78,163,451	73,254,590	66,846,561
Stockholders’ Equity per Share (7)	7.92	8.12	6.69	6.03	6.62

Consolidated Ratios
Ratio of earnings to fixed charges (8)
Excluding interest on deposits	1.55%	1.64%	1.74%	1.71%	1.91%
Including interest on deposits	1.27%	1.34%	1.34%	1.28%	1.42%

Credit Quality Data (excluding country risk)
Allowances for impaired balances (**) (excluding country risk)	12,862,981	9,302,230	8,626,937	7,047,475	5,656,571
Allowances for impaired balances (**) as a percentage of total loans and contingent liabilities	1.83%	1.42%	1.45%	1.43%	1.37%
Impaired balances (**) (9)	14,190,813	6,178,655	4,607,547	4,341,500	4,114,691
Impaired balances (**) as a percentage of total loans and contingent liabilities	2.02%	0.94%	0.78%	0.88%	0.99%
Allowances for impaired balances (**) as a percentage of impaired balances (**)	90.64%	150.55%	187.23%	162.33%	137.47%
Net loan and contingent liabilities charge-offs as a percentage of total loans and contingent liabilities	0.55%	0.41%	0.31%	0.21%	0.15%
_________________
(*) Restated using IFRS-IASB

(**) Balances of loans and contingent liabilities

(1)	Average number of shares has been calculated on the basis of the weighted average number of shares outstanding in the relevant year, net of treasury stock.

(2)    The shareholders at the annual general meeting held on June 19, 2009 approved a dividend of €0.6508 per share to be paid out of our profits for 2008. In accordance with IAS 33, for comparative purposes, dividends per share paid, as disclosed in the table above, take into account the adjustment arising from the capital increase with pre-emptive subscription rights carried out in December 2008. As a result of this adjustment, the dividend per share for 2008 amounts to €0.6325.

(3)
Equals the sum of the amounts included under the headings “Financial assets held for trading”, “Other financial assets at fair value through profit or loss” and “Loans and receivables” as stated in our consolidated financial statements.

(4)
Equals the amounts included as “Debt instruments” and “Other equity instruments” under the headings “Financial assets held for trading”, “Other financial assets at fair value through profit or loss”, “Available-for-sale financial assets” and “Loans and receivables” as stated in our consolidated financial statements.

(5)
Equals the sum of the amounts included under the headings “Financial liabilities held for trading”, “Other financial liabilities at fair value through profit or loss” and “Financial liabilities at amortized cost” included in Notes 20, 21 and 22 to our consolidated financial statements.

(6)	In our consolidated financial statements, preferred securities and preferred shares are included under “Subordinated liabilities”.

(7)
Equals the sum of the amounts included at the end of each year as “Own funds” and “Valuation adjustments” as stated in our consolidated financial statements.  We have deducted the book value of treasury stock from stockholders’ equity.

(8)
For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before taxation and minority interests plus fixed charges and after deduction of the unremitted pre-tax income of companies accounted for by the equity method.  Fixed charges consist of total interest expense, including or excluding interest on deposits as appropriate, and the proportion of rental expense deemed representative of the interest factor. Fixed charges include dividends and interest paid on preferred shares.

(9)
Impaired loans reflect Bank of Spain classifications.  Such classifications differ from the classifications applied by U.S. banks in reporting loans as non-accrual, past due, restructured and potential problem loans.

Recent Developments

For a summary of Banco Santander’s summary condensed consolidated financial data as of March 31, 2009 and for the three month periods ended March 31, 2009 and 2008, see the March 31, 2009 Form 6-K, which is incorporated by reference in this prospectus.

Update on Banco Santander’s Results for the Second Quarter.  Banco Santander’s second quarter results, which are expected to be released in full on July 29, 2009, have developed according to expectations. The net attributable profit accumulated in the first half of 2009 is fully consistent with Banco Santander’s goal of maintaining in 2009 the net ordinary profit achieved by the Group in 2008 (€8,876 million). Profits continue to be steady and recurrent throughout the quarters. Second quarter results do not incorporate any meaningful extraordinary item.  Through organic capital growth, the Group’s core capital ratio is expected to have increased from the 7.3% reported at the end of the first quarter, at the pace previously communicated to the market (approximately 10-15 basis points per quarter).

The integration of Alliance & Leicester and Bradford & Bingley in the United Kingdom, of Banco Real in Brazil, and of Sovereign Bancorp, Inc. in the United States according to Santander’s expectations as previously communicated to the market.

Abbey National

The following tables present Abbey’s selected financial data in accordance with IFRS-IASB. You should read this information in conjunction with Abbey’s 2008 Form 20-F.

	For the Year Ended December 31,
	2008	2007	2006(1)	2005(2)	2004
	(in millions of pounds sterling)
Income Statement Data:
Net interest income	1,772	1,499	1,228	1,172	1,406
Net fee and commission income	671	695	699	644	526
Net trading and other income	561	587	542	538	597
Total operating income	3,004	2,782	2,470	2,355	2,530
Total operating expenses, excluding provisions and charges	(1,545)	(1,574)	(1,635)	(1,772)	(2,368)
Total operating provisions and charges	(365)	(344)	(407)	(221)	(146)
Profit on continuing operations before tax	1,094	864	428	362	16
Tax on profit on continuing operations	(275)	(179)	(115)	(108)	12
Profit on continuing operations after tax	819	685	313	254	28
Profit/(Loss) on discontinued operations after tax	—	—	(245)	166	(82)
Profit/(Loss)	819	685	68	420	(54)

	As of December 31,
	2008	2007	2006(1)	2005(2)	2004
	(in millions of pounds sterling, except percentages and per share data)
Balance Sheet Data:
Cash and balances at central banks	2,464	1,038	888	991	454
Trading assets	25,486	56,427	62,314	58,231	—
Derivative financial instruments	32,281	9,951	8,336	11,855	2,377
Financial assets designated at fair value	11,314	11,783	8,713	30,597	—
Loans and advances to banks	24,301	3,441	2,242	444	11,751
Loans and advances to customers	129,023	112,147	103,146	95,467	109,416
Available for sale securities	1,005	40	23	13	—
Macro hedge of interest rate risk	1,475	217	—	—	—
Operating lease assets	—	2,164	2,082	2,172	2,275
Other assets	1,841	906	2,507	4,003	6,381
Total assets	231,742	199,623	191,805	207,034	184,733
Deposits by banks	3,337	7,923	6,656	5,617	18,412
Deposits by customers	99,246	69,650	66,519	65,889	78,660
Derivative financial instruments	26,309	9,931	10,218	11,264	3,665
Trading liabilities	40,738	54,916	57,604	52,664	—
Financial liabilities designated at fair value	4,945	7,538	8,151	7,948	—
Debt securities in issue	41,178	35,712	28,998	21,276	37,067
Other borrowed funds	2,076	1,419	1,655	2,244	722
Subordinated liabilities	5,826	4,732	5,020	6,205	5,484
Insurance and reinsurance liabilities	—	—	—	21,501	24,923
Provisions	107	131	180	253	302
Retirement benefit obligations	796	979	1,034	1,380	1,197
Total Liabilities	226,931	196,181	188,689	203,924	181,013
Share capital	1,148	148	148	148	473
Share premium account	1,857	1,857	1,857	1,857	2,164
Retained earnings	1,700	1,339	1,111	1,105	1,083
Minority interest	106	98	—	—	—
Total shareholders equity	4,811	3,442	3,116	3,110	3,720
Total liabilities and equity	231,742	199,623	191,805	207,034	184,733
_________________
(1)	In the third quarter of 2006 the Abbey group sold its life insurance business.

(2)
Abbey, in line with all listed entities in the European Union, was required to adopt IFRS in preparing its financial statements for the year ended December 31, 2005. Up to December 31, 2004, Abbey prepared its financial statements in accordance with UK Generally Accepted Accounting Principles (“UK GAAP”). Key standards IAS 32 “Financial Instruments: Disclosure and Presentation”, IAS 39 “Financial

Instruments: Recognition and Measurement” and IFRS 4 “Insurance Contracts” were applied prospectively from January 1, 2005. All other standards were required to be applied retrospectively.

Recent Developments

For a summary of Abbey’s unaudited business and financial trends for the three month period ended March 31, 2009, see Abbey’s March 31, 2009 Form 6-K, which is incorporated by reference in this prospectus.

Sovereign

Sovereign became a wholly-owned subsidiary of Banco Santander on January 30, 2009.  The following tables present Sovereign’s selected financial data in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). You should read this information in conjunction with Sovereign’s 2008 Form 10-K and Sovereign’s March 31, 2009 Form 10-Q.

	Three-Months Ended March 31,		For the Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(in thousands of U.S. dollars)
Income Statement Data:
Total interest income	765,262	1,076,169	3,923,164	4,656,256	4,326,404	2,962,587	2,255,917
Total interest expense	456,194	599,199	2,019,853	2,792,234	2,504,856	1,330,498	819,327
Net interest income	309,068	476,970	1,903,311	1,864,022	1,821,548	1,632,089	1,436,590
Provisions for credit losses(1)(2)	505,000	135,000	911,000	407,692	484,461	90,000	127,000
Net interest income after provision for credit losses(3)	(195,932)	341,970	992,311	1,456,330	1,337,087	1,542,089	1,309,590
Total non-interest income(1)(2)	12,905	171,760	(818,743)	354,396	285,574	602,664	450,525
General and administrative expenses	350,170	349,571	1,541,409	1,345,838	1,289,989	1,089,204	942,661
Other expenses(2)(4)	284,828	41,944	265,793	1,874,600	313,541	163,429	236,232
(Loss)/Income before income taxes	(818,033)	122,215	(1,633,634)	(1,409,712)	19,131	892,120	581,222
Income tax provision (benefit)(5)	(742)	22,080	723,576	(60,450)	(117,780)	215,960	127,670
Net (Loss)/Income	(817,291)	100,135	(2,357,210)	(1,349,262)	136,911	676,160	453,552

	As of March 31,	As of December 31,
	2009	2008	2007	2006	2005	2004
	(in thousands of U.S. dollars, except percentages and share data)
Balance Sheet Data:
Total assets	78,190,863	77,093,668	84,746,396	89,641,849	63,678,726	54,489,026
Loans held for investment, net of allowance	52,379,183	54,300,618	56,522,575	54,505,645	43,072,670	36,102,598
Loans held for sale(1)	1,221,216	327,332	547,760	7,611,921	311,578	137,478
Investment securities	9,393,928	10,020,110	15,142,392	14,877,640	12,557,328	11,546,877
Deposits and other customer accounts	50,546,927	48,438,573	49,915,905	52,384,554	37,977,706	32,555,518
Borrowings and other debt obligations	18,626,698	20,816,224	26,126,082	26,849,717	18,720,897	16,140,128
Stockholders’ equity	6,789,129	5,596,714	6,992,325	8,664,399	5,810,699	4,988,372

Share data:
Common shares outstanding at end of period (in thousands)	663,946	663,946	481,404	473,755	358,018	345,775
_______________
(1)
Sovereign’s provisions for credit losses in 2008 and 2007 were negatively impacted by the deterioration in the credit quality of its loan portfolios which was impacted by the weakening of the U.S. economy as well as declines in residential real estate prices. See additional discussion in Item 7 of Sovereign’s 2008 Form 10-K. Non-interest income for 2008 includes a $602 million loss on the sale of Sovereign’s CDO portfolio and a $575 million other-than-temporary impairment charge on FNMA and FHLMC preferred stock and an other-than-temporary impairment charge of $308 million on certain non-agency mortgage backed securities. Non-interest income for 2007 includes a pretax other-than-temporary impairment charge of $180.5 million on FNMA and FHLMC preferred stock.

(2)
In connection with a strategic decision made in the fourth quarter of 2006, management decided to take several steps to improve the profitability and capital position of Sovereign. Sovereign decided to sell certain loans including $2.9 billion of low yielding residential real estate and $4.3 billion of correspondent home equity loans whose credit quality had deteriorated significantly in 2006. The proceeds from these sales were utilized to reduce FHLB borrowings and brokered certificate of deposits. In 2006, Sovereign recorded charges of $296 million through the provision for credit losses related to the correspondent home equity loan sale and recorded a $28.2 million reduction in mortgage banking revenues as a result of re-classifying these loans to held for sale at December 31, 2006 and carrying the loans at their market value which was less than cost. In the first quarter of 2007, Sovereign recorded and additional charge of $119.9 million on Sovereign’s correspondent home equity loan portfolio. See additional discussion in Item 7 of Sovereign’s 2008 Form 10-K. Also in the fourth quarter of 2006, several members of executive management resigned from Sovereign and approximately 360 employees were notified that their positions were being eliminated. In 2006, Sovereign recorded severance charges of $63.9 million related to these events which was recorded in other expenses. Finally, Sovereign sold approximately $1.5 billion of low yielding investment securities in connection with the restructuring plan. The proceeds from this sale were reinvested in higher yielding securities as they were needed for collateral on certain of Sovereign’s debt and deposit obligations. However, in 2006, Sovereign recorded a pre-tax loss of $43 million in connection with this sale which was recorded in non-interest income. Sovereign also recorded investment securities charges of $305.8 million during the second quarter of 2006 which was recorded in non-interest income. See Item 7 of Sovereign’s 2008 Form 10-K for further discussion.

(3)
Common dividend payout ratio is calculated by dividing total common dividends paid by net income for the period. The ratios for 2008 and 2007 are not applicable due to the net losses recorded during these time periods.

(4)
2008 results include an impairment charge of $95 million on an equity method investment. The impairment was caused by a decline in 2008 earnings compared to prior years from this investment as well as the expectation that future results will be significantly impacted by the current recessionary environment. 2007 results include a $1.58 billion goodwill impairment charge related to Sovereign’s Metro New York and Shared Services Consumer reporting units. See Item 7 of Sovereign’s 2008 Form 10-K.

(5)
2008 results were negatively impacted by the establishment of a $1.43 billion valuation allowance against deferred tax assets. Given that Sovereign has recorded significant losses in recent periods and due to the challenging economic conditions anticipated in 2009, Sovereign concluded that it was more likely than not that the majority of Sovereign’s deferred tax assets would not be realized in future periods on a stand alone basis. This conclusion was made without regards to the anticipated benefits that Sovereign’s then-pending transaction with Banco Santander would have on Sovereign.

The Exchange Preferred Securities

The following summary contains selected information about the exchange preferred securities. It is provided solely for your convenience. This summary is not intended to be complete.  For a more detailed description of the exchange preferred securities, see “Description of the Exchange Preferred Securities” and “Description of the Guarantee of the Exchange Preferred Securities.”

Issuer	Santander Finance Preferred, S.A. Unipersonal

Guarantor	Banco Santander, S.A.

The exchange preferred securities
Up to 51,440,000 10.5% Non-Cumulative Guaranteed Series          Preferred Securities, par value $25 per security of Santander Finance Preferred, S.A. Unipersonal (CUSIP No.          and ISIN No.         ), which we call the “fixed exchange preferred securities.”

Up to 800,000 Fixed-to-Floating Non-Cumulative Guaranteed Series          Preferred Securities, par value $1,000 per security of Santander Finance Preferred, S.A. Unipersonal (CUSIP No.          and ISIN No.         ), which we call the “fixed-to-floating exchange preferred securities.”

The fixed exchange preferred securities and the fixed-to-floating exchange preferred securities constitute separate series of preferred securities of the Issuer.

Distribution accrual on the exchange preferred securities
Distributions are payable on the fixed exchange preferred securities at a fixed rate of 10.5% per year from and including the date of issuance.

Distributions on the fixed-to-floating exchange preferred securities are payable semi-annually at a fixed rate of 10.5% per year from and including the date of issuance to but excluding     (the “Reset Date”) and during the period from and including the Reset Date, the rate of Distributions on the fixed-to-floating exchange preferred securities will be reset quarterly on the first day of each LIBOR Distribution Period (as defined herein) to a rate (the “Applicable Rate”), as determined by the calculation agent, equal to U.S. dollar three month LIBOR, plus a spread to be fixed (the “fixed spread to LIBOR”) at the spread-fixing time (as defined herein), which is equal to the difference between (A) 10.5%, and (B) the mid-swaps rate, as displayed on Telerate Page 19901 under the caption “SEMI-BOND” for swapping fixed rate payments for U.S. dollar three-month LIBOR payments for a 5-year period, at the spread-fixing time.

We will publicly announce the fixed spread to LIBOR promptly after it is determined by the Dealer Manager.  You can obtain recently calculated hypothetical quotes of the fixed spread to LIBOR component of the floating rate by contacting the Dealer Manager at the address or phone number set forth on the back cover of this prospectus.

Spread-Fixing Time	The spread-fixing time will be 2:00 p.m. New York City time on

, the second business day prior to the expiration date of the exchange offer.

Distribution Payment Dates
Distributions on the fixed exchange preferred securities accrue from the date of original issuance and are payable quarterly in arrears on                     ,                    ,                    and                    in each year, commencing on     .

Distributions on the fixed-to-floating exchange preferred securities accrue from the date of original issuance and are payable semi-annually in arrears on                and                 in each year, beginning on                     until the Reset Date and quarterly on                ,                ,                and                in each year beginning on                     .

Liquidation Preference	$25.00 per fixed exchange preferred security and $1,000.00 per fixed-to-floating exchange preferred security.

Redemption Price	$25.00 per fixed exchange preferred security and $1,000.00 per fixed-to-floating exchange preferred security.

Guarantee
The Guarantor will fully and unconditionally guarantee the payment of Distributions, the Liquidation Distribution and the Redemption Price with respect to the exchange preferred securities. See “Description of the Guarantee of the Exchange Preferred Securities.”

Ranking
The exchange preferred securities will rank (a) junior to all liabilities of the Issuer including subordinated liabilities, (b) pari passu with each other and with any other series of Preferred Securities of the Issuer and (c) senior to the Issuer’s ordinary shares. The Guarantee will rank (a) junior to all liabilities of the Guarantor, including subordinated liabilities (other than any guarantee or contractual right expressly ranking equally with or subordinated to the Guarantee) (b) pari passu with the most senior Preferred Securities issued by the Guarantor and any obligations of the Guarantor under any guarantee issued by it relating to any Preferred Securities issued by any Subsidiary; and (c) senior to the Guarantor’s ordinary shares.

“Preferred Securities” means (as the case may be) any preferred securities (participaciones preferentes) issued under Spanish Law 13/1985, or other securities or instruments equivalent to preferred securities issued by the Issuer, or by any other subsidiary of the Guarantor which are entitled to the benefit of a guarantee ranking pari passu with the Guarantor’s obligations under the Guarantee, or any such securities or instruments issued by the Guarantor and ranking pari passu with the Guarantor’s obligations under the Guarantee.

Redemption
Each series of exchange preferred securities are redeemable, at the option of the Issuer, subject to the prior consent of the Bank of Spain, in whole but not in part, at any time on or after the fifth anniversary of the date of issuance of each such series, upon not less than 30 nor more than 60 days’ notice prior to the relevant redemption date by mail to each record holder, at the redemption price of $25.00 per fixed exchange preferred security and

$1,000.00 per fixed-to-floating exchange preferred security, plus the accrued and unpaid Distribution for the then-current Distribution Period to the date fixed for redemption.  If the Issuer gives notice of redemption of the exchange preferred securities of a series, then by 12:00 Noon, New York time on the relevant redemption date, the Issuer will:

•       irrevocably deposit with the paying agent funds sufficient to pay the foregoing redemption price, including the amount of accrued and unpaid Distribution for the then-current Distribution Period to the date fixed for redemption; and

•       give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the exchange preferred securities of that series.

If the notice of redemption has been given, and the funds deposited as required, then on the date of such deposit:

•       Distributions on the series of exchange preferred securities called for redemption shall cease;

•       the exchange preferred securities of that series will no longer be considered outstanding; and

•       the holders of such exchange preferred securities of that series will no longer have any rights as holders except the right to receive the redemption price.

Any acquisition by the Issuer, the Guarantor or any of its subsidiaries of exchange preferred securities shall be made in accordance with applicable laws in regulations.  Any exchange preferred securities so purchased by the Issuer shall be immediately cancelled.

See “Description of the Exchange Preferred Securities—Optional Redemption.”

Clearance and settlement
The exchange preferred securities will be issued in book-entry form through the facilities of DTC for the accounts of its participants and will trade in DTC’s same day funds settlement system. Beneficial interests in exchange preferred securities held in book-entry form will not be entitled to receive physical delivery of certificated securities, except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Description of the Exchange Preferred Securities.”

Spanish Withholding Tax Requirements
Under current Spanish laws and regulations, distributions made to a holder of the exchange preferred securities by the Issuer will not be subject to taxation in Spain and no withholding tax will be required on such distribution, except in the case of distributions to (a) individual holders who are resident for tax purposes in Spain; and (b) holders who fail to comply with the tax certification procedures described in detail in Annexes A and B.  In the case of (a) or (b), the Issuer and Guarantor will withhold Spanish withholding tax at the applicable rate (currently 18% ) from any payment in respect of the exchange preferred securities, including in connection with any imputed income arising from an exchange.  For a discussion of the consequences of any withholding taxes, see “Taxation—Spanish Tax Considerations.”

Governing Law
The exchange preferred securities will be governed by Spanish law. The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.  The ranking of the Guarantee will be governed by Spanish law.

Listing	Application will be made to list the exchange preferred securities on the New York Stock Exchange.

Paying and Calculation Agent	The Bank of New York Mellon.

Risk Factors

You should carefully consider all of the information contained or incorporated by reference in this prospectus prior to making a decision whether to tender your existing preferred securities in the exchange offer. In particular, we urge you to carefully consider the information set forth under “Risk Factors” in this prospectus and in Banco Santander’s 2008 Form 20-F for a discussion of risks and uncertainties relating to us, our business, the exchange preferred securities, and the decision whether to tender your existing preferred securities in the exchange offer.

You should also carefully consider the information set forth under “Shareholder Information—Risk Factors” in Abbey’s 2008 Form 20-F and Item 1A of Sovereign’s 2008 Form 10-K for a discussion of risks and uncertainties relating to Abbey and Sovereign, respectively, and the decision whether to tender your existing Abbey National Capital Trust I trust preferred securities and existing Sovereign depositary shares, respectively, in the exchange offer.

RISK FACTORS

For a detailed discussion of the risk factors affecting our business, please also see Item 3.D entitled “Risk Factors” in our 2008 Form 20-F.  For a detailed description of the risk factors affecting Abbey’s business,  please see the section entitled “Shareholder Information—Risk Factors” in Abbey’s 2008 Form 20-F.  For a detailed description of the risk factors affecting Sovereign’s business, please see Item 1.A, “Risk Factors,” of Sovereign’s 2008 Form 10-K.  You should carefully consider the following risks, together with the information included or incorporated by reference in this prospectus, before deciding whether to tender your existing preferred securities in the exchange offer.  Additional risks and uncertainties not presently known to us, or that we deem immaterial may also impair our business operations.

The Issuer and the Guarantor are required to provide certain information relating to beneficial owners to the Spanish tax authorities. The Issuer and the Guarantor, as the case may be, will withhold Spanish withholding tax from any payment in respect of the exchange preferred securities and existing Spanish preferred securities as to which the required Beneficial Owner Information has not been provided.  The Issuer and the Guarantor, as the case may be, will withhold Spanish withholding tax in connection with any imputed income obtained by individual holders resident in Spain for tax purposes arising from an exchange of the existing Spanish preferred securities for the exchange preferred securities in the exchange offer.

Under Spanish Law 13/1985 (as amended by Law 19/2003, Law 23/2005 and Law 4/2008) and Royal Decree 1065/2007, the Issuer and the Guarantor are required to provide certain information relating to beneficial owners to the Spanish tax authorities. This information includes the identity and country of residence of each beneficial owner that receives a payment on the exchange preferred securities or existing Spanish preferred securities or is seeking to participate in the exchange offer to exchange existing Spanish preferred securities for exchange preferred securities, and must be obtained with respect to each distribution record date or Exchange Offer Expiry Date, as the case may be, by the fourth New York Business Day before the relevant distribution record date or the Exchange Offer Expiry Date, as the case may be, or, under certain circumstances, by 9:45 a.m. (New York City time) on the fourth New York Business Day following the relevant distribution record date or Exchange Offer Expiry Date, as the case may be, and filed by the Issuer and the Guarantor with the Spanish tax authorities on an annual basis. “New York Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions or trust companies in The City of New York are required or authorized by law, regulation or executive order to close.  If DTC or the direct or indirect participants in DTC fail for any reason to provide the Issuer and the Guarantor (through Acupay) with the required information described under “Taxation—Spanish Tax Considerations—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Existing Spanish Preferred Securities for Exchange Preferred Securities” in respect of the beneficial owner of any of the exchange preferred securities or existing Spanish preferred securities, the Issuer or the Guarantor, as the case may be, will be required to withhold tax and will pay distributions in respect of such securities net of the withholding tax applicable to such payments.  The Issuer or the Guarantor, as the case may be, will also withhold tax on any income imputed to individual holders resident in Spain for tax purposes, in connection with any exchange of the existing Spanish preferred securities for exchange preferred securities (currently at the rate of 18%). In the event that the amount of the withholding tax to be collected in connection with the exchange of the existing Spanish preferred securities for exchange preferred securities exceeds the amount of the cash payment that accompanies such exchange, the securities issued to such investors in exchange may be withheld from delivery by the Issuer or an agent on its behalf and, to the extent necessary, and sold in order to generate proceeds sufficient to satisfy such withholding tax.  See “Annex A—Procedures for Spanish Withholding Tax Documentation for Preferred Securities Held Through an Account at The Depositary Trust Company.”  The proceeds realized from such a sale may be less than the proceeds that such investor would realize from the independent sale of the exchange preferred securities were such exchange preferred securities to be sold at another time.  The Issuer and the Guarantor will not pay any additional amounts with respect to any such withholding.

As of the date of this prospectus, no imputed income for Spanish tax purposes is expected to arise with respect to any exchange of existing Spanish preferred securities were this exchange offer to expire or settle on the date hereof.

Banco Santander will not accept for exchange any tendered existing Spanish preferred securities in respect of which the DTC participant through which those existing Spanish preferred securities are held has not provided the beneficial owner identity and residence information required by Spanish tax law and set forth in Annex B (the “Beneficial Owner Exchange Information”).

Banco Santander will not accept for exchange any existing Spanish preferred securities, and no exchange preferred securities will be given in exchange for any existing Spanish preferred securities that are tendered for exchange, if the DTC participant through which those existing Spanish preferred securities are held has not provided the Beneficial Owner Exchange Information.  It that were to occur, any beneficial owner in respect of which the Beneficial Ownership Information was not provided would not receive the cash payment and would continue to hold its existing Spanish preferred securities subject to the terms and conditions of those existing Spanish preferred securities.

The Issuer and the Guarantor have agreed to provide certain procedures arranged by Acupay and DTC to facilitate the collection of information concerning the identity and residence of beneficial owners through the relevant participants in DTC. If the agreed procedures prove ineffective or if the relevant participants in DTC fail to provide and verify the required information as of each Distribution Record Date, the Issuer or the Guarantor, as the case may be, will withhold at the then-applicable rate (currently 18%) from any payment in respect of the exchange preferred securities as to which the agreed procedures prove ineffective or have not been followed, and neither the Issuer nor the Guarantor will pay any additional amounts with respect to any such withholding.

The delivery of the required beneficial owner identity and country of residence information must be made through the relevant direct or indirect participants in DTC in accordance with the procedures set forth under “Taxation—Spanish Tax Considerations—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Existing Spanish Preferred Securities for Exchange Preferred Securities.” Each such DTC participant must provide the required information in respect of all of the beneficial owners holding interests through such participant as of each Distribution Record Date, and neither the Issuer nor the Guarantor shall be responsible for any DTC participant’s failure to do so. Such failure may arise as a result of the failure of an indirect DTC participant holding through a direct DTC participant to provide the necessary information in a timely manner. In the event of any error in a direct DTC participant’s compliance with these procedures, Acupay will seek to notify that direct DTC participant of any deficiencies in the information provided by that direct DTC participant, and in the event such direct DTC participant fails to correct those deficiencies in a timely manner, the Issuer or the Guarantor, as the case may be, will withhold at the then-applicable rate from any payment in respect of the exchange preferred securities held through such direct DTC participant. Neither the Issuer nor the Guarantor will pay any additional amounts with respect to any such withholding. In order to obtain a refund of any amounts withheld, affected beneficial owners will have to either follow the quick refund procedure or apply directly to the Spanish tax authorities for any refund to which they may be entitled, as described under “Taxation—Spanish Tax Considerations—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Existing Spanish Preferred Securities for Exchange Preferred Securities,” and neither the Issuer nor the Guarantor shall be responsible for any damage or loss incurred by beneficial owners in connection with those procedures.

The exchange preferred securities may be subject to certain Spanish taxation if they are not listed on an Organized Market in an OECD Country.

If the exchange preferred securities are not listed on an organized market in an OECD country on any Distribution Record Date, Distributions to beneficial owners not resident in Spain for tax purposes in respect of the exchange preferred securities may be subject to withholding tax.  See “Taxation—Spanish Tax Considerations—Tax Rules for Preferred Securities Not Listed on an Organized Market in an OECD Country.”  The Issuer intends to make application for each series of exchange preferred securities to be traded on the New York Stock Exchange but no assurances can be given that that listing will be completed by any Distribution Record Date or year end.  Neither the Issuer nor the Guarantor will pay any additional amounts in the event of any such withholding.

Distributions on the preferred securities are not cumulative.

Distributions on the exchange preferred securities are not cumulative. Distributions may not be paid in full, or at all, if the Guarantor does not have sufficient Distributable Profits (as defined under “Description of the Guarantee of the Exchange Preferred Securities”) or if the Guarantor is limited in making payments on its ordinary shares or on other Preferred Securities issued by the Guarantor in accordance with limitations contemplated in the Spanish banking capital adequacy regulations. If Distributions for any distribution period are not paid by reason of the above limitations, investors will not be entitled to receive such Distributions (or any payment under the Guarantee in respect of such Distributions) whether or not funds are or subsequently become available.

The exchange preferred securities have no fixed redemption date and investors have no rights to call for redemption of the exchange preferred securities.

The exchange preferred securities of each series have no fixed final redemption date and holders have no rights to call for the redemption of the exchange preferred securities. Although the exchange preferred securities of each series may be redeemed at the option of the Issuer at any time on or after the fifth anniversary of the issuance date of the exchange preferred securities on or after that date, there are limitations on redemption of the exchange preferred securities, including Bank of Spain consent and the availability of sufficient funds to effect redemption.

The Guarantor’s obligations under the Guarantee are limited to the amounts of the payments due under the exchange preferred securities.

The Guarantor’s obligations to make payments under the Guarantee are limited to the extent of the amounts due under the exchange preferred securities. A Distribution will not be paid under the exchange preferred securities if the aggregate of that Distribution, together with any other distributions previously paid during the then-current fiscal year and proposed to be paid during the then-current distribution period, in each case on or in respect of the exchange preferred securities, any Preferred Securities (as defined under “Description of the Exchange Preferred Securities”) of the Guarantor, or any other Preferred Securities issued by the Issuer or by any other subsidiary of the Guarantor with the benefit of a guarantee of the Guarantor, in each case ranking equally as to participation in profits with the Guarantor’s obligations under the Guarantee, would exceed the Guarantor’s Distributable Profits for the immediately preceding fiscal year. Even if Distributable Profits are sufficient, the Guarantor will not be obligated to make any payment under the Guarantee if under the applicable Spanish banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios on a parent company basis only or on a consolidated basis, the Guarantor would be prevented at such time from making payments on its ordinary shares or on Preferred Securities of the Guarantor. In the event of the liquidation, dissolution or winding-up of the Guarantor or a reduction in the shareholder’s equity of the Guarantor pursuant to article 169 of the Spanish Corporations Act, the Issuer shall be liquidated by the Guarantor, and investors will have no right to seek payment of amounts under the Guarantee that would exceed the amount investors would have been able to receive had investors been investors in directly issued Preferred Securities of the Guarantor and had all other Preferred Securities of the Issuer or of any other subsidiary of the Guarantor been issued by the Guarantor. Under no circumstances does the Guarantee provide for acceleration of any payments on, or repayment of, the exchange preferred securities.

The Guarantor is not required to pay investors under the Guarantee unless it first makes other required payments.

The Guarantor’s obligations under the Guarantee will rank junior to all of its liabilities to creditors and claims of holders of senior and subordinated ranking securities. In the event of the winding-up, liquidation or dissolution of the Guarantor, its assets would be available to pay obligations under the Guarantee only after the Guarantor has made all payments on such liabilities and claims.

Your right to receive distributions under the exchange preferred securities and the Guarantee is junior to certain other obligations of the Issuer and the Guarantor.

The exchange preferred securities and the Guarantee will be, respectively, the Issuer’s and the Guarantor’s unsecured obligations, and will rank junior to any of the Issuer’s and the Guarantor’s present and future senior and subordinated indebtedness.

As of May 31, 2009, the Guarantor had approximately €84,579 million of outstanding unconsolidated indebtedness (including guarantees of subsidiary indebtedness) to which its obligations under the Guarantee of the exchange preferred securities will rank junior, and €5,587 million of preferred securities issued by subsidiaries guaranteed by the Guarantor or issued by the Guarantor, with which its obligations under the Guarantee of the exchange preferred securities will rank pari passu.  In addition, the Guarantee is structurally subordinated to all indebtedness of subsidiaries of the Guarantor insofar as any right of the Guarantor, as a shareholder of such subsidiaries, to receive any assets of any of its subsidiaries upon the insolvency, liquidation, dissolution or winding-up or other similar proceeding of any of them will, subject to applicable law, be effectively subordinated to the claims of any such subsidiary’s creditors (including trade creditors and holders of debt or guarantees issued by such subsidiary). As of May 31, 2009, subsidiaries of the Guarantor had an aggregate total of €165,039 million of outstanding indebtedness and €2,123 million of preferred shares not guaranteed by the Guarantor and €55,170 million outstanding indebtedness and €5,582 million of preferred securities guaranteed by the Guarantor.

As of the date of this prospectus, the Issuer did not have any senior or subordinated indebtedness and has issued and outstanding $190 million in existing Series 1 preferred securities, €300 million in Series 2 CMS – Linked Preferred Securities issued on September 30, 2004, €200 million in Series 3 5.75% Preferred Securities issued on October 8, 2004, $500 million in existing Series 4 preferred securities, $600 million in existing Series 5 preferred securities, $350 million in existing Series 6 preferred securities and GBP 250 million in Series 7 Fixed/Floating Rate Preferred Securities issued on July 10, 2007, which rank pari passu to the Issuer’s obligations under the exchange preferred securities.  See also “The Other Exchange Offers.”

Non-payment of distributions may adversely affect the trading price of the exchange preferred securities.

If, in the future, payments are limited on the exchange preferred securities because the Guarantor has insufficient Distributable Profits, the exchange preferred securities may trade at a lower price. If investors sell the exchange preferred securities during such a period, investors may not receive the same price as an investor who does not sell its exchange preferred securities until sufficient Distributable Profits are available to resume distribution payments. In addition, because the Guarantor’s obligations to make payments under the Guarantee are limited to the extent of the underlying payment obligations on the exchange preferred securities which may be limited due to insufficient Distributable Profits, the market price for the exchange preferred securities may be more volatile than other securities that do not reflect these limitations.

You may be unable to enforce judgments obtained in U.S. courts against the Issuer or the Guarantor.

All of the Issuer’s directors and substantially all the directors and executive officers of the Guarantor are not residents of the United States, and substantially all the assets of these companies are located outside of the United States. As a consequence, you may not be able to effect service of process on these non-U.S. resident directors and executive officers in the United States or to enforce judgments against them outside of the United States. The Issuer and the Guarantor have been advised by their Spanish counsel that there is doubt as to whether a Spanish court would enforce a judgment of liability obtained in the United States against the Issuer or the Guarantor predicated solely upon the securities laws of the United States. See “Enforceability of Certain Civil Liabilities.”

The existing preferred securities could increase in value following the exchange offer.

The trading prices of the existing preferred securities may be affected by a number of factors, including, among others, the results, financial condition and credit ratings of the Issuers or Guarantors.  The results, financial condition or credit ratings of the Issuers and Guarantors could improve following the exchange offer.  As a result, we cannot assure you that the existing preferred securities not tendered in this exchange offer will not increase in value after the exchange offer.

There may not be a liquid trading market for the exchange preferred securities, which could limit your ability to sell your exchange preferred securities in the future.

The exchange preferred securities are being offered to the holders of existing preferred securities. The exchange preferred securities of each series will constitute new issues of securities for which, prior to the exchange offer, there had been no public market, and the exchange preferred securities may not be widely distributed. Accordingly, an active trading market for the exchange preferred securities may not develop. If a market for a series of exchange preferred securities does develop, the price of those exchange preferred securities may fluctuate and liquidity may be limited. If a market for a series of the exchange preferred securities does not develop, purchasers may be unable to resell those exchange preferred securities for an extended period of time, if at all.

We have not obtained a third-party determination that the exchange offer is fair to holders of existing preferred securities.

The offerors are not making a recommendation as to whether you should tender existing preferred securities in the exchange offer.  The offerors have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the existing preferred securities for purposes of negotiating the exchange offer or preparing a report concerning the fairness of the exchange offer.  You must make your own independent decision regarding participation in the exchange offer.

If the exchange offer is successful, there may no longer be a trading market for the existing preferred securities and the market price for existing preferred securities may be depressed.

The exchange offer is for any and all existing preferred securities and any existing preferred securities not exchanged in the exchange offer will remain outstanding after the completion of the exchange offer.  The reduction in the number of existing preferred securities of a particular series available for trading may have a significant and adverse effect on the liquidity of any trading market for, and the market price and price volatility of, existing preferred securities of that series not exchanged in the exchange offer.

USE OF PROCEEDS

Neither the Issuer nor the Guarantor will receive any cash proceeds from the issuance of the exchange preferred securities in connection with the exchange offer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

For Banco Santander’s management discussion and analysis, please refer to Item 5 of our 2008 Form 20-F and to Item 3 of our March 31, 2009 Form 6-K. For Abbey’s management’s discussion and analysis, please refer to the section entitled “Business and Financial Review” in Abbey’s 2008 Form 20-F. For Sovereign’s management’s discussion and analysis, please refer to Item 7 of Sovereign’s 2008 Form 10-K and Item 2 of Sovereign’s March 31, 2009 Form 10-Q.

BUSINESS

About Banco Santander

Banco Santander is the parent bank of Grupo Santander (“Group”), a financial group operating principally in Spain, the United Kingdom, Portugal, other European countries, Latin America and the United States, offering a wide range of financial products. Banco Santander was established on March 21, 1857 and incorporated in its present form by a public deed executed in Santander, Spain, on January 14, 1875. We are incorporated under, and governed by the laws of, the Kingdom of Spain. Our corporate offices are located in Ciudad Grupo Santander, Avda. de Cantabria s/n, 28660 Boadilla del Monte (Madrid), Spain, and our telephone number is (011) 34-91-259-6520.

Please refer to Item 4 of our 2008 Form 20-F for more information about our business.

About the Issuer

The Issuer, which is a wholly-owned subsidiary of the Guarantor, was incorporated by a public deed executed on February 27, 2004, and registered in the Mercantile Registry of Madrid on March 2, 2004, as a company with unlimited duration and with limited liability under the laws of Spain (sociedad anónima). The Issuer was formed to issue Preferred Securities in various markets and deposit the net proceeds with the Bank. As of the date of this prospectus, the share capital of the Issuer is €150,500 divided into 1,505 ordinary shares of par value €100.00 each, all of them issued and fully paid and each of a single class. The Issuer is a financing vehicle for the Group and has no subsidiary companies. The Issuer has no material assets other than inter-company debt with affiliates. For so long as any Preferred Securities remain outstanding, the Issuer’s exclusive activities shall be the issuance of Preferred Securities, the deposit of proceeds of such issuances with the Bank and other activities incidental thereto. With the exception of Spanish reserve requirements which must be met prior to the payment of dividends and provided that dividends may only be distributed out of income for the previous year or out of unrestricted reserves and provided further that the net worth of the Issuer must not, as a result of the distribution, fall below its paid-in share capital (capital social), there are no restrictions on the Guarantor’s ability to obtain funds from the Issuer through dividends, loans or otherwise.

As of the date of this prospectus, the Issuer did not have any senior or subordinated indebtedness and has issued and outstanding $190 million in existing Series 1 preferred securities, €300 million Series 2 Preferred Securities, €200 million Series 3 Preferred Securities, $500 million in existing Series 4 preferred securities, $600 million in existing Series 5 preferred securities, $350 million in existing Series 6 preferred securities and GBP 250 million Series 7 Preferred Securities which will rank pari passu among themselves.  In addition, as a result of the exchange offer and the other exchange offers, the Issuer expects to issue new series of Preferred Securities.  See “The Other Exchange Offers.”

The principal office of the Issuer is located in the Guarantor’s principal executive offices at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-257-2057.

About Abbey

Abbey and its subsidiaries operate primarily in the United Kingdom, under U.K. law and regulation. Abbey is a significant financial services provider in the United Kingdom, being the second largest residential mortgage lender and the third largest savings brand following the combinations with Alliance & Leicester plc and Bradford and Bingley plc’s retail deposits, branch network and its related employees, operating across the full range of personal financial services.

The principal executive office and registered office of Abbey is Abbey National House, 2 Triton Square, Regent’s Place, London NW1 3AN, United Kingdom. Abbey’s telephone number is (011) 44 (0) 870-607-6000.

On November 12, 2004, Abbey became a wholly-owned subsidiary of Banco Santander.

Please refer to the section entitled “Business and Financial Review—Business overview” in Abbey’s 2008 Form 20-F, which is incorporated by reference in this prospectus, for additional information about Abbey.

About Sovereign

Sovereign was incorporated in 1987 as a holding company for Sovereign Bank, a federally chartered savings bank. Sovereign had approximately 750 community banking offices, over 2,300 ATMs and 11,643 team members as of December 31, 2008 with principal markets in the Northeastern United States. Sovereign’s primary business consists of attracting deposits from its network of community banking offices, and originating small business and middle market commercial loans, multi-family loans, residential mortgage loans, home equity loans and lines of credit, and auto and other consumer loans in the communities served by those offices.

Sovereign is a Virginia business corporation and its principal executive offices are located at 75 State Street, Boston, Massachusetts. Sovereign Bank is headquartered in Wyomissing, Pennsylvania, a suburb of Reading, Pennsylvania.

On January 30, 2009, Sovereign became a wholly-owned subsidiary of Banco Santander.

Please refer to Item 1 of Sovereign’s 2008 Form 10-K, which is incorporated by reference in this prospectus, for additional information about Sovereign.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

IFRS-IASB:

	As of December 31,
	2004		2005		2006		2007		2008
	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits
Ratio of Earnings to Fixed Charges (1)	1.42%	1.91%	1.28%	1.71%	1.34%	1.74%	1.34%	1.64%	1.27%	1.55%
_______________
(1)
For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before taxation and minority interests plus fixed charges and after deduction of the unremitted pre-tax income of companies accounted for by the equity method. Fixed charges consist of total interest expense, including or excluding interest on deposits as appropriate, and the proportion of rental expense deemed representative of the interest factor. Fixed charges include dividends and interest paid on the preferred shares.

CAPITALIZATION

The following table sets forth the capitalization and indebtedness of the Group on an unaudited consolidated basis in accordance with IFRS-IASB, as adjusted to reflect the consummation of the exchange offer and as adjusted to reflect the consummation of the other exchange offers.  The “as adjusted” columns assume that 30% of the aggregate liquidation preference or principal amount, as applicable, of each subject security is tendered and accepted.  Each 10% variation in the level of tender and acceptance would cause our total indebtedness to increase or decrease, as applicable, by approximately €234 million.  The exchange preferred securities will be exchanged for existing preferred securities as described in this prospectus upon our receipt of existing preferred securities.  Accordingly, the completion of the exchange offer and the other exchange offers will not generate any proceeds to us, although, assuming that 30% of the aggregate liquidation preference or principal amount, as applicable, of each subject security is tendered and accepted, it will decrease our capitalization by up to approximately €702 million.

	As of May 31, 2009
	Actual	As adjusted for the exchange offer and the other exchange offers(1)
	(in thousands of euros)
Outstanding indebtedness
Short-term indebtedness	31,319,602	31,319,602
Long-term indebtedness(2)	226,008,306	225,306,788
Of which: Preferred securities(3)	6,578,148	6,263,153
Of which: Preferred shares(3)	1,131,845	1,036,364
Total indebtedness	257,327,908	256,626,390
Stockholders’ equity
Shares, stated value €0.50 each	4,077,803	4,077,803
Shares held by consolidated companies	(811,269)	(811,269)
Reserves	66,138,804	66,138,804
Dividends	(4,812,334)	(4,812,334)
Valuation adjustments	(5,591,804)	(5,591,804)
Net income attributed to the Group(4)	3,656,253	3,656,253
Total shareholders’ equity	62,657,453	62,657,453
Minority interest	2,647,865	2,647,865
Total capitalization and indebtedness	322,633,226	321,931,708
_______________
(1)	Assuming that 30% of the aggregate liquidation preference or principal amount, as applicable of each subject security is tendered and accepted for exchange.

(2)	Includes all outstanding bonds, debentures and subordinated debt (including preferred securities) as of May 31, 2009.

(3)
Under the IFRS-IASB, preferred securities, such as the exchange preferred securities, are accounted for as subordinated debt. Nonetheless, for Bank of Spain regulatory capital purposes, such preferred securities are treated as Tier 1 capital instruments.

(4)	For the period from January 1, 2009 to May 31, 2009.

The following are the principal transactions made by the Group and its subsidiaries affecting the capitalization of the Group after May 31, 2009 through July 7, 2009:

•	Banco Santander, S.A. and certain Group subsidiaries have issued debt and preferred securities amounting to aggregate totals of €5,005 million, GBP 720 million, UF 1 million, and U.S.$33 million.

•
Banco Santander, S.A. and certain Group subsidiaries have repaid or redeemed issuances amounting to aggregate totals of €3,073, GBP 500 million, HKD 560 million, JPY 46,400 million, SEK 40 million and U.S.$142 million.

As of July 6, 2009, Banco Santander’s paid-in share capital was €4,077,802,861.50, represented by a single class of 8,155,605,723 book-entry Banco Santander shares with a nominal value of €0.50 each. Banco Santander’s share capital has not changed since that date.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

Please refer to Item 3.A and Item 8 of our 2008 Form 20-F and to Item 3 of our March 31, 2009 Form 6-K. For Abbey, please refer to the sections entitled “Financial Statements” and “Selected Financial Data” in Abbey’s 2008 Form 20-F and Abbey’s March 31, 2009 6-K containing a summary of its unaudited business and financial trends for the three months ended March 31, 2009.  For Sovereign, please refer to Item 6 and Item 8 of Sovereign 2008 Form 10-K and Item 1 of Sovereign’s March 31, 2009 Form 10-Q.

THE EXCHANGE OFFER

Reasons for the Exchange Offer

The purpose of the exchange offers is to improve the efficiency of the Group's capital structure and strengthen its balance sheet.  The proposed transactions may result in a capital gain for the Group, which will not be included in the ordinary profit for the year, the extent of which will depend on the final take-up of each of the individual exchange offers.  The Group's annual funding costs will not increase as a result of the exchange.

Accounting and Capital Treatment

Under IFRS-IASB, the accounting treatment of an exchange of financial liabilities is described under IAS 39 (paragraphs 39 - 42).  An exchange of debt instruments between an existing borrower and an existing lender (including a bond or preferred security holder), which results in the issuance of new debt instruments with substantially different terms from the old debt instruments, shall be accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. We have assessed that the terms of the new securities are substantially different than those of the old securities.

Terms of the Exchange Offer; Period for Tendering Existing Preferred Securities

This prospectus contains the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus, the offerors will accept for exchange existing preferred securities which are properly tendered on or prior to the Exchange Offer Deadline (as defined below), unless you have previously withdrawn them.

•
When you tender to an offeror existing preferred securities as provided below, including by causing the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, you will be deemed to represent and warrant to that offeror that you have read and agree to all of the terms and conditions of the exchange offer, and that offeror’s acceptance of your existing preferred securities will constitute a binding agreement between you and that offeror upon the terms and subject to the conditions in this prospectus.

•	Banco Santander will offer the following consideration in respect of the existing preferred securities being solicited by it for exchange:

•
for every $100 in liquidation preference of existing Series 1 preferred securities surrendered to Banco Santander in the exchange offer, Banco Santander will give you $78 in liquidation preference of fixed exchange preferred securities, plus accrued but unpaid distributions on such tendered existing preferred securities, plus a cash exchange incentive payment of $12, plus cash amounts equal to the liquidation preference of any fractional exchange preferred securities that a tendering holder of existing Series 1 preferred securities would have otherwise been entitled to receive;

•
for every $100 in liquidation preference of existing Series 4 preferred securities surrendered to Banco Santander in the exchange offer, Banco Santander will give you $77 in liquidation preference of fixed exchange preferred securities, plus accrued but unpaid distributions on such tendered existing preferred securities, plus a cash exchange incentive payment of $13, plus cash amounts equal to the liquidation preference of any fractional exchange preferred securities that a tendering holder of existing Series 4 preferred securities would have otherwise been entitled to receive;

•
for every $100 in liquidation preference of existing Series 5 preferred securities surrendered to Banco Santander in the exchange offer, Banco Santander will give you $72 in liquidation preference of fixed exchange preferred securities, plus accrued but unpaid distributions on such tendered existing preferred securities, plus a cash exchange incentive payment of $13, plus cash amounts equal to the liquidation preference of any fractional exchange preferred securities that a tendering holder of existing Series 5 preferred securities would have otherwise been entitled to receive; and

•
for every $100 in liquidation preference of existing Series 6 preferred securities surrendered to Banco Santander in the exchange offer, Banco Santander will give you $46 in liquidation preference of fixed exchange preferred securities, plus accrued but unpaid distributions on such tendered existing preferred securities, plus a cash exchange incentive payment of $9 plus cash amounts equal to the liquidation preference of any fractional exchange preferred securities that a tendering holder of existing Series 6 preferred securities would have otherwise been entitled to receive.

•	Santander Financial Exchanges will offer the following consideration in respect of the existing Sovereign preferred securities being solicited by it for exchange:

•
for every $100 in liquidation preference of existing Sovereign depositary shares surrendered to Santander Financial Exchanges in the exchange offer, Santander Financial Exchanges will give you $80 in liquidation preference of fixed exchange preferred securities, plus accrued but unpaid distributions on such existing preferred securities, plus a cash exchange incentive payment of $10, plus cash amounts equal to the liquidation preference of any fractional exchange preferred securities that a tendering holder of existing Sovereign depositary shares would have otherwise been entitled to receive.

•	Santander Financial Exchanges will offer the following consideration in respect of the existing Abbey National Capital Trust I trust preferred securities being solicited by them for exchange:

•
for every $1,000 in liquidation preference of existing Abbey National Capital Trust I trust preferred securities surrendered to Santander Financial Exchanges in the exchange offer, Santander Financial Exchanges will give you $800 in liquidation preference of fixed-to-floating exchange preferred securities, plus accrued but unpaid distributions on such existing preferred securities, plus a cash exchange incentive payment of $100, plus cash amounts equal to the liquidation preference of any fractional exchange preferred securities that a tendering holder of existing Abbey National Capital Trust I trust preferred securities would have otherwise been entitled to receive.

•
The offerors will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that the offerors first mail notice of the exchange offer to the holders of the existing preferred securities. The Tax Certification and Exchange Agent, on behalf of the offerors, is sending this prospectus on or about the date of this prospectus to DTC, to DTC participants holding the existing preferred securities as of that date and to all known holders and beneficial owners of existing preferred securities as of that date.

•
The exchange offer expires at 5:00 p.m., New York City time, on                 , 2009; provided, however, that the relevant offeror, in its sole discretion, for any series of existing preferred securities may extend the period of time for which the exchange offer is open. The term “Exchange Offer Deadline” means 5:00 p.m., New York City time, on                 , 2009 or, if extended by the relevant offeror with respect to a particular series of existing preferred securities, the latest time and date to which the exchange offer is extended.

•
As of the date of this prospectus, $190,000,000 in aggregate liquidation preference of existing Series 1 preferred securities, $500,000,000 in aggregate liquidation preference of existing Series 4 preferred securities, $600,000,000 in aggregate liquidation preference of existing Series 5 preferred securities, $350,000,000 in aggregate liquidation preference of existing Series 6 preferred securities, $200,000,000 in aggregate liquidation preference of existing Sovereign depositary shares and $1,000,000,000 in aggregate liquidation preference of existing Abbey National Capital Trust I trust preferred securities were outstanding.

•
The offerors’ obligations to accept existing preferred securities for exchange in the exchange offer are subject to the conditions described in the section called “Conditions to the Exchange Offer and Deemed Representations” below.

•
The relevant offeror expressly reserves the right, at any time, for any or all series of existing preferred securities, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any existing preferred securities of any such series, by giving oral or written notice of an extension to the Tax Certification and Exchange Agent and notice of that extension to the holders of existing preferred securities of the applicable series, as described below. During any extension, all existing preferred securities of the applicable series previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any existing preferred securities not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer with respect to those existing preferred securities.

•
Each offeror expressly reserves the right to amend or terminate the exchange offer with respect to any or all series of existing preferred securities, and not to accept for exchange any existing preferred securities that the offeror has not yet accepted for exchange, if any of the conditions of the exchange offer specified below under “Conditions to the Exchange Offer and Deemed Representations” are not satisfied prior to the Exchange Offer Deadline.

•
The Tax Certification and Exchange Agent on behalf of each offeror will give oral or written notice of any extension, amendment, termination or non-acceptance described above to the applicable holders of the existing preferred securities promptly. If the relevant offeror extends the Exchange Offer Expiry Date with respect to one or more series of existing preferred securities, the Tax Certification and Exchange Agent on behalf of the offerors will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled Exchange Offer Expiry Date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

•	Holders of existing preferred securities do not have any appraisal or dissenters’ rights in connection with the exchange offer.

•	The offerors intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder.

•
By tendering to an offeror existing preferred securities, including causing the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, you will be making the representations described below to that offeror.

Important rules concerning the exchange offer

You should note that:

•
All questions as to the validity, form, eligibility, time of receipt and acceptance of existing preferred securities tendered for exchange will be determined by the relevant offeror in its sole discretion, which determination shall be final and binding.

•
The offerors reserve the absolute right to reject any and all tenders of any particular existing preferred securities not properly tendered or to not accept any particular existing preferred securities which acceptance might, in the offerors’ judgment or the judgment of the offerors’ counsel, be unlawful.

The offerors also reserve the absolute right to waive any defects or irregularities as to any particular existing preferred securities, or conditions of the exchange offer as to any particular series of existing preferred securities, either before or after the Exchange Offer Expiry Date, including the right to waive the ineligibility of any holder who seeks to tender existing preferred securities in the exchange offer. Unless the relevant offeror agrees to waive any defect or irregularity in connection with the tender of existing preferred securities for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

The relevant offeror’s interpretation of the terms and conditions of the exchange offer as to any particular existing preferred securities either before or after the Exchange Offer Expiry Date shall be final and binding on all parties.

Neither the offerors nor the Tax Certification and Exchange Agent or any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of existing preferred securities for exchange, nor shall any of them incur any liability for failure to give any notification.

Cash Instead of Fractional Exchange Preferred Securities

The offerors will not deliver fractional exchange preferred securities pursuant to the exchange offer. Instead, each tendering holder of existing preferred securities who would otherwise be entitled to a fractional exchange preferred security will receive cash in an amount equal to the liquidation preference of such fractional exchange preferred security.

Procedures for Tendering Existing Preferred Securities

The Tax Certification and Exchange Agent will, on behalf of the offerors, accept an ATOP agreement with DTC, and will arrange with DTC for ATOP to be utilized for purposes of the exchange offer promptly after the date of this prospectus. If you, as the holder of existing preferred securities, wish to tender your existing preferred securities for exchange in the exchange offer, you must instruct your bank or broker to further instruct the DTC participant through which your existing preferred securities are held, to tender your existing preferred securities for exchange through DTC’s ATOP by 5:00 p.m., New York City time, on              , 2009 which is the Exchange Offer Expiry Date. You may be asked to complete and send a Customer Instructions Form, a copy of which you may obtain from the Tax Certification and Exchange Agent along with this prospectus, instead of providing verbal instructions to tender for exchange, so please check with your broker or account executive in advance of the Exchange Offer Deadline to determine the preferred procedure. When you tender to one of the offerors existing preferred securities, including the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, you will be deemed to represent and warrant to that offeror that you have read and agree to all of the terms and conditions of the exchange offer, and that offeror’s acceptance of the existing preferred securities will constitute a binding agreement between you and that offeror upon the terms and subject to the conditions in this prospectus.

The custodial entity holding your existing preferred securities may prescribe a deadline which is different than ours, so please check with such entity to ensure that they receive your instructions to tender for exchange in time to transmit them through DTC and to the Tax Certification and Exchange Agent for receipt before the Exchange Offer Deadline.

Existing Spanish preferred securities in respect of which the DTC participant through which your existing Spanish preferred securities are held has not provided your beneficial owner identity and residence information required by Spanish tax law and set forth in Annex B (the “Beneficial Owner Exchange Information”), will not be accepted for exchange by Banco Santander.

FOR FURTHER INFORMATION ON THE PROCEDURES TO DISCLOSE BENEFICIAL OWNER EXCHANGE INFORMATION AND FOR EXCHANGES OF EXISTING PREFERRED SECURITIES, SEE ARTICLE II OF ANNEX A TO THIS PROSPECTUS.

Acceptance of existing preferred securities for Exchange; Delivery of exchange preferred securities; Exchange Settlement

On the Exchange Offer Expiry Date, the offerors will announce the number of existing preferred securities accepted through notice to Acupay, the Paying Agent and DTC.

Once all of the conditions to the exchange offer are satisfied or waived, the offerors will accept, promptly after the Exchange Offer Expiry Date, all existing preferred securities properly tendered and will deliver the exchange preferred securities promptly after acceptance of the existing preferred securities. See “Conditions to the Exchange Offer and Deemed Representations” below. For purposes of the exchange offer, the offerors’ giving of oral or written notice of our acceptance to the Tax Certification and Exchange Agent will be considered our acceptance of the exchange offer.

In all cases, the offerors will deliver exchange preferred securities in exchange for existing preferred securities that are accepted for exchange only after timely receipt by the Tax Certification and Exchange Agent of an Agent’s Message, a message transmitted by DTC and received by the Tax Certification and Exchange Agent, which states that DTC has received an express acknowledgment from a participant in DTC tendering existing preferred securities, that such participant has received this prospectus and agrees to be bound by the terms of the exchange offer set forth herein and that the offerors may enforce such agreement against such participant.  Delivery of the Agent’s Message set forth herein by DTC will satisfy the terms of the exchange offer as to the tender of the existing preferred securities held by the participant identified in the Agent’s Message.

If an offeror does not accept any tendered existing preferred securities for any reason included in the terms and conditions of the exchange offer, that offeror will release any unaccepted or non-exchanged existing preferred securities without expense to the tendering holder by release of such non-exchanged existing preferred securities in the account in which they are maintained with DTC promptly after the expiration or termination of the exchange offer.

On or prior to the settlement date of the offer to exchange existing preferred securities for exchange preferred securities (the “Exchange Settlement Date”), with respect to each series of existing preferred securities to be exchanged, the applicable offeror will transmit (i) to the Paying Agent the appropriate number of exchange preferred securities for authentication and (ii) to DTC (or the Paying Agent as custodian for DTC) such exchange preferred securities, registered in the name of DTC’s nominee, Cede & Co. for delivery in book-entry form to the relevant beneficial owners of the existing preferred securities in the exchange ratios set forth in this prospectus. The exchange of existing preferred securities tendered and not validly withdrawn on or prior to the Exchange Offer Deadline for exchange preferred securities shall be irrevocable and the exchange preferred securities may not be converted to any existing preferred securities.  The terms of the exchange preferred securities shall be binding upon any subsequent holder of such exchange preferred securities.

By 3:00 p.m. New York City time on the Exchange Settlement Date, DTC shall confirm to Acupay the delivery to each relevant DTC participant of the relevant quantity of (i) exchange preferred securities, as adjusted for any Exchange Withholding Tax Sale (as defined below) procedures necessary in accordance with paragraph E.2 of Article II of Annex A, in exchange for the relevant quantity of existing preferred securities, and (ii) cash payments.  Notice of the consummation of such exchange operations shall be promptly communicated to the offerors and the Paying Agent via the Acupay System.

Exchange Withholding Tax

The amount of Spanish withholding tax to be collected from a DTC participant pursuant to the exchange by Spanish tax resident individuals of existing Spanish preferred securities for exchange preferred securities and the cash payment, calculated as the difference between the then-current market value of the exchange preferred securities received plus the cash payment and the issuance price of the existing Spanish preferred securities delivered by such beneficial owners in exchange, will be withheld from the cash payment.

In the event that the amount of such excess Spanish withholding tax to be collected from a DTC participant pursuant to the exchange of existing Spanish preferred securities for exchange preferred securities and the cash payment, as calculated in accordance with paragraph B.3 of Article II of Annex A, exceeds the cash payment payable to such DTC participant on the Exchange Settlement Date, the relevant offeror will (i) instruct the Paying Agent to withhold from delivery on the Exchange Settlement Date and (ii) sell or arrange for the sale in the secondary market of an appropriate quantity of exchange preferred securities, based on the valuations received by the relevant offeror (or Acupay on its behalf) on the Exchange Offer Expiry Date, as may be necessary to provide cash in sufficient amounts to meet such DTC participant’s withholding tax liability with respect to the exchange of existing Spanish preferred securities to exchange preferred securities and the cash payment (the “Exchange Withholding Tax Sale”). The relevant offeror’s determination of the number of exchange preferred securities that may be withheld from delivery and offered for sale to satisfy relevant DTC participant’s withholding tax liability (including the withholding from delivery of such number of exchange preferred securities as may be deemed necessary, in the sole opinion of the relevant offeror, to provide a suitable margin to secure the results of the Exchange Withholding Tax Sale) will be binding on all parties. Any amounts received from the Exchange

Withholding Tax Sale necessary to satisfy the relevant DTC participant’s withholding tax liability will be promptly transmitted to the relevant offeror.

Upon the completion of the Exchange Withholding Tax Sale, the relevant offeror will promptly transmit to the Paying Agent, and direct (in writing) the Paying Agent to remit to the relevant DTC participant, (i) any excess cash proceeds, net of selling agent’s fees and expenses, from the Exchange Withholding Tax Sale (via Fed-Wire), (ii) any exchange preferred securities that were previously withheld but remain unsold as part of the Exchange Withholding Tax Sale (via free delivery through DTC) and (iii) a letter confirming the details of the Exchange Withholding Tax Sale and the related calculation of the amounts so remitted.

It is expected that the foregoing procedures in relation to Exchange Withholding Tax Sales will be completed by the tenth New York Business Day following the Exchange Settlement Date.

As of the date of this prospectus, no imputed income for Spanish tax purposes has been computed to arise were this exchange offer to expire on the date hereof.

Withdrawal Rights

You can withdraw your tender of existing preferred securities at any time on or prior to the exchange offer Exchange Offer Deadline.  In addition, if not previously returned, you may withdraw existing preferred securities that you tender that are not accepted by us for exchange after the expiration of 40 business days following the commencement of the exchange offer.

For a withdrawal to be effective, a withdrawal request must be received by the Tax Certification and Exchange Agent through the facilities of DTC by the Exchange Offer Deadline. Any withdrawal request must be submitted to the Tax Certification and Exchange Agent through DTC and must specify:

•	the name and quantity of the existing preferred securities to be withdrawn; and

•	the name and number of the account at DTC to be credited with the withdrawn existing preferred securities and otherwise comply with the procedures of that facility.

If you withdraw your existing preferred securities, you must instruct the DTC participant through which your existing preferred securities are held to adjust your Beneficial Owner Exchange Information via Acupay accordingly in order to avoid any misalignment between your DTC participant Exchange Instructions and your Beneficial Owner Exchange Information which could result in your being paid net of Spanish withholding taxes.

Please note that all questions as to the validity, form, eligibility and time of receipt of withdrawal requests will be determined by the relevant offeror, and that offeror’s determination shall be final and binding on all parties. Any existing preferred securities so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer.

If you have properly withdrawn existing preferred securities and wish to re-tender them, you may do so by following the procedures described under “Procedures for Tendering Existing Preferred Securities in Exchange for Exchange Preferred Securities” above at any time on or prior to the Exchange Offer Deadline.

Conditions to the Exchange Offer and Deemed Representations

Consummation of the exchange offer will be subject to the following conditions precedent:

•
The exchange offer for each series of existing preferred securities is contingent on holders of that series of existing preferred securities tendering at least 10% in liquidation preference of the outstanding existing preferred securities of that series for exchange.  The relevant offeror reserves the right to accept for exchange or return to holders any tendered existing preferred securities of any series for which the 10% threshold has not been reached. Acceptance for exchange of the existing preferred securities of any series is not contingent upon the tender of any minimum amount of the existing preferred securities of any other series.

•
It shall be a condition to the acceptance for settlement of existing preferred securities of any series that such settlement not cause such series (i) to not be listed on the New York Stock Exchange or Luxembourg Stock Exchange and (ii) not to be authorized to be quoted on an inter-dealer quotation system of any registered national securities association.

Notwithstanding any other provisions of the exchange offer, neither offeror will be required to accept for exchange, or to deliver exchange preferred securities in exchange for any existing preferred securities and may terminate or amend the exchange offer, if at any time before the acceptance of existing preferred securities for exchange or the exchange of the exchange preferred securities for existing preferred securities, that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC.

The preceding condition is for the offerors’ sole benefit and may be asserted by the relevant offeror regardless of the circumstances giving rise to that condition. An offeror’s failure at any time to exercise the foregoing rights shall not be considered a waiver by that offeror of that right. An offeror’s rights described in the prior paragraph are ongoing rights which the relevant offeror may assert at any time and from time to time on or prior to the Exchange Offer Expiration Date.

Existing Spanish preferred securities, in respect of which the DTC participant through which your existing Spanish preferred securities are held has not provided your beneficial owner identity and residence information required by Spanish tax law and set forth in Annex B (the “Beneficial Owner Exchange Information”), will not be accepted for exchange by Banco Santander.

In addition, neither offeror will accept for exchange any existing preferred securities tendered, and no exchange preferred securities will be issued in exchange for any existing preferred securities, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates.

Any DTC participant tendering existing preferred securities shall be deemed to represent and warrant that it has full power and authority to tender, exchange, sell, assign and transfer the existing preferred securities so tendered and that, when the same are accepted for exchange, the relevant offeror will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the existing preferred securities so tendered are not subject to any adverse claims or proxies. The tendering participant will, upon request, execute and deliver any additional documents deemed by the relevant offeror or the Tax Certification and Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the existing preferred securities tendered hereby.  The tendering participant has read and agrees to all of the terms of the exchange offer.

Any obligation of the tendering participant hereunder shall be binding upon the trustees in bankruptcy, legal representatives successors and assigns of the tendering participant. Except as stated in this prospectus, this tender is irrevocable.

For additional representations deemed to be made in connection with any tender, see “Description of the Exchange Preferred Securities.”

Tax Certification and Exchange Agent

Acupay has been appointed as the Tax Certification and Exchange Agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Customer Instructions Form and all other questions or requests in connection with the exchange offer should be directed by each holder of existing preferred securities, or a beneficial owner’s bank, broker, custodian or other nominee to Acupay via telephone or email to the addresses indicated below.

Via email:  info@acupay.com

By post, telephone or fax:

IN LONDON:	IN NEW YORK:
Acupay System LLC	Acupay System LLC
Attention: Nina Santa-Maria	Attention: Sabrina Cruz
First Floor	30 Broad Street – 46th Floor
28 Throgmorton Street	New York, N.Y. 10004
London EC2N 2AN	USA
United Kingdom	Tel. 1-212-422-1222
Tel. 44-(0)-207-382-0340	Fax. 1-212-422-0790
Fax. 44-(0)-207-256-7571

Dealer Manager

Morgan Stanley is acting as the dealer manager in connection with the exchange offer and will receive a reasonable and customary fee for its services as dealer manager.  The offerors and the Issuer have also agreed to indemnify Morgan Stanley against specified liabilities relating to or arising out of the exchange offer, including, but not limited to, civil liabilities under the federal securities laws, and to contribute to payments which it may be required to make in respect thereof.

Morgan Stanley may from time to time hold existing preferred securities in their proprietary accounts, and to the extent it owns existing preferred securities in these accounts at the time of the exchange offer, it may tender these existing preferred securities.  In addition, Morgan Stanley may hold and trade exchange preferred securities in its proprietary accounts following the exchange offer.

Financing of the Exchange Offer; Source and Amount of Funds

The exchange offer is not subject to a financing condition.

We estimate that the total amount of cash required to complete the transactions contemplated by the exchange offer and the other exchange offers, including payment of any fees, expenses and other related amounts incurred in connection with the exchange offer and the other exchange offers, will be approximately €                , which will be funded entirely from internally-generated cash flow.

Subsequent Repurchases

Following completion of the exchange offer, the offerors may repurchase additional existing preferred securities that remain outstanding in the open market, in privately negotiated transactions or otherwise. Future purchases of existing preferred securities that remain outstanding after the exchange offer may be on terms that are more or less favorable than the relevant exchange offer. However, Rules 14e-5 and 13e-4 under the Exchange Act generally prohibit the offerors and their affiliates from purchasing any existing preferred securities other than pursuant to the exchange offer until 10 business days after the Exchange Offer Expiry Date, although there are some exceptions. Future repurchases, if any, will depend on many factors, including market conditions and the condition of our business.

In addition, if a sufficiently small number of existing preferred securities of a particular series remains outstanding and those existing preferred securities become eligible for redemption, the issuer of such existing preferred securities may redeem those existing preferred securities.

Brokerage Commissions

Holders that tender their existing preferred securities to the Tax Certification and Exchange Agent do not have to pay a brokerage fee or commission to us, the Dealer Manager or the Tax Certification and Exchange Agent. However, if a tendering holder handles the transaction through its bank, broker, custodian or other nominee, that holder may be required to pay brokerage fees or commissions to its bank, broker, custodian or other nominee.

Fees and Expenses

We will bear the expenses of soliciting tenders of the existing preferred securities. The principal solicitation is being made by mail. Additional solicitation may, however, be made by e-mail, facsimile transmission, and telephone or in person by our officers and other employees and those of our affiliates and others acting on our behalf.

No Fairness Opinion

The offerors are not making a recommendation as to whether you should exchange your existing preferred securities in the exchange offer. The offerors have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the existing preferred securities for purposes of negotiating the exchange offer or preparing a report concerning the fairness of the exchange offer. You must make your own independent decision regarding your participation in the exchange offer.

Certain Matters Relating to Non-U.S. Jurisdictions

Although the offerors will mail this document to holders of the existing preferred securities to the extent required by U.S. law, this prospectus will not, subject to limited exceptions, be distributed outside the United States and is not an offer to sell or exchange and it is not a solicitation of an offer to buy securities in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made into those countries and often impose stringent requirements about the form and content of offers made to the general public. None of the offerors, Issuer or the Guarantor has taken any action in any jurisdiction outside of the United States to facilitate a public offer of securities outside the United States or to facilitate the distribution of this document in any jurisdiction outside of the United States.  This document does not constitute an invitation to participate in the exchange offer in any jurisdiction in which it is unlawful to make such invitation under applicable securities laws.  The distribution of this document in certain jurisdictions may be restricted by law.  Persons into whose possession this document comes are required by each of us, the Issuer, any offeror and the Dealer Manager to inform themselves about, and to observe, any such restrictions.  No action has been or will be taken in any jurisdiction other than the United States by us, the Issuer, each offeror or the Dealer Manager in relation to the exchange offer described herein that would permit a public offering of securities.  Non-U.S. holders should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the exchange preferred securities that may apply in their home countries. We, the Issuer, each offeror and the Dealer Manager cannot provide any assurance about whether such limitations may exist.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of any exchange preferred securities which are the subject of the exchange offer may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any exchange preferred securities may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of exchange preferred securities shall require us, the Issuer, any offeror or the Dealer Manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any exchange preferred securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any exchange preferred securities to be offered so as to enable an investor to decide to purchase any exchange preferred securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The communication of this document and any other documents or materials relating to the exchange offer is not being made and such documents and/or materials have not been approved by an authorised person for the purpose of section 21 of the Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets 2000 (Financial Promotion) Order 2005 (the “Order”) or persons who are within Article 43 of the Order or any other persons to whom it may otherwise lawfully be made under the Order.

France

The exchange offer is not being made, directly or indirectly, to the public in the Republic of France.  This document and any other offering material relating to the exchange offer have not been and shall not be distributed to the public in The Republic of France. This document has not been submitted to the clearance of the Autorité des Marchés Financiers.

Belgium

The exchange offer is not being made, directly or indirectly, to the public in Belgium. Neither the exchange offer nor this document has been notified to the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financiére et des assurances) pursuant to Article 18 of the Belgian law of 22 April 2003 on the public offering of securities (the “Law on Public Offerings”) nor has this document or any other information circular, brochure or similar document relating to the exchange offer been, nor will it be, approved by the Belgian Banking, Finance and Insurance Commission pursuant to Article 14 of the Law on Public Offerings. Accordingly, this document may not be advertised and this document and any other information circular, brochure or similar document relating to the exchange offer may be distributed, directly or indirectly, in Belgium only to qualified investors referred to in Article 6, paragraph 3 of the Law of 1 April 2007 on public acquisitions, acting for their own account.

Italy

The exchange offer is not being made in The Republic of Italy. The exchange offer and this document have not been submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian laws and regulations.  Neither this document nor any other documents or materials relating to the exchange offer, the existing preferred securities or the exchange preferred securities may be distributed or made available in The Republic of Italy.

General

This document does not constitute an offer to sell or buy or a solicitation of an offer to sell or buy the existing preferred securities and/or the exchange preferred securities from holders in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the exchange offer to be made by a licensed broker or dealer and the Dealer Manager or any of its affiliates is such a licensed broker or dealer in such jurisdictions, the exchange offer shall be deemed to be made by the Dealer Manager or such affiliate (as the case may be) on our behalf in such jurisdictions.

MANAGEMENT

Please refer to Item 6 of our 2008 Form 20-F.  For Abbey, please refer to the section entitled “Report of the Directors” in Abbey’s 2008 20-F. For Sovereign, please refer to Part III of Sovereign’s 2008 Form 10-K.

THE OTHER EXCHANGE OFFERS

In addition to the exchange offer, we and certain of our finance subsidiaries are offering other preferred securities guaranteed by Banco Santander, S.A. of up to €515 million, £1,100 million and $2,086 million in aggregate liquidation preference of preferred securities plus up to an estimated aggregate of €47 million, £199 million and $317 million in cash in exchange for other currently outstanding preferred securities guaranteed by Banco Santander, S.A. or one or more of its subsidiaries.  The new preferred securities and any guarantees of such securities issued in the other exchange offers will rank equally with the exchange preferred securities and the Guarantees issued in the exchange offer.  In addition, we and certain of our finance subsidiaries are also offering up to €1,020 million, £1,259 million and $1,125 million in aggregate principal amount of subordinated debt securities plus up to an estimated aggregate of €114 million, £159 million and $150 million in cash in exchange for currently outstanding subordinated debt guaranteed by Banco Santander, S.A. or one or more of its subsidiaries.  The new debt securities and the guarantees of such debt securities issued in the other exchange offers will rank senior to the exchange preferred securities and Guarantee issued in this exchange offer.  None of the exchange offers being conducted or intended to be conducted by us and our subsidiaries are conditioned on the completion of any other exchange offers.

DESCRIPTION OF THE EXCHANGE PREFERRED SECURITIES

The following is a summary of certain terms and provisions of the exchange preferred securities. The summary set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to the public deeds of issuance dated                , 2009 and the resolutions adopted by the shareholders and the board of directors of the Issuer establishing each series of exchange preferred securities.  A summary of certain terms and provisions of the Guarantee of the exchange preferred securities by the Guarantor is set forth later in this prospectus under the heading “Description of the Guarantee of the Exchange Preferred Securities.”  Any references in this prospectus to “Guarantee” in connection with the description of any series of securities in this prospectus is a reference to the guarantee of such series of securities.

Distributions

Distributions (as defined below) on the exchange preferred securities will be payable to the record holders thereof as they appear on the register for the exchange preferred securities on record dates, which will be on the 15th calendar day preceding the relevant payment dates.  We have been informed by DTC that distributions on Global Preferred Securities Certificates (as defined below) will be paid over to DTC participants in respect of their record holdings on the record date.

Except as hereinabove provided, holders of the Issuer’s exchange preferred securities will have no right to participate in the profits of the Issuer.

The fixed exchange preferred securities and the fixed-to-floating exchange preferred securities constitute separate series of preferred securities of the Issuer.

Fixed Exchange Preferred Securities

Non-cumulative cash distributions on the fixed exchange preferred securities (the “Distributions”) will accrue at a fixed rate of 10.5% per year of their par value from the date of original issuance and are payable quarterly in arrears on                ,                ,                and                in each year, commencing on                     (each such date on which Distributions are payable at a fixed rate, a “Fixed Distribution Date”).  The Distribution payable in respect of any Fixed Distribution Period (defined as the period from and including one Fixed Distribution Date (or, in the case of the first Fixed Distribution Period, the date of issuance) to but excluding the next Fixed Distribution Date) will be computed on the basis of twelve 30-day months and a 360-day year.

If any Fixed Distribution Date on which Distributions are payable on the fixed exchange preferred securities would fall on a day on which banks in the city of Madrid, Spain or The City of New York are not open for business or on which foreign exchange dealings may not be conducted in the city of Madrid, Spain or The City of New York (a “business day”), then payment of the Distribution payable on such Fixed Distribution Date will be made on the next day which is a business day (and without any interest or other payment in respect of any such delay).

Fixed-to-Floating Exchange Preferred Securities

Distributions on the fixed-to-floating exchange preferred securities accrue from the date of original issuance and are payable semi-annually in arrears on                and                in each year, commencing on                      to                     (the “Reset Date”) (each such date, a “Fixed Distribution Date”) and quarterly in arrears on                ,                ,                and                in each year, commencing on                     (each such date, a “Floating Distribution Date”).  A Fixed Distribution Date or a Floating Distribution Date are each referred to as a “Distribution Date.”

Distributions on the fixed-to-floating exchange preferred securities are payable semi-annually at a fixed rate of 10.5% per year from and including the date of issuance to but excluding                     (the “Reset Date”) and during the period from and including the Reset Date, the rate of Distributions on the fixed-to-floating exchange preferred securities will be reset quarterly on the first day of each LIBOR Distribution Period (as defined below) to a rate (the “Applicable Rate”), as determined by the calculation agent, equal to U.S. dollar three month LIBOR, plus a spread to be fixed (the “fixed spread to LIBOR”) at the spread-fixing time (as defined below), which is equal to the difference between (A) 10.5%, and (B) the mid-swaps rate, as displayed on Telerate Page 19901 under the caption “SEMI-BOND” for swapping fixed rate payments for U.S. dollar three-month LIBOR payments for a 5-year period, at the spread-fixing time.

We will publicly announce the fixed spread to LIBOR and the Applicable Rate promptly after it is determined by the Dealer Manager.  You can obtain recently calculated hypothetical quotes of the fixed spread to LIBOR and the Applicable Rate by contacting the Dealer Manager at the address or phone number set forth on the back cover of this prospectus.

The “spread-fixing time” will be 2:00 p.m. New York City time on                     , the second business day prior to the expiration date of the exchange offer.

The following is an illustrative hypothetical calculation of the fixed spread to LIBOR and the Applicable Rate based on data available as of July 8, 2009.  The information provided in the following table is for illustrative purposes only, and we make no representation with respect to the actual consideration that may be paid pursuant to the exchange offer or the floating rate of the fixed-to-floating exchange preferred securities. The mid-swaps rate, the Applicable Rate and the fixed spread to LIBOR may be greater or less than that shown in the following table.

The mid-swaps rate as displayed on Telerate Page 19901 under the caption “SEMI-BOND” for swapping fixed rate payments for U.S. dollar three-month LIBOR payments for a 5-year period on July 8, 2009 equaled 2.648%.

Formula for determining fixed spread to LIBOR:

(A) the fixed rate for the fixed period; minus	10.500%
(B) mid-swaps rate equals	2.648%
(C) fixed spread to LIBOR	7.852%

Formula for determining Applicable Rate:

(A) Three month U.S. dollar LIBOR; plus	0.525%
(B) fixed spread to LIBOR; equals	7.852%
(C) Applicable Rate	8.377%

We will publicly announce the fixed spread to LIBOR and the Applicable Rate promptly after it is determined by the Dealer Manager.  You can obtain recently calculated hypothetical quotes of the fixed spread to LIBOR and the Applicable Rate by contacting the Dealer Manager at the address or phone number set forth on the back cover of this prospectus.

All calculations made by the calculation agent for the purposes of calculating Distributions payable for any LIBOR Distribution Period (as defined below) shall be conclusive and binding, absent manifest errors.  The Bank of New York Mellon will serve as the calculation agent.

Distributions on the fixed-to-floating exchange preferred securities from and including the date of issuance to but excluding the Reset Date will be computed on the basis of a 360-day year of twelve 30-day months.  The Distribution payable in respect of any Fixed Distribution Period (defined as any period from and including one Fixed Distribution Date (or, in the case of the first Fixed Distribution Period, the date of issuance) to but excluding the next Fixed Distribution Date), will be computed on the basis of twelve 30-day months and a 360-day year.

From and including the Reset Date, the amount of accrued Distributions for each day with respect to the fixed-to-floating exchange preferred securities, which we refer to as the “LIBOR Daily Distribution Amount,” will be calculated by dividing the Applicable Rate in effect for that day by 360 and multiplying the result by the aggregate outstanding principal amount of the fixed-to-floating exchange preferred securities on that day. The amount of Distributions to be paid on the fixed-to-floating exchange preferred securities for each LIBOR Distribution Period (as defined below) will be calculated by adding the applicable LIBOR Daily Distribution Amounts for each day in the LIBOR Distribution Period.

Except as described below for the first LIBOR Distribution Period, on each Floating Distribution Date, the Issuer or the Guarantor, as the case may be, will pay Distributions on the fixed-to-floating exchange preferred securities for the period commencing on and including the immediately preceding Floating Distribution Date and ending on but excluding that Floating Distribution Date. The first LIBOR Distribution Period on the fixed-to-floating exchange preferred securities will begin on and include the Reset Date and, subject to the immediately preceding paragraph, will end on and include                     ..

Each period for which Distributions are payable on the fixed-to-floating exchange preferred securities based on the Applicable Rate is referred to as a “LIBOR Distribution Period.”  Any LIBOR Distribution Period or Fixed Distribution Period are each referred to as a “Distribution Period.”

The Applicable Rate to each LIBOR Distribution Period on the related Floating Distribution Date will be the rate determined as of the applicable interest determination date. The “interest determination date” will be the second London business day immediately preceding the first day of that LIBOR Distribution Period.

“LIBOR” with respect to each LIBOR Distribution Period shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the first day of that LIBOR Distribution Period that appears on Reuters Screen LIBOR01 Page (as defined below) at approximately 11:00 a.m., London time, on the applicable interest determination date. “Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters Screen (or such other page as may replace the LIBOR01 page on that service, any successor service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Reuters Screen LIBOR01 Page, LIBOR for such interest determination date will be determined in accordance with the provisions of the next paragraph below.

With respect to an interest determination date on which no rate appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, on such interest determination date, the calculation agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by the calculation agent (after consultation with the Issuer and the Guarantor) to provide the calculation agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London business day immediately following such interest determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such interest determination date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such interest determination date will be the arithmetic mean of such quotations as calculated by the calculation agent. If fewer than two quotations are provided, LIBOR for such interest determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such interest determination date by three major banks (which may include affiliates of the underwriters) selected by the calculation agent (after consultation with us) for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London business day immediately following such interest determination date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the calculation agent are not quoting such rates as mentioned in this sentence, LIBOR for such interest determination date will be LIBOR determined with respect to the immediately preceding interest determination date.

All percentages resulting from any calculation of any Applicable Rate for the fixed-to-floating exchange preferred securities will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or ..09876545) would be rounded to 9.87655% (or .0987655), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

 Promptly upon such determination, the calculation agent will notify the Issuer and the Guarantor of the Applicable Rate for the new LIBOR Distribution Period.

If any Fixed Distribution Date would fall on a day on which banks in the city of Madrid, Spain or The City of New York are not open for business or on which foreign exchange dealings may not be conducted in the city of Madrid, Spain or The City of New York (a “business day”), then payment of the Distribution payable on such Fixed Distribution Date will be made on the next day which is a business day (and without any interest or other payment in respect of any such delay).

If any Floating Distribution Date would fall on a day that is not a LIBOR Business Day (as defined below), that Distribution Date will be postponed to the following day that is a LIBOR Business Day, except that if such next LIBOR Business Day is in a different month, then that Distribution Date will be the immediately preceding day that is a LIBOR Business Day.  For the purposes of this prospectus, a “LIBOR Business Day” is a day other than a Saturday, a Sunday or any other day on which banking institutions in Madrid, Spain, New York, New York or London, England are authorized or required by law or executive order to close.

General Terms

In this prospectus, “distribution” refers to any distributions paid or to be paid on any of the Preferred Securities (as defined below).

Payment of cash distributions in any year on the exchange preferred securities and on all other series of Preferred Securities, as defined below (both issued and which may, in the future, be issued or guaranteed by the Guarantor) is limited by the amount of the Distributable Profits of the Guarantor for the previous year as defined below under section entitled “Description of the Guarantee of the Exchange Preferred Securities—Distributions,” and to any limitations that may be imposed by Spanish banking regulations on capital adequacy for credit institutions, as determined in accordance with guidelines and requirements of the Bank of Spain and other Spanish law as in effect from time to time.  Distributions shall not be payable to the extent that:

•
the aggregate of such distributions, together with (a) any other distributions previously paid during the then-current fiscal year (defined as the accounting year of the Guarantor) and (b) any distributions proposed to be paid during the then-current Distribution Period (as defined below), in each case on or in respect of Preferred Securities (including the exchange preferred securities) would exceed the Distributable Profits of the immediately preceding fiscal year; or

•
even if Distributable Profits are sufficient, if under applicable Spanish banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios on a parent company only basis or on a consolidated basis, the Guarantor would be prevented at such time from making payments on its ordinary shares or on Preferred Securities issued by the Guarantor.

“Preferred Securities” means (as the case may be) any preferred securities (participaciones preferentes) issued under Spanish Law 13/1985, or other securities or instruments equivalent to preferred securities issued by the Issuer, or by any other subsidiary of the Guarantor which are entitled to the benefit of a guarantee ranking pari passu with the Guarantor’s obligations under the Guarantee, or any such securities or instruments issued by the Guarantor and ranking pari passu with the Guarantor’s obligations under the Guarantee.

If Distributions are not paid in full on the exchange preferred securities, all distributions paid upon the exchange preferred securities and all other Preferred Securities will be paid pro rata among the exchange preferred securities and all such other Preferred Securities, so that the amount of the distribution payment per security will have the same relationship to each other that the nominal or par value per security of the exchange preferred securities and all other Preferred Securities bear to each other.

If Distributions are not paid on the exchange preferred securities on the Distribution payment date in respect of the relevant Distribution Period as a consequence of the above limitations on Distributions or are paid partially, then the right of the holders of the exchange preferred securities to receive a Distribution or an unpaid part thereof in respect of the relevant Distribution Period will be lost and neither the Issuer nor the Guarantor will have any obligation to pay the Distribution accrued or part thereof for such Distribution Period or to pay any interest thereon, whether or not Distributions on the exchange preferred securities are paid for any future Distribution Period.

Optional Redemption

The exchange preferred securities of each series are redeemable, at the option of the Issuer, subject to the prior consent of the Bank of Spain, in whole but not in part, at any time on or after the fifth anniversary of the issuance date of such series of exchange preferred securities upon not less than 30 nor more than 60 days’ notice prior to the relevant redemption date by mail to each record holder, at the redemption price of $25 per fixed exchange preferred security and $1,000 per fixed-to-floating exchange preferred security, plus the accrued and unpaid Distribution for the then-current Distribution Period to the date fixed for redemption.

If the Issuer gives notice of redemption of a series of the exchange preferred securities, then by 12:00 Noon, New York City time on the relevant redemption date, the Issuer will:

•
irrevocably deposit with the paying agent funds sufficient to pay the foregoing redemption price, including the amount of accrued and unpaid Distribution for the then-current Distribution Period to the date fixed for redemption; and

•	give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the exchange preferred securities of that series.

If the notice of redemption has been given, and the funds deposited as required, then on the date of such deposit:

•	Distributions on the exchange preferred securities called for redemption shall cease;

•	such exchange preferred securities will no longer be considered outstanding; and

•	the holders will no longer have any rights as holders except the right to receive the redemption price.

If either the notice of redemption has been given and the funds are not deposited as required on the date of such deposit or the Issuer or the Guarantor improperly withholds or refuses to pay the redemption price of the exchange preferred securities called for redemption, Distributions will continue to accrue at the rate specified from the redemption date to the date of actual payment of the redemption price.

Any acquisition by the Issuer, the Guarantor or any of its subsidiaries of exchange preferred securities shall be made in accordance with applicable laws in regulations.  Any exchange preferred securities so purchased by the Issuer shall be immediately cancelled.

Rights upon Liquidation

If the Issuer is voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of outstanding exchange preferred securities will be entitled to receive out of the assets that are available to be distributed to holders, and before any assets are distributed to holders of ordinary shares or any other class of shares of the Issuer ranking junior to the exchange preferred securities as to participation in assets, but together with holders of any other Preferred Securities of the Issuer ranking equally with the exchange preferred securities as to participation in assets, the following liquidation distribution:

•	$25 per fixed exchange preferred security and $1,000 per fixed-to-floating exchange preferred security, plus

•	an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to the date of payment.

If at the time that any liquidation distribution is to be paid, proceedings are also pending or have been commenced for the voluntary or involuntary liquidation, dissolution or winding-up of the Guarantor or for a reduction in the Guarantor’s shareholders’ equity pursuant to Article 169 of the Spanish Corporations Act (Ley de Sociedades Anónimas), then the liquidation distribution to be paid to the holders:

•	of all Preferred Securities of the Issuer;

•	of all Preferred Securities of other subsidiaries of the Guarantor; and

•	of Preferred Securities issued by the Guarantor,

will be limited to and not exceed the amount that would have been paid as the liquidation distribution from the assets of the Guarantor (after payment in full in accordance with Spanish law of all creditors of the Guarantor, including holders of subordinated debt but excluding holders of any guarantee or any other contractual right expressed to rank equally with or junior to the Guarantee), had all such Preferred Securities been issued by the Guarantor, and

•	ranked junior to all liabilities of the Guarantor;

•	ranked pari passu with the most senior Preferred Securities which could have been issued by the Guarantor (if any); and

•	ranked senior to the Guarantor’s ordinary shares.

The above limitation will apply even if the Issuer has at the time sufficient assets to pay the liquidation distribution to the holders of all Preferred Securities issued by it, including the exchange preferred securities.

If the foregoing liquidation distribution relating to the exchange preferred securities and other Preferred Securities cannot be made in full due to the limitation described above, then all payments will be made pro rata in the proportion that the amount available for payment bears to the full amount that would have been payable, had there been no such limitation.

Upon receipt of payment of the liquidation distribution, holders of exchange preferred securities will have no right or claim on any of the remaining assets of either the Issuer or the Guarantor. See the section entitled “Description of the Guarantee of the Exchange Preferred Securities—Status.”

Except as provided in the second paragraph above with respect to any liquidation or winding up of the Guarantor or a reduction in its shareholders equity, the Guarantor will not permit, and will not take any action to cause, the liquidation, dissolution or winding-up of the Issuer.

Voting Rights

The holders of exchange preferred securities will not have any voting rights unless either the Issuer or the Guarantor, under the Guarantee, fails to pay Distributions in full on the exchange preferred securities of a particular series for four consecutive Distribution Periods.  In that event, the holders of outstanding exchange preferred securities of that series, together with the holders of any other series of Preferred Securities of the Issuer then also having the right to vote for the election of directors, acting as a single class without regard to series, will be entitled to:

•	appoint two additional members of the board of directors of the Issuer;

•	remove any such board member from office; and

•	appoint another person(s) in place of such member(s).

This can be accomplished by either:

•	written notice given to the Issuer by the holders of a majority in liquidation preference; or

•
an ordinary resolution passed by the holders of a majority in liquidation preference of the securities present in person or by proxy at a special general meeting of the holders convened for that purpose.

If the written notice of the holders is not given as provided in the preceding paragraph, the board of directors of the Issuer, or a duly authorized committee of the board of directors, is required to convene a special general meeting for the above purpose, not later than 30 days after this entitlement arises.

If the board of directors of the Issuer, or its duly authorized committee, fails to convene this meeting within the required 30-day period, the holders of 10% in liquidation preference of the outstanding exchange preferred securities and other Preferred Securities of the Issuer are entitled to convene the meeting. The Issuer will determine the place where the separate general meeting will be held.

Immediately following a resolution for the appointment or the removal of additional members to the board of directors, the special general meeting of holders shall give notice of such to:

(1)   the board of directors of the Issuer so that it may, where necessary, call a general meeting of the shareholders of the Issuer; and

(2)   the shareholder of the Issuer, so that they may hold a general meeting of shareholders.

The shareholder of the Issuer has undertaken to vote in favor of the appointment or removal of the directors so named by the special general meeting of the holders and to take all necessary measures in such regard.

Once distributions have been paid in full in respect of a series of exchange preferred securities for four consecutive Distribution Periods and any other Preferred Securities of the Issuer in respect of such distribution periods as set out in their own terms and conditions, any member of the board of directors of the Issuer that has been appointed in the manner described in the preceding paragraphs is required to vacate office.

Under the Articles of the Issuer, its board of directors must have a minimum of three members and a maximum of eleven members. At the date of this prospectus, the board of directors of the Issuer has four directors.

Any amendments or abrogation of the rights, preferences and privileges of a series of exchange preferred securities will not be effective, unless otherwise required by applicable law and except:

•	with the consent in writing of the holders of at least two-thirds of the outstanding exchange preferred securities of that series; or

•	with the sanction of a special resolution passed at a separate general meeting by the holders of at least two-thirds of the outstanding exchange preferred securities of that series.

If the Issuer, or the Guarantor under any guarantee, has paid in full the most recent distribution payable on each series of the Issuer’s Preferred Securities, the Issuer, the holders of its ordinary shares, or its board of directors may, without the consent or sanction of the holders of its Preferred Securities:

•
take any action required to issue additional Preferred Securities or authorize, create and issue one or more other series of Preferred Securities of the Issuer ranking equally with the exchange preferred securities, as to the participation in the profits and assets of the Issuer, without limit as to the amount; or

•
take any action required to authorize, create and issue one or more other classes or series of shares of the Issuer ranking junior to the Preferred Securities, as to the participation in the profits or assets of the Issuer.

However, if the Issuer, or the Guarantor under any guarantee, has not paid in full the most recent distribution payable on each series of Preferred Securities, then the prior consent of the holders of at least two thirds in liquidation preference of the outstanding Preferred Securities of the Issuer will be required to carry out such actions.  Such consent may be granted in writing by the holders, or with the sanction of a special resolution passed at a separate general meeting of holders.

The vote of the holders of either series of exchange preferred securities is not required to redeem and cancel the exchange preferred securities of that series. Spanish law does not impose any restrictions on the ability of holders of Preferred Securities who are not residents or citizens of Spain to hold or vote such Preferred Securities.

If the shareholders of the Issuer propose a resolution providing for the liquidation, dissolution or winding-up of the Issuer, the holders of all the outstanding Preferred Securities of the Issuer:

•	will be entitled to receive notice of and to attend the general meeting of shareholders called to adopt this resolution; and

•	will be entitled to hold a separate and previous general meeting of holders and vote together as a single class without regard to series on such resolution, but not on any other resolution.

The above resolution will not be effective unless approved by the holders of a majority in liquidation preference of all outstanding Preferred Securities of the Issuer.

The result of the above mentioned vote shall be disclosed at the general shareholders meeting as well as the fact that the shareholder of the Issuer has undertaken to vote in the correspondent general shareholders meeting in conformity with the vote of the separate general meeting of holders.

Notice, attendance, or approval is not required if the liquidation, dissolution and winding-up of the Issuer is initiated due to:

•	the liquidation, dissolution or, winding up of the Guarantor; or

•	a reduction in shareholders equity of the Guarantor under Article 169 of the Spanish Corporations Act.

The Issuer shall cause a notice of any meeting at which the holders of exchange preferred securities are entitled to vote, to be mailed to each record holder of exchange preferred securities. This notice will include a statement regarding:

•	the date, time and place of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting at which the holders are entitled to vote; and

•	instructions for the delivery of proxies.

Special General Meetings

A Special General Meeting, which will be constituted by all holders of Preferred Securities of the Issuer, will be called by the board of directors of the Issuer.

The quorum shall be the holders of Preferred Securities holding one-quarter of the liquidation preference of all Preferred Securities of the Issuer issued and outstanding.  If the attendance of one-quarter of the holders of Preferred Securities issued and outstanding cannot be obtained, such Special General Meeting may be re-convened one day after the first meeting and such meeting shall be validly convened irrespective of the number of Preferred Securities present or represented.

In a Special General Meeting all resolutions shall be made by the majority set out in “Voting Rights” above, and will be binding on all of the holders of such Preferred Securities, including those not in attendance and dissenters.

All holders of such Preferred Securities who are able to show that they held their securities five days prior to the date of the Special General Meeting shall be entitled to attend with the right to speak and vote.  Holders of such Preferred Securities shall prove that they held such Preferred Securities in the manner and subject to the requirements set out in the announcement published when convening such Special General Meeting. Holders of such Preferred Securities may delegate their representation to another person, by an individual signed letter for each meeting.

The convening of a Special General Meeting will be carried out in accordance with the rules governing the calling and holding of meetings of holders of each series of Preferred Securities.

A Special General Meeting of holders of the Issuer’s Preferred Securities will be convened (i) in accordance with the requirements of any security exchange on which the exchange Preferred Securities are listed and (ii) by mail to DTC (in each case not less that 30 nor more than 60 days prior to the date of the act or event to which such notice, request or communication relates).

Registrar, Transfer Agent and Paying Agent

The Bank of New York Mellon, presently located at 101 Barclay Street, New York, New York 10286, will act as registrar, transfer agent and paying agent for the exchange preferred securities, which together with its successors and assigns, we will refer to as “the Paying Agent.”

Ranking of the Exchange Preferred Securities

The exchange preferred securities will rank (a) junior to all liabilities of the Issuer including subordinated liabilities, (b) pari passu with each other and with any other series of Preferred Securities of the Issuer and (c) senior to the Issuer’s ordinary shares.

The holders of exchange preferred securities by their subscription or acquisition waive any different priority that Spanish law or regulations could grant at any time, and particularly those arising from articles 92 and 158 of Law 22/2003 (Ley Concursal), if any.

Form of Exchange Preferred Securities; Book-Entry System

The exchange preferred securities of each series will be issued in the form of a global preferred security in fully registered form, (“Global Preferred Security Certificate”).  The Global Preferred Security Certificate for each series will be deposited with, or on behalf of DTC and registered in the name of DTC or its nominee.  Investors may hold securities entitlements in respect of the Global Preferred Security Certificates directly through DTC if they are participants in DTC’s book-entry system or indirectly through organizations which are participants in such system.

For so long as the exchange preferred securities are represented by the Global Preferred Security Certificates, securities entitlements in respect of the exchange preferred securities will be transferable only in accordance with the rules and procedures of DTC in effect at such time.

Because DTC can only act on behalf of direct participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in the exchange preferred securities represented by the Global Preferred Security Certificates to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

The Paying Agent is not required to register the transfer of any exchange preferred security that has been called for redemption.

So long as DTC or its nominee is the holder of the Global Preferred Security Certificates, DTC or its nominee will be considered the sole holder of such Global Preferred Security Certificate for all purposes.  No direct participant, indirect participant or other person will be entitled to have exchange preferred securities registered in its name, receive or be entitled to receive physical delivery of exchange preferred securities in definitive form or be considered the owner or holder of the exchange preferred securities.  Each person having an ownership or other interest in exchange preferred securities must rely on the procedures of DTC, and, if a person is not a participant in DTC, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder of the exchange preferred securities.

Payments of any amounts in respect of the Global Preferred Security Certificates will be made by the Paying Agent to DTC.  Payments will be made to beneficial owners of the exchange preferred securities in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable.  Neither the Issuer, the Guarantor nor the Paying Agent nor any of their respective agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC and any beneficial owner of an interest in a Global Preferred Security Certificate, or the failure of DTC or any intermediary to pass through to any beneficial owner any payments that the Paying Agent makes to DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in those securities through electronic securities certificates.  DTC participants include securities brokers and dealers, including parties that may act as underwriters, dealers or agents with respect to the securities, banks, trust companies, clearing corporations and certain other organizations, some of which, along with certain of their representatives and others, own DTC.  Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC’s rules and operating procedures and will be settled in same day funds.

Miscellaneous

Exchange preferred securities are not subject to any mandatory redemption or sinking fund provisions.  Holders of exchange preferred securities have no preemptive rights.

DESCRIPTION OF THE GUARANTEE OF THE EXCHANGE PREFERRED SECURITIES

This section describes the general terms and conditions of the Payment and Guarantee Agreements in respect of each series of exchange preferred securities, which are collectively referred to as the “Guarantee,” which will be entered into by the Issuer and the Guarantor on or about          for the benefit of the holders from time to time of the exchange preferred securities.

Because this is only a summary, it does not contain all the details found in the full text of the Guarantee.  If you would like additional information, you should read the full text of the Guarantee, copies of which are filed as exhibits to the Issuer’s registration statement on Form F-4, of which this prospectus forms a part.

General

Subject to the restrictions specified in this prospectus, and unless paid by the Issuer, the Guarantor will pay, in full, to the holders of exchange preferred securities, the Guarantee payments, as defined below, as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert.

The following payments, if not paid by the Issuer, which we will refer to as “Guarantee payments,” will be subject to the Guarantee, without duplication:

•	any accrued and unpaid Distributions;

•	the redemption price for any exchange preferred securities redeemed by the Issuer; and

•	the liquidation distribution per exchange preferred security described under “Description of the Exchange Preferred Securities—Rights upon Liquidation.”

A holder of exchange preferred securities may enforce the Guarantee directly against the Guarantor, and the Guarantor will waive any right or remedy to require that any action be brought against the Issuer or any other person or entity before proceeding against the Guarantor. The Guarantee will not be discharged except by payment of the Guarantee payments in full and by complete performance of all obligations of the Guarantor under the Guarantee.

The Guarantee constitutes a guarantee of payment and not of collection only.

The Issuer is a wholly-owned subsidiary of the Guarantor. Under the Guarantee, as long as any exchange preferred securities are outstanding, the Guarantor has agreed to maintain 100% ownership in the ordinary shares of the Issuer.

Distributions

The Guarantor will not be obligated to make any guarantee payment in respect of Distributions (including accrued and unpaid Distributions relating to any payment upon redemption or liquidation distribution) on any exchange preferred securities, if the aggregate of such Distribution together with (a) any other distributions previously paid during the then-current fiscal year (defined as the accounting year of the Guarantor) and (b) any distributions proposed to be paid during the then-current Distribution Period, in each case on or in respect of Preferred Securities (including the exchange preferred securities) would exceed Distributable Profits (as defined below) of the immediately preceding fiscal year.

Even if Distributable Profits are sufficient, the Guarantor will not be obligated to make any payment under the Guarantee if, under applicable Spanish banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios on a parent company only basis or on a consolidated basis, the Guarantor would be prevented at such time from making payments on its ordinary shares or on Preferred Securities issued by the Guarantor.

If the Guarantee payments cannot be made in full due to such limitations, the payments in respect of the exchange preferred securities and all other Preferred Securities will be made pro rata among all holders of Preferred

Securities in the proportion that the amount available for payment bears to the full amount that would have been payable, had there been no limitation.

“Distributable Profits” means, for any fiscal year, the reported net profit (calculated in compliance with the regulations of the Bank of Spain) of the Guarantor, determined after tax and extraordinary items for such year, as derived from the non-consolidated audited profit and loss account of the Guarantor, irrespective of whether shareholders’ meeting approval is still pending, prepared in accordance with generally applicable accounting standards in Spain and Bank of Spain requirements and guidelines, each as in effect at the time of such preparation.  In the event that on any Distribution payment date, the audit of the non-consolidated profit and loss account has not been completed, the reference to be used to calculate the Distributable Profits will be the balance of the unaudited non-consolidated profit and loss account of the Guarantor as reported in the financial statements delivered to the Bank of Spain in respect of December 31st of the preceding fiscal year.

Redemption Price

Under the Guarantee, the Guarantor will guarantee the payment of the full amount of the redemption price on the exchange preferred securities that the Issuer may redeem. However, if this redemption price includes accrued and unpaid Distributions from the current Distribution payment period to the date of redemption, the Guarantor’s obligation to pay this portion of the redemption price will be subject to the limitation described above under the section entitled “—Distributions.”

Liquidating Distributions

If at the time that any liquidation distributions are to be paid pursuant to the Guarantee in respect of the exchange preferred securities, proceedings are pending or have been commenced for the voluntary or involuntary liquidation, dissolution or winding-up of the Guarantor or for a reduction in the Guarantor’s shareholders’ equity pursuant to Article 169 of the Spanish Corporations Act, then payments for such liquidation distributions and any liquidation distributions payable with respect to all other Preferred Securities will not exceed the liquidation distributions that would have been payable from the assets of the Guarantor (after payment in full in accordance with Spanish law of all creditors of the Guarantor, including holders of its subordinated debt, but excluding holders of any guarantee or other contractual right expressly ranking equally with or junior to the Guarantee) had all the Preferred Securities been issued by the Guarantor and ranked:

•	junior to all liabilities of the Guarantor;

•	pari passu with the most senior Preferred Securities which could have been issued by the Guarantor (if any); and

•	senior to the Guarantor’s ordinary shares.

In the event of any liquidation or winding-up of the Guarantor or a reduction in its shareholders’ equity pursuant to Article 169 of the Spanish Corporations Act, the Guarantor will exercise its voting rights in order to wind-up the Issuer, subject to the prior consent of the Bank of Spain.  In this case, holders of the exchange preferred securities right to receive liquidation distributions will be limited as described above.

If the payments described above cannot be made in full due to this limitation, the payments will be made pro rata in the proportion that the amount available for payment bears to the full amount that would have been payable, had there been no such limitation.

Status

The Guarantee constitutes an unsecured obligation of the Guarantor which:

•	ranks junior to all liabilities of the Guarantor, including subordinated liabilities (other than any guarantee or contractual right expressly ranking equally with or junior to the Guarantee);

•
ranks pari passu with the most senior Preferred Securities which could have been issued by the Guarantor, if any, and any obligations of the Guarantor under any guarantee issued by it relating to any Preferred Securities issued by any subsidiary; and

•	ranks senior to the Guarantor’s ordinary shares.

Each holder of exchange preferred securities by its acquisition of exchange preferred securities will be deemed to waive all other priorities that Spanish law or regulations may confer at any time including those arising from articles 92 and 158 of Law 22/2003 of 9 July 2003 (Ley Concursal), if any.

If any amount required to be paid pursuant to the Guarantee in respect of a Distribution payable with respect to a series of exchange preferred securities during the most recent Distribution Period therefor has not been paid, due to the limitation on Distributable Profits described above under the section entitled “—Distributions” above or otherwise, then:

•
no dividends (other than in the form of Guarantor’s ordinary shares or other shares of the Guarantor ranking junior to the obligations of the Guarantor under the Guarantee) will be declared or paid or set apart for payment, or other distribution made, upon the Guarantor’s ordinary shares or any other shares of the Guarantor ranking junior to the Guarantee; and

•
the Guarantor will not redeem, repurchase or otherwise acquire for any consideration (including any amounts to be paid or made available for a sinking fund for redemption of any Guarantor ordinary shares), the Guarantor’s ordinary shares or any other shares of the Guarantor ranking junior to the obligations of the Guarantor under the Guarantee (except by conversion into or exchange for shares of the Guarantor ranking junior to the Guarantee), until such time as either the Issuer, or the Guarantor, in accordance with the Guarantee, shall have resumed the payment of, or set aside payment with respect to, full Distributions on the exchange preferred securities of that series for four consecutive Distribution Periods.

The obligations of the Guarantor ranking equally with the Guarantee are the Guarantor’s guarantees with respect to the following issues of Preferred Securities:

Santander Finance Preferred, S.A. Unipersonal:  $190,000,000 in existing Series 1 preferred securities; Series 2 € 300,000,000 CMS – Linked Preferred Securities issued on September 30, 2004; Series 3 € 200,000,000 5.75% Preferred Securities issued on October 8, 2004; $500,000,000 in existing Series 4 preferred securities; $600,000,000 in existing Series 5 preferred securities; $350,000,000 in existing Series 6 preferred securities and Series 7 GBP 250,000,000 Fixed/Floating Rate Preferred Securities issued on July 10, 2007;

Santander Finance Capital, S.A. Unipersonal:  Series III € 750,000,000 Fixed (the first two periods) and Floating Rate Preferred Securities issued on July 30, 2004; Series IV € 680,000,000 Fixed (the first two periods) and] Floating Rate Preferred Securities issued on September 30, 2004 and Series V € 1,000,000,000 Fixed (the first four periods) and Floating Rate Preferred Securities issued on April 12, 2005; Series VI $18,183,000 2% Preferred Securities issued on March 18, 2009; Series VII $24,975,000 2% Preferred Securities issued on March 18, 2009; Series VIII € 313,745,000 2% Preferred Securities issued on March 18, 2009; Series IX € 153,700,000 2% Preferred Securities issued on March 18, 2009 and Series X € 1,965,615,725 Fixed (the first two periods) and Floating Rate Preferred Securities issued on June 30, 2009; and

Santander International Preferred, S.A. Unipersonal: Series I $980,992,500 2% Preferred Securities issued on March 18, 2009 and Series II $8,582,000 2% Preferred Securities issued on March 18, 2009.

Other Guarantees

The Guarantor will not issue any preferred securities or other securities equivalent to preferred securities ranking senior to its obligations under the Guarantee and will not guarantee payments on preferred securities of any direct or indirect subsidiary if that guarantee would rank senior to the Guarantee (including, without limitation, any guarantee that would provide a priority of payment with respect to Distributable Profits) unless the Guarantee is amended to give to the holders of exchange preferred securities the rights and entitlements as are contained in or attached to such preferred securities or securities equivalent to preferred securities or such other guarantee, so that the Guarantee ranks equally with, and contains substantially equivalent rights of priority on payment of Distributable Profits, if any, as such preferred securities or securities equivalent to preferred securities or other guarantee.  “Subsidiary” means an entity in which the Guarantor owns, directly or indirectly, a majority of the voting shares.

General

The Guarantor shall not assign its obligations under the Guarantee without the prior approval of the holders of not less than two-thirds in liquidation preference of the outstanding exchange preferred securities of the Issuer or by resolution adopted at a special general meeting of the holders (Junta General Especial de Partícipes) and approved by holders of at least two-thirds of the liquidation preference of the exchange preferred securities of the Issuer; provided, however, that the foregoing shall not preclude the Guarantor from merging or consolidating with, or transferring or otherwise assigning all or substantially all of its assets to, a banking organization or any other entity permitted by applicable laws without obtaining any approval of such holders.

Under the terms of the Guarantee, the Guarantor will undertake to maintain the ownership of 100% of the ordinary shares of the Issuer, directly or indirectly, as long as any exchange preferred securities are outstanding, and not to permit or take any action to cause the liquidation, dissolution or winding up of the Issuer except as described above in “Description of the Exchange Preferred Securities—Rights upon Liquidation.”

Amendments

Except as described in “–Other Guarantees” above, except for any changes which do not adversely affect the rights of holders, or except for those changes necessary or desirable to give effect to any one or more transactions referred to in “General” above, in which case no vote will be required, the Guarantee may be changed only by agreement in writing with the prior approval of the holders of not less than two-thirds in liquidation preference of all exchange preferred securities, or by a resolution adopted at a special general meeting of holders (Junta General Especial de Partícipes) and approved by the holders of not less than two-thirds in liquidation preference of the exchange preferred securities.

Subrogation

Under the Guarantee, the Guarantor will be subrogated to all rights that the holders of exchange preferred securities may have against the Issuer for amounts that the Guarantor paid to those holders under the Guarantee and the Guarantor will have the right to waive payment of any amount of Distributions that it has made to those holders.

The Guarantor will not, except as required by mandatory provisions of law, exercise any rights that it may acquire by subrogation, indemnity, reimbursement or other agreement, as a result of a payment under the Guarantee, if, at the time of that payment, any amounts are due and unpaid under the Guarantee.

If any amount on the exchange preferred securities is paid to the Guarantor in violation of the preceding paragraph, the Guarantor will pay that amount to the holders of the exchange preferred securities.

Termination of the Guarantee

The Guarantee will terminate upon:

•	payment of the redemption price of all outstanding exchange preferred securities covered by the Guarantee;

•	purchase and cancellation of all exchange preferred securities; or

•	payment of the exchange preferred securities liquidation distribution.

The Guarantee will continue to be effective, or will be reinstated, if at any time a holder of a exchange preferred security is required to restore payment of any sums paid on such exchange preferred security or under the Guarantee.

Governing Law

The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.  The ranking of the Guarantee will be governed by Spanish Law.

COMPARISON OF THE MATERIAL TERMS OF THE FIXED EXCHANGE PREFERRED SECURITIES AND THE EXISTING SPANISH PREFERRED SECURITIES

The following is a summary comparison of the material terms of the exchange preferred securities and of the existing Spanish preferred securities. This summary does not purport to be complete and is qualified in its entirety by reference to the resolutions to be adopted by the shareholders and the board of directors of the Issuer establishing the exchange preferred securities and the constitutive documents of the existing Spanish preferred securities, including terms defined therein and used below, with respect to such securities. Copies of such documents may be obtained from the Tax Certification and Exchange Agent, the contact information for which is set forth on the back cover page of this prospectus, and are also filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.  See “Where You Can Find More Information” for information as to how you can obtain copies of such exhibits from the SEC.

	The Fixed Exchange Preferred Securities	The Existing Spanish Preferred Securities

Issuer	Santander Finance Preferred, S.A. Unipersonal	Same

Guarantor	Banco Santander, S.A.	Same

Aggregate principal amount and maturity
Up to 45,040,000 10.5% Non-Cumulative Guaranteed Series          Preferred Securities, par value $25 per security of Santander Finance Preferred, S.A. Unipersonal, which have been registered under the Securities Act (CUSIP No.          and ISIN No.         ).

7,600,000 6.41% Non-Cumulative Guaranteed Series 1 Preferred Securities, par value $25 per security of Santander Finance Preferred, S.A. Unipersonal, which have been registered under the Securities Act (CUSIP No. 80281R300 and ISIN No. US80281R3003), the existing Series 1 preferred securities.

20,000,000 6.80% Non-Cumulative Guaranteed Series 4 Preferred Securities, par value $25 per security of Santander Finance Preferred, S.A. Unipersonal, which have been registered under the Securities Act (CUSIP No. 80281R706 and ISIN No. US80281R7061), the existing Series 4 preferred securities.

24,000,000 6.50% Non-Cumulative Guaranteed Series 5 Preferred Securities, par value $25 per security of Santander Finance Preferred, S.A. Unipersonal, which have been registered under the Securities Act (CUSIP No. 80281R805 and ISIN No. US80281R8051), the existing Series 5 preferred securities.

14,000,000 Floating Rate Non-Cumulative Guaranteed Series 6 Preferred Securities, par value $25 per security of Santander Finance

The Fixed Exchange Preferred Securities	The Existing Spanish Preferred Securities

Preferred, S.A. Unipersonal, which have been registered under the Securities Act (CUSIP No. 80281R888 and ISIN No. US80281R8887), the existing Series 6 preferred securities.

Cumulative/non-cumulative distributions	Non-cumulative	Same

Limitation on distributions
Payment of cash distributions in any year on the exchange preferred securities and on all other series of preferred securities (both issued and which may, in the future, be issued or guaranteed by the Guarantor) is limited by the amount of the Distributable Profits of the Guarantor for the previous year as defined below under section entitled “Description of the Guarantee of the Exchange Preferred Securities—Distributions”, and to any limitations that may be imposed by Spanish banking regulations on capital adequacy for credit institutions, as determined in accordance with guidelines and requirements of the Bank of Spain and other Spanish law as in effect from time to time.  Distributions shall not be payable to the extent that:
Same

•      the aggregate of such Distributions, together with (a) any other distributions previously paid during the then-current fiscal year (defined as the accounting year of the Guarantor) and (b) any distributions proposed to be paid during the then-current Distribution Period, in each case on or in respect of Preferred Securities (including the exchange preferred securities) would exceed the Distributable Profits of the immediately preceding fiscal year; or

• even if Distributable Profits are sufficient, if under applicable Spanish banking regulations

The Fixed Exchange Preferred Securities	The Existing Spanish Preferred Securities

relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios on a parent company only basis or on a consolidated basis, the Guarantor would be prevented at such time from making payments on its ordinary shares or on Preferred Securities issued by the Guarantor.

Liquidation Preference	$25.00	Same

Redemption Price	$25.00	Same

Guarantee
The Guarantor will fully and unconditionally guarantee the payment of Distributions, the Liquidation Distribution and the Redemption Price with respect to the exchange preferred securities. See “Description of the Guarantee of the Exchange Preferred Securities.”
		Same

Ranking
The exchange preferred securities will rank (a) junior to all liabilities of the Issuer including subordinated liabilities, (b) pari passu with each other and with any other series of Preferred Securities of the Issuer and (c) senior to the Issuer’s ordinary shares. The Guarantee will rank (a) junior to all liabilities of the Guarantor, including subordinated liabilities (other than any guarantee or contractual right expressly ranking equally with or subordinated to the Guarantee) (b) pari passu with the most senior Preferred Securities issued by the Guarantor and any obligations of the Guarantor under any guarantee issued by it relating to any Preferred Securities issued by any Subsidiary; and (c) senior to the Guarantor’s ordinary shares.
		Same

“Preferred Securities” means (as the case may be) any preferred securities (participaciones preferentes) issued under Spanish Law 13/1985, or other securities or instruments equivalent to preferred securities issued by the Issuer, or by any other subsidiary of

The Fixed Exchange Preferred Securities	The Existing Spanish Preferred Securities

the Guarantor which are entitled to the benefit of a guarantee ranking pari passu with the Guarantor’s obligations under the Guarantee, or any such securities or instruments issued by the Guarantor and ranking pari passu with the Guarantor’s obligations under the Guarantee.

Redemption
The exchange preferred securities are redeemable, at the option of the Issuer, subject to the prior consent of the Bank of Spain, in whole but not in part, at any time on or after                     , upon not less than 30 nor more than 60 days’ notice prior to the relevant redemption date by mail to each record holder, at the redemption price of $25.00 per exchange preferred security, plus the accrued and unpaid Distribution for the then-current Distribution Period to the date fixed for redemption.  If the Issuer gives notice of redemption of the exchange preferred securities, then by 12:00 Noon, New York City time on the relevant redemption date, the Issuer will:

•      irrevocably deposit with the paying agent funds sufficient to pay the foregoing redemption price, including the amount of accrued and unpaid Distribution for the then-current Distribution Period to the date fixed for redemption; and

•     give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the exchange preferred securities.

If the notice of redemption has been given, and the funds deposited as required, then on the date of such deposit:

•     Distributions on the exchange preferred securities called for redemption shall cease;

•     such exchange preferred securities

Same, except for the following terms:

(1) the first allowable redemption date for the existing series 1 preferred securities was March 11, 2009;

(2) the first allowable redemption date for the existing series 4 preferred securities is November 21, 2011;

(3) the first allowable redemption date for the existing series 5 preferred securities is January 31, 2017;

(4) the first allowable redemption date for the existing series 6 preferred securities is March 5, 2017; and

(5) in order to comply with certain Spanish capital adequacy regulations, neither the Issuer nor the Guarantor nor any of their respective subsidiaries may at any time purchase existing Spanish preferred securities, without the prior consent of the Bank of Spain.

The Fixed Exchange Preferred Securities	The Existing Spanish Preferred Securities

will no longer be considered outstanding; and

•      the holders of such exchange preferred securities will no longer have any rights as holders except the right to receive the redemption price.

Any acquisition by the Issuer, the Guarantor or any of its subsidiaries of exchange preferred securities shall be made in accordance with applicable laws and regulations.

Additional amounts and tax redemption	None	Same

Voting rights
The holders of exchange preferred securities will not have any voting rights unless either the Issuer or the Guarantor, under the Guarantee, fails to pay Distributions in full on the exchange preferred securities for four consecutive Distribution Periods.  In such event, the holders of outstanding exchange preferred securities, together with the holders of any other series of Preferred Securities of the Issuer then also having the right to vote for the election of directors, acting as a single class without regard to series, will be entitled to:
Same

• appoint two additional members of the board of directors of the Issuer; • remove any such board member from office; and

• appoint another person(s) in place of such member(s).

Limitation on junior stock distributions
If any amount required to be paid pursuant to the Guarantee in respect of a Distribution payable during the most recent Distribution Period has not been paid, due to the limitation on Distributable Profits described above under the section entitled “Description of the Exchange Preferred Securities—Distributions”
Same

The Fixed Exchange Preferred Securities	The Existing Spanish Preferred Securities

or otherwise, then:

•     no dividends (other than in the form of Guarantor’s ordinary shares or other shares of the Guarantor ranking junior to the obligations of the Guarantor under the Guarantee) will be declared or paid or set apart for payment, or other distribution made, upon the Guarantor’s ordinary shares or any other shares of the Guarantor ranking junior to the Guarantee; and

•     the Guarantor will not redeem, repurchase or otherwise acquire for any consideration (including any amounts to be paid or made available for a sinking fund for redemption of any Guarantor ordinary shares), the Guarantor’s ordinary shares or any other shares of the Guarantor ranking junior to the obligations of the Guarantor under the Guarantee (except by conversion into or exchange for shares of the Guarantor ranking junior to the Guarantee), until such time as either the Issuer, or the Guarantor, in accordance with the Guarantee, shall have resumed the payment of, or set aside payment with respect to, full Distributions on the exchange preferred securities for four consecutive Distribution Periods.

Clearance and settlement
The exchange preferred securities will be issued in book-entry form through the facilities of DTC for the accounts of its participants and will trade in DTC’s same day funds settlement system. Beneficial interests in exchange preferred securities held in book-entry form will not be entitled to receive physical delivery of certificated securities, except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Description of the Exchange
Same

The Fixed Exchange Preferred Securities	The Existing Spanish Preferred Securities

Preferred Securities.”

Spanish Withholding Tax Requirements
Under current Spanish laws and regulations, distributions made to a holder of the exchange preferred securities by the Issuer will not be subject to taxation in Spain and no withholding tax will be required on such distribution, except in the case of distributions to (a) individual holders who are resident for tax purposes in Spain and (b) holders who fail to comply with the tax certification procedures described in detail in Annexes A and B.  In the case of (a) or (b), the Issuer and Guarantor will withhold Spanish withholding tax at the applicable rate (currently 18%) from any payment in respect of the exchange preferred securities, including in connection with any imputed income arising from an exchange.  For a discussion of the consequences of any withholding taxes, see “Taxation—Spanish Tax Considerations.”
Same

Governing Law
The exchange preferred securities will be governed by Spanish law. The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.  The ranking of the Guarantee will be governed by Spanish law.
Same

Listing	Application will be made to list the exchange preferred securities on the New York Stock Exchange.	Listed on the New York Stock Exchange.

COMPARISON OF THE MATERIAL TERMS OF THE FIXED EXCHANGE PREFERRED SECURITIES AND THE EXISTING SOVEREIGN DEPOSITARY SHARES

The following is a summary comparison of the material terms of the exchange preferred securities and of the existing Sovereign depositary shares. This summary does not purport to be complete and is qualified in its entirety by reference to the resolutions to be adopted by the shareholders and the board of directors of the Issuer establishing the exchange preferred securities and the constitutive documents of the existing Sovereign depositary shares with respect to such securities. Copies of such documents may be obtained from the Tax Certification and Exchange Agent, the contact information for which is set forth on the back cover page of this prospectus, and are also filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.  See “Where You Can Find More Information” for information as to how you can obtain copies of such exhibits from the SEC.

	The Fixed Exchange Preferred Securities	The Existing Sovereign Depositary Shares

Issuer	Santander Finance Preferred, S.A. Unipersonal	Sovereign Bancorp, Inc.

Guarantor	Banco Santander, S.A.	None

Aggregate principal amount and maturity
Up to 6,400,000 10.5% Non-Cumulative Guaranteed Series          Preferred Securities, par value $25 per security of Santander Finance Preferred, S.A. Unipersonal, which have been registered under the Securities Act (CUSIP No.          and ISIN No.         ).

8,000,000 Sovereign Bancorp, Inc. 7.300% Depositary Shares, each representing a 1/1,000th ownership interest in a share of Series C Non-Cumulative Perpetual Preferred Stock, with a liquidation preference of $25,000 per share (equivalent to $25 per depositary share) of Sovereign (the “Series C Preferred Stock”, which have been registered under the Securities Act (CUSIP No. 845905405 and ISIN No. US8459054057), the existing Sovereign depositary shares. Each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Series C Preferred Stock represented by such depositary share, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Cumulative/non-cumulative distributions	Non-cumulative	Same

Limitation on distributions
Payment of cash distributions in any year on the exchange preferred securities and on all other series of preferred securities (both issued and which may, in the future, be issued or guaranteed by the Guarantor) is

Sovereign will not make a distribution if the board of directors or a duly authorized committee of the board has not declared a dividend on the Series C Preferred Stock before the dividend payment date for any dividend period.

The Fixed Exchange Preferred Securities	The Existing Sovereign Depositary Shares

limited by the amount of the Distributable Profits of the Guarantor for the previous year as defined below under section entitled “Description of the Guarantee of the Exchange Preferred Securities—Distributions”, and to any limitations that may be imposed by Spanish banking regulations on capital adequacy for credit institutions, as determined in accordance with guidelines and requirements of the Bank of Spain and other Spanish law as in effect from time to time.  Distributions shall not be payable to the extent that:

Sovereign has no obligation to pay dividends accrued for such dividend period, whether or not dividends on the Series C Preferred Stock are declared for any future dividend.  Distributions are limited to Sovereign’s legally available assets.

•     the aggregate of such Distributions, together with (a) any other distributions previously paid during the then-current fiscal year (defined as the accounting year of the Guarantor) and (b) any distributions proposed to be paid during the then-current Distribution Period, in each case on or in respect of Preferred Securities (including the exchange preferred securities) would exceed the Distributable Profits of the immediately preceding fiscal year; or

•     even if Distributable Profits are sufficient, if under applicable Spanish banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios on a parent company only basis or on a consolidated basis, the Guarantor would be prevented at such time from making payments on its ordinary shares or on Preferred Securities issued by the Guarantor.

Liquidation Preference	$25.00	$25,000 per Series C Preferred Stock and $25.00 per existing Sovereign depositary share

Redemption Price	$25.00	$25,000 per Series C Preferred Stock and $25.00 per existing Sovereign

The Fixed Exchange Preferred Securities	The Existing Sovereign Depositary Shares

depositary share

Guarantee
The Guarantor will fully and unconditionally guarantee the payment of Distributions, the Liquidation Distribution and the Redemption Price with respect to the exchange preferred securities. See “Description of the Guarantee of the Exchange Preferred Securities.”
Not applicable

Ranking
The exchange preferred securities will rank (a) junior to all liabilities of the Issuer including subordinated liabilities, (b) pari passu with each other and with any other series of Preferred Securities of the Issuer and (c) senior to the Issuer’s ordinary shares. The Guarantee will rank (a) junior to all liabilities of the Guarantor, including subordinated liabilities (other than any guarantee or contractual right expressly ranking equally with or subordinated to the Guarantee), (b) pari passu with the most senior Preferred Securities issued by the Guarantor and any obligations of the Guarantor under any guarantee issued by it relating to any Preferred Securities issued by any Subsidiary; and (c) senior to the Guarantor’s ordinary shares.

The existing Sovereign depositary shares represent shares of the Series C Preferred Stock which rank senior to Sovereign’s common stock and senior to or on parity with each other series of Sovereign’s preferred stock (except for any senior series that may be issued with the requisite consent of the holders of the Series C Preferred Stock), with respect to the payment of dividends and distributions upon Sovereign’s liquidation, dissolution or winding up. Sovereign will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of assets lawfully available for such payment (i.e., after taking account of all of Sovereign’s indebtedness and other non-equity claims against us).

“Preferred Securities” means (as the case may be) any preferred securities (participaciones preferentes) issued under Spanish Law 13/1985, or other securities or instruments equivalent to preferred securities issued by the Issuer, or by any other subsidiary of the Guarantor which are entitled to the benefit of a guarantee ranking pari passu with the Guarantor’s obligations under the Guarantee, or any such securities or instruments issued by the Guarantor and ranking pari passu with the Guarantor’s obligations under the Guarantee.

Redemption	The exchange preferred securities are redeemable, at the option of the Issuer, subject to the prior consent of the Bank of Spain, in whole but not in	Sovereign is not required to redeem the Series C Preferred Stock. Accordingly, the Series C Preferred Stock, and the existing Sovereign

The Fixed Exchange Preferred Securities	The Existing Sovereign Depositary Shares

part, at any time on or after the fifth anniversary after the date of issuance of such exchange preferred securities, upon not less than 30 nor more than 60 days’ notice prior to the relevant redemption date by mail to each record holder, at the redemption price of $25.00 per exchange preferred security, plus the accrued and unpaid Distribution for the then-current Distribution Period to the date fixed for redemption.  If the Issuer gives notice of redemption of the exchange preferred securities, then by 12:00 Noon, New York City time on the relevant redemption date, the Issuer will:

•      irrevocably deposit with the paying agent funds sufficient to pay the foregoing redemption price, including the amount of accrued and unpaid Distribution for the then-current Distribution Period to the date fixed for redemption; and

•      give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the exchange preferred securities.

If the notice of redemption has been given, and the funds deposited as required, then on the date of such deposit:

•      Distributions on the exchange preferred securities called for redemption shall cease;

•      such exchange preferred securities will no longer be considered outstanding; and

•      the holders of such exchange preferred securities will no longer have any rights as holders except the right to receive the redemption price.

Any acquisition by the Issuer, the Guarantor or any of its subsidiaries of depositary shares, will remain outstanding indefinitely, unless and until Sovereign decides to redeem such Series C Preferred Stock.  The Series C Preferred Stock is not redeemable prior to May 15, 2011. On and after that date, the Series C Preferred Stock will be redeemable at Sovereign’s option, subject to the prior approval of the OTS (or any successor bank regulatory agency having jurisdiction over Sovereign), in whole at any time or in part from time to time, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Neither the holders of Series C Preferred Stock nor holders of existing Sovereign depositary shares have the right to require the redemption or repurchase of the Series C Preferred Stock.

If the notice of redemption has been given, and the funds set aside, separate and apart from Sovereign’s assets, in trust for the pro rata benefit of the holders of the existing Sovereign depositary shares called for redemption, or deposited with a bank or trust company selected by the board of directors or any duly authorized committee in trust for the pro rata benefit of the holders of the existing Sovereign depositary shares called for redemption as required, then on the date of such deposit:

•      Distributions on the existing Sovereign depositary shares called for redemption shall cease;

•      such existing Sovereign depositary shares will no longer be considered outstanding; and

•      the holders of such existing

The Fixed Exchange Preferred Securities	The Existing Sovereign Depositary Shares

	exchange preferred securities shall be made in accordance with applicable laws and regulations.	Sovereign depositary shares will no longer have any rights as holders except the right to receive the redemption price, without interest.

Additional amounts and tax redemption	None	Same

Voting Rights
The holders of exchange preferred securities will not have any voting rights unless either the Issuer or the Guarantor, under the Guarantee, fails to pay Distributions in full on the exchange preferred securities for four consecutive Distribution Periods.  In such event, the holders of outstanding exchange preferred securities, together with the holders of any other series of Preferred Securities of the Issuer then also having the right to vote for the election of directors, acting as a single class without regard to series, will be entitled to:

•     appoint two additional members of the board of directors of the Issuer;

•     remove any such board member from office; and

•     appoint another person(s) in place of such member(s).

The holders of the Series C Preferred Stock will not have any voting rights unless Sovereign fails to pay dividends in full on the Series C Preferred Stock or any other class or series of preferred stock that ranks in parity with the Series C Preferred Stock as to the payment of dividends with similar voting rights for six or more dividend payments, whether or not consecutive dividend periods. In such event, the holders of the Series C Preferred Stock, together with the holders of any other series of preferred stock of Sovereign then also having the right to vote for the election of directors, acting as a single class without regard to series, will be entitled to:

•     elect two additional members of the board of directors of Sovereign, provided that such appointment will not result in Sovereign violating any corporate governance requirement of the New York Stock Exchange and that the board of directors will at no time include more than two such directors.

Holders of existing Sovereign depositary shares must act through the depositary to exercise any voting rights.  See “Description of Series C Preferred Stock—Voting Rights” in Sovereign’s April, 26, 2006 Prospectus Supplement.

Limitation on junior stock Dividends
If any amount required to be paid pursuant to the Guarantee in respect of a Distribution payable during the most recent Distribution Period has not been paid, due to the limitation on Distributable Profits described above

So long as any share of Series C Preferred Stock remains outstanding, existing Sovereign depositary shares representing such shares of Series C Preferred Stock shall also remain outstanding, and (i) no dividend or

The Fixed Exchange Preferred Securities	The Existing Sovereign Depositary Shares

under the section entitled “Description of the Exchange Preferred Securities—Distributions” or otherwise, then:

•      no dividends (other than in the form of Guarantor’s ordinary shares or other shares of the Guarantor ranking junior to the obligations of the Guarantor under the Guarantee) will be declared or paid or set apart for payment, or other distribution made, upon the Guarantor’s ordinary shares or any other shares of the Guarantor ranking junior to the Guarantee; and

•      the Guarantor will not redeem, repurchase or otherwise acquire for any consideration (including any amounts to be paid or made available for a sinking fund for redemption of any Guarantor ordinary shares), the Guarantor’s ordinary shares or any other shares of the Guarantor ranking junior to the obligations of the Guarantor under the Guarantee (except by conversion into or exchange for shares of the Guarantor ranking junior to the Guarantee), until such time as either the Issuer, or the Guarantor, in accordance with the Guarantee, shall have resumed the payment of, or set aside payment with respect to, full Distributions on the exchange preferred securities for four consecutive Distribution Periods.

other distribution shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (defined as Sovereign common stock and any other class or series of Sovereign stock authorized over which Series C Preferred Stock, and, accordingly, the existing Sovereign depositary shares, have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Sovereign) (other than a dividend payable solely in junior stock), (ii) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by Sovereign, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by Sovereign and (iii) no shares of parity stock (defined as any other class or series of Sovereign stock that ranks equally with the Series C Preferred Stock, and, accordingly, the existing Sovereign depositary shares, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Sovereign) shall be repurchased, redeemed or otherwise acquired for consideration by Sovereign otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock, and, accordingly, the existing Sovereign depositary shares, and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the then-current

The Fixed Exchange Preferred Securities	The Existing Sovereign Depositary Shares

dividend period on all outstanding shares of Series C Preferred Stock, and, accordingly, the existing Sovereign depositary shares, have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

Clearance and settlement
The exchange preferred securities will be issued in book-entry form through the facilities of DTC for the accounts of its participants and will trade in DTC’s same day funds settlement system. Beneficial interests in exchange preferred securities held in book-entry form will not be entitled to receive physical delivery of certificated securities, except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Description of the Exchange Preferred Securities.”
Same

Spanish Withholding Tax Requirements
Under current Spanish laws and regulations, distributions made to a holder of the exchange preferred securities by the Issuer will not be subject to taxation in Spain and no withholding tax will be required on such distribution, except in the case of distributions to (a) individual holders who are resident for tax purposes in Spain and (b) holders who fail to comply with the tax certification procedures described in detail in Annexes A and B.  In the case of (a) or (b), the Issuer and Guarantor will withhold Spanish withholding tax at the applicable rate (currently 18% ) from any payment in respect of the exchange preferred securities, including in connection with any imputed income arising from an exchange.  For a discussion of the consequences of any withholding taxes, see “Taxation—Spanish Tax Considerations.”
Not applicable

Governing Law	The exchange preferred securities will be governed by Spanish law. The	The Statement with Respect to Shares creating the Series C Preferred Stock,

The Fixed Exchange Preferred Securities	The Existing Sovereign Depositary Shares

Guarantee will be governed by, and construed in accordance with, the laws of the State of New York. The ranking of the Guarantee will be governed by Spanish law.
the Deposit Agreement and the Receipts evidencing the number of existing Sovereign depositary shares representing fractional interests of Sovereign’s Series C Preferred Stock are governed by Pennsylvania law.

Listing	Application will be made to list the exchange preferred securities on the New York Stock Exchange.	Listed on the New York Stock Exchange.

COMPARISON OF MATERIAL TERMS OF THE FIXED-TO-FLOATING EXCHANGE PREFERRED SECURITIES AND THE EXISTING ABBEY NATIONAL TRUST PREFERRED SECURITIES

The following is a summary comparison of the material terms of the exchange preferred securities and of the existing Abbey National trust preferred securities. This summary does not purport to be complete and is qualified in its entirety by reference to the resolutions to be adopted by the shareholders and the board of directors of the Issuer establishing the exchange preferred securities and the constitutive documents of the existing Abbey National Capital Trust I trust preferred securities with respect to such securities. Copies of such documents may be obtained from the Tax Certification and Exchange Agent, the contact information for which is set forth on the back cover page of this prospectus, and are also filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.  See “Where You Can Find More Information” for information as to how you can obtain copies of such exhibits from the SEC.

	The Fixed-to-Floating Exchange Preferred Securities	The Existing Abbey National Trust Preferred Securities

Issuer	Santander Finance Preferred, S.A. Unipersonal	Abbey National Capital Trust I

Guarantor	Banco Santander, S.A.	Abbey National plc

Aggregate principal amount and maturity
Up to 800,000 Fixed-to-Floating Non-Cumulative Guaranteed Series          Preferred Securities, par value $1,000 per security of Santander Finance Preferred, S.A. Unipersonal, which have been registered under the Securities Act (CUSIP No.          and ISIN No.         ).

Distributions on the fixed exchange preferred securities accrue from the date of original issuance and are payable quarterly in arrears on                ,                ,                and                in each year, commencing on                     .

Distributions on the fixed-to-floating exchange preferred securities accrue from the date of original issuance and are payable semi-annually in arrears on                and                in each year, beginning on                     and until                      (the “Reset Date”), and quarterly on                ,                ,                and                in each year beginning on                     .

Distributions on the fixed-to-floating exchange preferred securities are payable semi-annually at a fixed rate of 10.5% per year from and including the date of issuance to but excluding the Reset Date and during the period from and including the Reset Date, the rate of Distributions on the fixed-to-floating exchange preferred securities will be reset quarterly on the first day of each LIBOR Distribution Period (as defined herein) to a rate (the “Applicable Rate”), as determined by the calculation agent, equal to U.S. dollar three month LIBOR, plus a spread to be fixed (the “fixed spread to LIBOR”) at the spread-fixing time (as defined herein), which is equal to the difference between (A) 10.5%, and (B) the mid-swaps rate, as displayed on Telerate Page 19901 under the caption “SEMI-BOND” for swapping fixed rate payments for U.S. dollar three-month LIBOR payments for a 5-year period, at the spread-fixing time.

1,000,000 Abbey National Capital Trust I (the “trust”) 8.963% non-cumulative trust preferred securities, guaranteed by Abbey National, which have been registered under the Securities Act (CUSIP No. 002927AA9 and ISIN No. US002927AA95), the existing Abbey National trust preferred securities. Each existing Abbey National trust preferred security represents an undivided beneficial interest in the assets of the trust, which are non-cumulative, perpetual preferred securities (the “partnership preferred securities”) issued by the Abbey National Capital LP I (the “partnership”). The assets of the partnership consist of subordinated notes of Abbey National. After June 30, 2030, the distribution rate on the existing Abbey National Capital Trust I trust preferred securities and partnership preferred securities will be a rate of 2.825% per annum above three-month LIBOR for U.S. dollars for the relevant distribution period.

The Fixed-to-Floating Exchange Preferred Securities	The Existing Abbey National Trust Preferred Securities

Cumulative/non-cumulative distributions	Non-cumulative	Same

Limitation on distributions
Payment of cash distributions in any year on the exchange preferred securities and on all other series of preferred securities (both issued and which may, in the future, be issued or guaranteed by the Guarantor) is limited by the amount of the Distributable Profits of the Guarantor for the previous year as defined below under section entitled “Description of the Guarantee of the Exchange Preferred Securities—Distributions”, and to any limitations that may be imposed by Spanish banking regulations on capital adequacy for credit institutions, as determined in accordance with guidelines and requirements of the Bank of Spain and other Spanish law as in effect from time to time.  Distributions shall not be payable to the extent that:

•      the aggregate of such Distributions, together with (a) any other distributions previously paid during the then-current fiscal year (defined as the accounting year of the Guarantor) and (b) any distributions proposed to be paid during the then-current Distribution Period, in each case on or in respect of Preferred Securities (including the exchange preferred securities) would exceed the Distributable Profits of the immediately preceding fiscal year; or

The partnership will not make full payment of distributions on the partnership preferred securities on any distribution payment date if it has received a “no distribution instruction” from Abbey National within the required notice period. The “no distribution instruction” will specify whether no distributions or partial distributions only will be made on the relevant distribution payment date. A “no distribution instruction” may only be given:

•      if, in the opinion of Abbey National’s board of directors, the payment of the distribution on that date would (or would if the partnership preferred securities were a class of non-cumulative, non-voting preference shares of Abbey National) cause Abbey National to breach capital adequacy requirements applicable to it under U.K. banking regulations; or

•      to the extent that, in the opinion of Abbey National’s board of directors, Abbey National’s distributable profits and distributable reserves would (or would if the partnership preferred securities were a class of non-cumulative, non-voting preference shares of Abbey National) not be sufficient to enable Abbey National to pay (or set aside for future payment) full dividends or

The Fixed-to-Floating Exchange Preferred Securities	The Existing Abbey National Trust Preferred Securities

•      even if Distributable Profits are sufficient, if under applicable Spanish banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios on a parent company only basis or on a consolidated basis, the Guarantor would be prevented at such time from making payments on its ordinary shares or on Preferred Securities issued by the Guarantor.

other distributions on that date:

•      on the partnership preferred securities;

•      on all other shares and securities (including any arrears or deficiency of dividend on those shares or securities that are in cumulative form) issued by Abbey National (or any of its subsidiary undertakings) stated to be payable on the same date as the partnership preferred securities and ranking with regard to dividends equal to or higher in priority than the partnership preferred securities; and

•     of nominal special dividends ($0.01 or £0.01 per share) that may be paid by Abbey National on its shares under its articles of association.

In the case of the second bullet point above, the partnership will make a partial distribution on that distribution payment date to the extent that Abbey National has sufficient distributable profits and distributable reserves.

Liquidation Preference	$1,000.00	$1,000 per trust preferred security and $1,000 per partnership preferred security

Redemption Price	$1,000.00

Guarantee
The Guarantor will fully and unconditionally guarantee the payment of Distributions, the Liquidation Distribution and the Redemption Price with respect to the exchange preferred securities. See “Description of the Guarantee of the Exchange Preferred Securities.”

Distributions and amounts payable on redemption and liquidation of the existing Abbey trust preferred securities and the partnership preferred securities are guaranteed, on a subordinated basis, by Abbey.  The description of the guarantees is incorporated by reference to the section “Description of the Subordinated Guarantees” in Abbey’s February 2, 2000 Prospectus Supplement.

Ranking	The exchange preferred securities will rank (a) junior to all liabilities of the	The partnership preferred securities ordinarily rank senior to the general

The Fixed-to-Floating Exchange Preferred Securities	The Existing Abbey National Trust Preferred Securities

Issuer including subordinated liabilities, (b) pari passu with each other and with any other series of Preferred Securities of the Issuer and (c) senior to the Issuer’s ordinary shares. The Guarantee will rank (a) junior to all liabilities of the Guarantor, including subordinated liabilities (other than any guarantee or contractual right expressly ranking equally with or subordinated to the Guarantee) (b) pari passu with the most senior Preferred Securities issued by the Guarantor and any obligations of the Guarantor under any guarantee issued by it relating to any Preferred Securities issued by any Subsidiary; and (c) senior to the Guarantor’s ordinary shares.

“Preferred Securities” means (as the case may be) any preferred securities (participaciones preferentes) issued under Spanish Law 13/1985, or other securities or instruments equivalent to preferred securities issued by the Issuer, or by any other subsidiary of the Guarantor which are entitled to the benefit of a guarantee ranking pari passu with the Guarantor’s obligations under the Guarantee, or any such securities or instruments issued by the Guarantor and ranking pari passu with the Guarantor’s obligations under the Guarantee.

partnership interest and the priority limited partnership interest as to payment of distributions. If a “no distribution instruction” has been delivered, to the extent that distributions are not then payable on the partnership preferred securities, the excess amount, if any, of the interest received by the partnership on the subordinated notes or other eligible investments will be distributed to the priority limited partner as holder of the priority limited partnership interest.

Notwithstanding the availability of sufficient assets of the partnership to pay any distribution upon liquidation to the holders of the partnership preferred securities as described above, if, at the time such liquidation distribution is to be paid, an order has been made or an effective resolution passed for the winding-up of Abbey National, the liquidation distribution payable per partnership preferred security will not exceed the amount per security that would have been paid as a liquidation distribution out of the assets of Abbey National had the partnership preferred securities been non-cumulative, non-voting preference shares issued by Abbey National with rights of participation in the capital of Abbey National equivalent to the partnership preferred securities and the subordinated guarantees, taken together.

Redemption
The exchange preferred securities are redeemable, at the option of the Issuer, subject to the prior consent of the Bank of Spain, in whole but not in part, at any time on or after the fifth anniversary of the issuance date thereof, upon not less than 30 nor more than 60 days’ notice prior to the relevant redemption date by mail to each record holder, at the redemption price of $1,000.00 per exchange preferred security, plus the accrued and unpaid Distribution for the then-current Distribution Period to the date fixed for redemption.  If the Issuer gives notice of redemption of the

The partnership preferred securities may, with the consent of the U.K. Financial Services Authority, be redeemed by the partnership, in whole or in part, on June 30, 2030 and on each distribution payment date thereafter.

In the event that the partnership preferred securities are redeemed, the Abbey National trust preferred securities will likewise be redeemed for an amount per Abbey National trust preferred security equal to the

The Fixed-to-Floating Exchange Preferred Securities	The Existing Abbey National Trust Preferred Securities

exchange preferred securities, then by 12:00 Noon, New York City time on the relevant redemption date, the Issuer will:

•      irrevocably deposit with the paying agent funds sufficient to pay the foregoing redemption price, including the amount of accrued and unpaid Distribution for the then-current Distribution Period to the date fixed for redemption; and

•      give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the exchange preferred securities.

If the notice of redemption has been given, and the funds deposited as required, then on the date of such deposit:

•      Distributions on the exchange preferred securities called for redemption shall cease;

•      such exchange preferred securities will no longer be considered outstanding; and

•      the holders of such exchange preferred securities will no longer have any rights as holders except the right to receive the redemption price.

Any acquisition by the Issuer, the Guarantor or any of its subsidiaries of exchange preferred securities shall be made in accordance with applicable laws in regulations.  Any exchange preferred securities so purchased by the Issuer shall be immediately cancelled.

redemption amount of the applicable partnership preferred security.

For so long as the existing Abbey National Capital Trust I trust preferred securities are listed on the Luxembourg Stock Exchange, notice of redemption will be provided to the Luxembourg Stock Exchange and published in a newspaper of general circulation in Luxembourg and must be mailed by first class mail to holders either (i) not earlier than 60 days nor more than 90 days prior to the relevant redemption date falling on or after June 30, 2030 (after which date the trust preferred securities may be redeemed at Abbey National’s discretion, or (ii) not earlier than 30 days nor more than 60 days prior to the relevant redemption date under any other circumstances (which may be triggered by certain tax or capital treatment events or certain other changes in law).

If the notice of an early call or redemption has been given, and the funds deposited as required, then on the date of such deposit:

•      Distributions on the existing Abbey National Capital Trust I trust preferred securities called for redemption shall cease;

•      such existing Abbey National Capital Trust I trust preferred securities will no longer be considered outstanding; and

•      the holders of such existing Abbey National Capital Trust I trust preferred securities will no longer have any rights as holders except the right to receive the redemption price, without interest.

Additional amounts and tax redemption	The trust will make all payments on the

The Fixed-to-Floating Exchange Preferred Securities	The Existing Abbey National Trust Preferred Securities

None
existing Abbey National Capital Trust I trust preferred securities without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of any type that are imposed or levied by or on behalf of the United Kingdom or the United States, or any authority of those jurisdictions having the power to tax, unless the trust is required by law to withhold or deduct for any such tax.

If at any time the partnership or the trust is required to deduct or withhold for taxes, duties or governmental charges imposed by the United Kingdom or the United States, Abbey National will pay or procure the payment of additional amounts needed so that the net amounts received by the holders of the partnership preferred securities or the existing Abbey National trust preferred securities, after such deduction or withholding, will equal the amounts that would have been received had no such deduction or withholding been required. The obligation of Abbey National to pay or procure the payment of additional amounts will be subject to the limitations contained in the subordinated guarantees.  See “Description of the Subordinated Guarantees” in Abbey’s February 2, 2000 Prospectus Supplement.

The partnership, with the consent of the Financial Services Authority, has the option to redeem the partnership preferred securities, in whole but not in part, at any time, if:

•      as a result of a change in law, judicial decision or interpretation, Abbey National is required to pay additional amounts with respect to taxes withheld on distributions on the partnership preferred securities or on the subordinated guarantees;

•      as a result of a change in law, judicial decision or interpretation,

The Fixed-to-Floating Exchange Preferred Securities	The Existing Abbey National Trust Preferred Securities

Abbey National is required to pay additional amounts on the subordinated notes (or Abbey National or any Abbey National subsidiary issuing the eligible investments is required to pay additional amounts on the eligible investments); or

•      tax is imposed in the United States or the United Kingdom on the partnership.

Voting Rights
The holders of exchange preferred securities will not have any voting rights unless either the Issuer or the Guarantor, under the Guarantee, fails to pay Distributions in full on the exchange preferred securities for four consecutive Distribution Periods.  In such event, the holders of outstanding exchange preferred securities, together with the holders of any other series of Preferred Securities of the Issuer then also having the right to vote for the election of directors, acting as a single class without regard to series, will be entitled to:

•      appoint two additional members of the board of directors of the Issuer;

•      remove any such board member from office; and

•      appoint another person(s) in place of such member(s).

Subject to limited exceptions, holders of the existing Abbey National Capital Trust I trust preferred securities and the partnership preferred securities generally have no voting rights.

The holders of a majority of the existing Abbey National Capital Trust I trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee, as holder of the partnership preferred securities, to exercise the remedies available to it under the partnership agreement as a holder of the partnership preferred securities, and consent to any amendment, modifications or termination of the partnership agreement or the partnership preferred securities where such consent shall be required; provided, however, that, if a consent. or action under the partnership agreement requires the consent or act of the holders of more than a majority of the partnership preferred securities affected thereby, only the holders of the percentage of the aggregate number of the existing Abbey National Capital Trust I trust preferred securities outstanding which is at least equal to the percentage of the partnership preferred securities required under the partnership agreement may direct the

The Fixed-to-Floating Exchange Preferred Securities	The Existing Abbey National Trust Preferred Securities

property trustee to give such consent or take such action on behalf of the trust.  Except with respect to directing the time, method and place of conducting a proceeding for a remedy as described above, the property trustee shall be under no obligation to take any of the actions described above unless the property trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes and that after such action each holder of existing Abbey National trust securities will continue to be treated as owning an undivided beneficial ownership interest in the partnership preferred securities.

No vote or consent of the holders of existing Abbey National Capital Trust I trust preferred securities will be required for the trust to redeem and cancel trust preferred securities and distribute partnership preferred securities in accordance with the declaration of trust.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the existing Abbey National Capital Trust I trust preferred securities that are beneficially owned at such time by Abbey National or any of its affiliates shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such trust preferred securities were not outstanding, except for the trust preferred securities purchased or acquired by Abbey National or its affiliates in connection with transactions effected by or for the account of customers of Abbey National or any of its affiliates or in connection with the distribution or trading of or market-making in connection with such trust preferred securities; provided, however, that

The Fixed-to-Floating Exchange Preferred Securities	The Existing Abbey National Trust Preferred Securities

persons (other than affiliates of Abbey National) to whom Abbey National or any of its affiliates have pledged trust preferred securities may vote or consent with respect to such pledged trust preferred securities pursuant to the terms of such pledge.

Limitation on junior stock Dividends
If any amount required to be paid pursuant to the Guarantee in respect of a Distribution payable during the most recent Distribution Period has not been paid, due to the limitation on Distributable Profits described above under the section entitled “Description of the Exchange Preferred Securities—Distributions” or otherwise, then:

•      no dividends (other than in the form of Guarantor’s ordinary shares or other shares of the Guarantor ranking junior to the obligations of the Guarantor under the Guarantee) will be declared or paid or set apart for payment, or other distribution made, upon the Guarantor’s ordinary shares or any other shares of the Guarantor ranking junior to the Guarantee; and

Abbey National has agreed in the subordinated guarantees that if any distribution payable on the existing Abbey National Capital Trust I trust preferred securities or the partnership preferred securities has not been paid in full on the most recent distribution payment date (or a sum has not been set aside to provide for its payment in full), no dividends (other than special dividends) will be declared or paid on any junior share capital (as defined below), unless and until distributions on the partnership preferred securities and the existing Abbey National Capital Trust I trust preferred securities have been paid in full (or a sum has been set aside to provide for their payment in full) in respect of the then-current distribution period.

•      the Guarantor will not redeem, repurchase or otherwise acquire for any consideration (including any amounts to be paid or made available for a sinking fund for redemption of any Guarantor ordinary shares), the Guarantor’s ordinary shares or any other shares of the Guarantor ranking junior to the obligations of the Guarantor under the Guarantee (except by conversion into or exchange for shares of the Guarantor ranking junior to the Guarantee),

“Junior share capital” means the ordinary shares of Abbey National, together with any other securities of any member of the Abbey National Group expressed to rank junior as to the right to dividends to the subordinated guarantees, whether issued directly by Abbey National or by a subsidiary undertaking benefiting from a guarantee or support agreement expressed to rank junior to the subordinated guarantees.

The Fixed-to-Floating Exchange Preferred Securities	The Existing Abbey National Trust Preferred Securities

until such time as either the Issuer, or the Guarantor, in accordance with the Guarantee, shall have resumed the payment of, or set aside payment with respect to, full Distributions on the exchange preferred securities for four consecutive Distribution Periods.

Abbey National has agreed in the subordinated guarantees that if any distribution payable on the existing Abbey National Capital Trust I trust preferred securities or the partnership preferred securities for the most recent distribution period has not been paid in full (or a sum has not been set aside to provide for its payment in full), Abbey National will not redeem, purchase, reduce or otherwise acquire any share capital of Abbey National or any securities of any subsidiary undertaking of Abbey National ranking, as to the right of repayment of capital, equal with or junior to the subordinated guarantees, nor may it set aside any sinking fund for that purpose, unless and until distributions on the partnership preferred securities and the existing Abbey National Capital Trust I trust preferred securities have been paid in full (or a sum has been set aside to provide for their payment in full).

Clearance and settlement
The exchange preferred securities will be issued in book-entry form through the facilities of DTC for the accounts of its participants and will trade in DTC’s same day funds settlement system. Beneficial interests in exchange preferred securities held in book-entry form will not be entitled to receive physical delivery of certificated securities, except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Description of the Exchange Preferred Securities.”
Same

Spanish Withholding Tax Requirements
Under current Spanish laws and regulations, distributions made to a holder of the exchange preferred securities by the Issuer will not be subject to taxation in Spain and no withholding tax will be required on such distribution, except in the case of distributions to (a) individual holders who are resident for tax purposes in Spain and (b) holders who fail to
Not applicable

The Fixed-to-Floating Exchange Preferred Securities	The Existing Abbey National Trust Preferred Securities

comply with the tax certification procedures described in detail in Annexes A and B.  In the case of (a) or (b), the Issuer and Guarantor will withhold Spanish withholding tax at the applicable rate (currently 18%) from any payment in respect of the exchange preferred securities, including in connection with any imputed income arising from an exchange.  For a discussion of the consequences of any withholding taxes, see “Taxation—Spanish Tax Considerations.”

Governing Law
The exchange preferred securities will be governed by Spanish law. The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.  The ranking of the Guarantee will be governed by Spanish law.

The partnership agreement, including the terms of the partnership preferred securities, is governed by the laws of the State of Delaware. The declaration of trust, including the terms of the existing Abbey national trust preferred securities, is governed by the laws of the State of Delaware. The subordinated guarantees are governed by the laws of the State of New York (except for the subordination provisions, which are governed by English law).

Listing	Application will be made to list the exchange preferred securities on the New York Stock Exchange.	Listed on the Luxembourg Stock Exchange.

DESCRIPTION OF THE EXISTING SPANISH PREFERRED SECURITIES

For a complete description of the existing Spanish preferred securities, please refer to the sections entitled “Description of the New Preferred Securities” and “Description of the Guarantee” in the Issuer’s Form F-4 (File No. 333-119132) as filed with the SEC on September, 20, 2004 with respect to the existing Series 1 preferred securities; the sections entitled “Description of the Exchange Series 4 Preferred Securities” and “Description of the Guarantee” in Amendment No. 2 to the Issuer’s Form F-4 (File No. 333-144421) as filed with the SEC on October 9, 2007; with respect to the existing Series 4 preferred securities; the sections entitled “Description of the Exchange Series 5 Preferred Securities” and “Description of the Guarantee” in Amendment No. 1 to the Issuer’s Form F-4 (File No. 333-146881) as filed with the SEC on December 13, 2007 with respect to the existing Series 5 preferred securities and sections entitled “Description of the Exchange Series 6 Preferred Securities” and “Description of the Guarantee” in Amendment No. 2 to the Issuer’s Form F-4 (File No. 333-155413) as filed with the SEC on October 22, 2007, with respect to the existing Series 6 preferred securities, which are incorporated by reference in this prospectus.

DESCRIPTION OF THE EXISTING SOVEREIGN DEPOSITARY SHARES

For a complete description of the existing Sovereign depositary shares, please refer to the sections entitled “Description of Series C Preferred Stock” and “Description of Depositary Shares” in Sovereign’s April 26, 2006 Prospectus Supplement and the sections entitled “Description of Preferred Stock” and “Description of Depositary, in Sovereign’s April 25, 2006 Base Prospectus, which are incorporated by reference in this prospectus.

DESCRIPTION OF THE EXISTING ABBEY NATIONAL CAPITAL TRUST I TRUST PREFERRED SECURITIES

For a complete description of the existing Abbey National trust preferred securities, please refer to the sections entitled “Description of the Trust Preferred Securities,” “Description of the Partnership Preferred Securities,” “Description of the Subordinated Guarantees” and “Description of the New Dollar Preference Shares” in Abbey’s February 2, 2000 Prospectus Supplement and the sections entitled “Description of the Partnership Preferred Securities,” “Description of the Partnership Preferred Securities,” “Description of the Subordinated Guarantees” and “Description of Dollar Preference Shares” in Abbey’s January 24, 2000 Base Prospectus, which are incorporated by reference in this prospectus.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Please refer to Item 7.B of our 2008 Form 20-F.  For Abbey, please refer to the section entitled “Report of the Directors—Director’s Interest and Related Party Transactions” in Abbey’s 2008 Form 20-F.  For Sovereign, please refer to Item 13 of Sovereign’s 2008 Form 10-K.

TAXATION

Spanish Tax Considerations

The following is a discussion of the Spanish tax consequences of the ownership of exchange preferred securities. The information provided below does not purport to be a complete analysis of the tax law and practice currently applicable in Spain and does not purport to address the tax consequences applicable to all categories of investors, some of which may be subject to special rules.

Prospective purchasers of the exchange preferred securities are advised to consult their own tax advisers as to the tax consequences, including those under the tax laws of the country of which they are resident, of purchasing, owning and disposing of exchange preferred securities.

The summary set out below is based upon Spanish law as in effect on the date of this prospectus and is subject to any change in such law that may take effect after such date.

References in this section to security holders include the beneficial owners of the exchange preferred securities. The statements regarding Spanish law and practice set forth below assume that the exchange preferred securities will be issued, and transfers thereof will be made, in accordance with the Spanish law.

This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this prospectus:

(a)     of general application, Additional Provision Two of Law 13/1985, of 25 May on investment ratios, own funds and information obligations of financial intermediaries, as amended by Law 19/2003, of 4 July on legal rules governing foreign financial transactions and capital movements and various money laundering prevention measures, Law 23/2005, of 18 November on certain tax measures to promote the productivity and Law 4/2008, of 23 December abolishing the Wealth Tax levy, generalizing the Value Added Tax monthly refund system and introducing other amendments to the tax legal system, as well as Royal Decree 1065/2007, of 27 July enacting the General Regulations on the actions and proceedings relating to tax management and tax audit and on the development of the common rules concerning tax application and procedures;

(b)     for individuals resident for tax purposes in Spain which are subject to the Individual Income Tax (“IIT”), Law 35/2006 of 28 November on the IIT and on the partial amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Wealth Tax Law, and Royal Decree 439/2007, of 30 March promulgating the IIT Regulations, along with Law 19/1991, of 6 June on Wealth Tax as amended by Law 4/2008, of 23 December abolishing the Wealth Tax levy, generalizing the Value Added Tax monthly refund system and Law 29/1987, of 18 December on Inheritance and Gift Tax;

(c)     for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Royal Legislative Decree 4/2004, of 5 March promulgating the Consolidated Text of the CIT Law, and Royal Decree 1777/2004, of 30 July promulgating the CIT Regulations; and

(d)     for individuals and entities who are not resident for tax purposes in Spain which are subject to the Non-Resident Income Tax (“NRIT”), Royal Legislative Decree 5/2004, of 5 March promulgating the Consolidated Text of the NRIT Law, and Royal Decree 1776/2004, of 30 July promulgating the NRIT Regulations, along with Law 19/1991, of 6 June on Wealth Tax as amended by Law 412008, of 23 December abolishing the Wealth Tax levy, generalizing the Value Added Tax monthly refund system and Law 29/1987, of 18 December on Inheritance and Gift Tax.

Whatever the nature and residence of the security holder, the acquisition and transfer of exchange preferred securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of 24 September and exempt from Value Added Tax, in accordance with Law 37/1992, of 28 December regulating such tax.

Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Both distributions periodically received and income derived from the transfer, redemption or repayment of the exchange preferred securities (including imputed income deriving from the exchange of the exchange preferred securities in relation to an exchange offer) constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25.2 of the IIT Law, and must be included in the investor’s IIT savings taxable base and taxed at a flat rate of 18%.

Both types of income are subject to a withholding on account of IIT at the rate of 18%. Regarding imputed income derived from the exchange of the existing Spanish preferred securities, withholding will be calculated on the positive difference between the then-current market value of the exchange preferred securities plus the cash payment and the issuance price of the existing Spanish preferred securities delivered by such beneficial owners in exchange.  See “Annex A—Procedures for Spanish Withholding Tax Documentation for Preferred Securities Held Through an Account at the Depository Trust Company.”  The individual holder may credit the withholding against his or her final IIT liability for the relevant tax year.

Wealth Tax (Impuesto sobre el Patrimonio)

Individuals who are resident in Spain for tax purposes and hold exchange preferred securities on the last day of any year will be subject to the Spanish Wealth Tax.  However, Law 4/2008 has amended Law 19/1991 introducing a credit of 100% over the tax due and removing the obligation to file Wealth Tax declaration as from 1 January 2008.

Due to this amendment to Law 19/1991, Spanish resident investors are not effectively subject to Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any exchange preferred securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The applicable tax rates currently range between 7.65% and 81.6%, depending on relevant factors.

Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Both distributions periodically received and income derived from the transfer, redemption or repayment of the exchange preferred securities (including imputed income deriving from the exchange of the exchange preferred securities in relation to an exchange offer) are subject to CIT (at the current general tax rate of 30%) in accordance with the rules for this tax.

In accordance with Section 59.s) of the CIT Regulations, there is no obligation to withhold on income payable to Spanish CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds) from financial assets traded on organized markets in OECD countries.  The Issuer will make an application for the exchange preferred securities to be traded on the New York Stock Exchange prior to the First Distribution Date after the exchange offer and, upon admission to trading on the New York Stock Exchange, the exchange preferred securities will fulfill the requirements set forth in the legislation for exemption from withholding.

The General Directorate for Taxation (Dirección General de Tributos or “DGT”), on 27th July 2004, issued a ruling indicating that in the case of issues made by entities resident in Spain, as in the case of the Issuer, application of the exemption requires that the exchange preferred securities be placed outside Spain in another OECD country.  The Issuer considers that the issue of the exchange preferred securities will fall within this exemption as the exchange preferred securities are to be sold outside Spain and in the international capital markets and none of the entities initially placing the exchange preferred securities is resident in Spain.  Consequently, the Issuer will not withhold on distributions to Spanish CIT taxpayers that provide relevant information to qualify as such. If the

Spanish tax authorities maintain a different opinion on this matter, however, the Issuer will be bound by that opinion and, with immediate effect, will make the appropriate withholding and the Issuer and the Guarantor will not, as a result, pay additional amounts.

In order to implement the exemption from withholding, the procedures laid down in the Order of 22nd December 1999 will be followed. No reduction percentage will be applied. See “—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Existing Spanish Preferred Securities for Exchange Preferred Securities.”

Wealth Tax (Impuesto sobre el Patrimonio)

Spanish legal entities are not subject to the Spanish Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the exchange preferred securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the exchange preferred securities in their taxable income for Spanish CIT purposes.

Individuals and Legal Entities with No Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

(a)     Non-Spanish resident investors acting through a permanent establishment in Spain

If the exchange preferred securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such exchange preferred securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades).”  Ownership of the exchange preferred securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)     Non-Spanish resident investors not acting through a permanent establishment in Spain

Both distributions periodically received and income derived from the transfer, redemption or repayment of the exchange preferred securities (including income deriving from the exchange of the exchange preferred securities in relation to an exchange offer), obtained by individuals or entities who are not resident in Spain for tax purposes and who do not act, with respect to the exchange preferred securities, through a permanent establishment in Spain, are exempt from NRIT.

Law 4/2008 amends, among other things, Additional Provision Two of Law 13/1985, which was the source of the obligation on Spanish issuers or their parent companies to report to the Spanish tax authorities on the identity and residence of holders of their debt securities. This reporting obligation was typically satisfied, in part, by the collection of certain information from investors at the time of each payment of interest or principal, Spanish issuers, Acupay and DTC (among others) developed certain procedures to enable the timely delivery of such information.

Law 4/2008 removes the obligation on Spanish issuers or their parent companies to provide to the Spanish tax authorities the relevant information concerning holders who are not resident in Spain. The amended wording of Additional Provision Two of Law 13/1985, therefore, continues to apply the reporting obligation only in respect of Spanish resident holders (individual and corporate) and non-resident holders operating through a permanent establishment in Spain.

The implementation of the changes contemplated by Law 4/2008 is subject to the adoption of relevant secondary legislation. At the date of this prospectus, such secondary legislation had not yet been adopted.

In order to be eligible for the exemption from NRIT, it is necessary to comply with certain information obligations relating to the identity and residence of the beneficial owners entitled to receive distributions on the exchange preferred securities, in the manner detailed under “—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Existing Spanish Preferred Securities for Exchange Preferred Securities” as laid down in section 44 of Royal Decree 1065/2007, remain applicable irrespective of whether or not holders of the exchange preferred securities are resident in Spain.  If these information obligations are not complied with in the manner indicated, the Issuer will withhold 18% and the Issuer will not pay additional amounts.

The Issuer believes that the filing with the SEC of a shelf registration statement in order to allow public sales of the exchange preferred securities in the United States and to U.S. persons will not entail the existence of a taxable event (i.e., exchange) under Spanish tax law, either at the time of filing the shelf registration statement or at the time of any resale of the exchange preferred securities.  Nevertheless, the resale of the exchange preferred securities under a shelf registration statement will be treated for Spanish tax purposes as any other transfer of such securities, with the tax consequences described in the preceding paragraphs.

Beneficial owners not resident in Spain for tax purposes and entitled to exemption from NRIT who do not timely provide evidence of their tax residency in accordance with the procedure described in detail below, may obtain a refund of the amount withheld from the Issuer in respect of the distributions on the exchange preferred securities by following a quick refund procedure or, otherwise, directly from the Spanish tax authorities by following the standard refund procedure described below under “—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Existing Spanish Preferred Securities for Exchange Preferred Securities.”

Wealth Tax (Impuesto sobre el Patrimonio)

Law 4/2008 has amended Law 19/1991 introducing a credit of 100 per cent over the tax due and removing the obligation to file Wealth Tax declaration as from 1 January 2008.

Due to this amendment to Law 19/1991, non-resident individuals are not effectively subject to Wealth Tax.

Non-Spanish resident legal entities are not subject to the Spanish Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over exchange preferred securities by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance Tax.  In such case, the provisions of the relevant double tax treaty will apply.

Non-resident legal entities which acquire ownership or other rights over the exchange preferred securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.  Such acquisitions will be subject to NRIT (as described above), without prejudice to the provisions of any applicable double tax treaty entered into by Spain. In general, double tax treaties provide for the taxation of this type of income in the country of residence of the beneficiary.

Tax Rules for Exchange Preferred Securities Not Listed on an Organized Market in an OECD Country

Withholding on Account of IIT, CIT and NRIT

If the exchange preferred securities are not listed on an organized market in an OECD country on any Distribution Record Date, distributions to beneficial owners in respect of the exchange preferred securities will be subject to withholding tax at the current rate of 18%, except if an exemption from Spanish tax or a reduced withholding tax rate is provided by the Spanish law or by an applicable convention for the avoidance of double taxation entered into between Spain and the country of residence of the relevant beneficial owner. Individuals and entities that may benefit from such exemptions or reduced tax rates would have to follow procedures described below under “—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of existing Spanish preferred securities for exchange preferred securities” in order to obtain a refund of the amounts withheld.

Tax Rules for Payments Made by the Guarantor

Payments made by the Guarantor to security holders will be subject to the same tax rules previously set out for payments made by the Issuer.

Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Existing Spanish Preferred Securities for Exchange Preferred Securities

As described under “Taxation—Spanish Tax Considerations—Individual and Legal Entities with No Tax Residency in Spain,” interest and other financial income paid with respect to the exchange preferred securities for the benefit of non-Spanish resident investors not acting, with respect to the exchange preferred securities, through a permanent establishment in Spain will not be subject to Spanish withholding tax unless such non-resident investor fails to comply with the relevant tax information procedures.

Banco Santander will not accept for exchange any existing Spanish preferred securities tendered, and no exchange preferred securities will be given in exchange for any existing Spanish preferred securities, if the DTC participant through which your existing Spanish preferred securities are held is not a Qualified Institution (as defined below) or has not provided your Beneficial Owner Exchange Information.  See “The Exchange Offer—Conditions to the Exchange Offer and Deemed Representations.”

The information obligations to be complied with in order to apply the exemption or to qualify as an eligible holder to participate in the exchange offer are those laid down in Section 44 of Royal Decree 1065/2007, being the following:

In accordance with Section 44(1), an annual return must be filed with the Spanish tax authorities, by the Guarantor, specifying the following information with respect to the exchange preferred securities:

(A)    the identity and country of residence of the recipient of the income on the exchange preferred securities (when the income is received on behalf of a third party (i.e., a beneficial owner), the identity and country of residence of that third party);

(B)     the amount of income received; and

(C)     details identifying the exchange preferred securities.

In accordance with Section 44(2), for the purpose of preparing the annual return referred to in sub-section 44 (1), certain documentation regarding the identity and country of residence of the beneficial owners obtaining income on the exchange preferred securities must be submitted to the Issuer and the Guarantor in advance of each Distribution Record Date, as specified in more detail in Annexes A and B to this prospectus.

In addition to the above, as described under “Taxation—Spanish Tax Considerations—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades),” Spanish CIT taxpayers will not be subject to withholding tax on income derived from the exchange preferred securities, provided that such CIT taxpayers provide relevant information to qualify as such in advance of each Distribution Record Date.

In light of the above, the Issuer, the Guarantor, the Paying Agent, DTC and Acupay have arranged certain procedures to facilitate the collection and verification of information concerning the identity and country of residence of beneficial owners (either non-Spanish resident or CIT taxpayers) holding through a Qualified Institution through and including each relevant Distribution Record Date. The delivery of such information, while the exchange preferred securities are in global form, will be made through the relevant direct or indirect participants in DTC. The Issuer will withhold at the then-applicable rate (currently 18%) from any distribution payment or of exchange preferred securities as to which the required information has not been provided or the required procedures have not been followed.

The procedures set forth under “—Tax Relief at Source Procedure” (see Article I and II of Annex A to this prospectus) are intended to identify beneficial owners who are (i) corporations resident in Spain for tax purposes, or (ii) individuals or legal entities not resident in Spain for tax purposes, that do not act with respect to the exchange preferred securities through a permanent establishment in Spain.

These procedures are designed to facilitate the collection of certain information concerning the identity and country of residence of the beneficial owners mentioned in the preceding paragraph (who therefore are entitled to participate in the exchange offer and receive income in respect of the exchange preferred securities free and clear of Spanish withholding taxes) who are participants in DTC or hold their interests through participants in DTC, provided in each case, that the relevant DTC participant is a central bank, other public institution, international organization, bank, credit institution or financial entity, including collective investment institutions, pension fund or insurance entity, resident either in an OECD country (including the United States) or in a country with which Spain has entered into a double taxation treaty subject to a specific administrative registration or supervision scheme (each, a “Qualified Institution”).

Beneficial owners who are entitled to receive income in respect of the exchange preferred securities free of any Spanish withholding taxes but who do not hold their exchange preferred securities through a Qualified Institution will have Spanish withholding tax withheld from distribution payments and other financial income paid with respect to their exchange preferred securities at the then-applicable rate (currently 18%). Beneficial owners who do not hold their exchange preferred securities through a Qualified Institution can follow the “—Quick Refund Procedure” set forth in Article III of Annex A or the “—Direct Refund from Spanish Tax Authorities Procedure” set forth in Article II of Annex B, in order to have such withheld amounts refunded.

A detailed description of these procedures is set forth in Annex A and Annex B to this prospectus.

Beneficial owners, their custodians or DTC participants with questions about these Spanish tax information reporting and withholding procedures, including the submission of tax certification information and a certificate of tax residence issued by the relevant tax authority of the beneficial owner’s country of residence, may contact Acupay at one of the following locations. Please mention the CUSIP or ISIN for the relevant existing preferred securities when contacting Acupay. There is no cost for this assistance.

Via email:  info@acupay.com

By post, telephone or fax:

IN LONDON:	IN NEW YORK:
Acupay System LLC	Acupay System LLC
Attention: Nina Santa-Maria	Attention: Sabrina Cruz
First Floor	30 Broad Street – 46th Floor
28 Throgmorton Street	New York, N.Y. 10004
London EC2N 2AN	USA
United Kingdom	Tel. 1-212-422-1222
Tel. 44-(0)-207-382-0340	Fax. 1-212-422-0790
Fax. 44-(0)-207-256-7571

EU Savings Directive

Under the EC Council Directive 2003/48/EC on the taxation of savings income, each Member State is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such person for, an individual resident in that other Member State; however, for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35 per cent.  The transitional period is to terminate at the end of the first fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

On 15 September 2008 the European Commission issued a report to the Council of the European Union on the operation of the Directive, which included the Commission’s advice on the need for changes to the Directive. On 13 November 2008 the European Commission published a more detailed proposal for amendments to the Directive, which included a number of suggested changes. If any of those proposed changes are made in relation to the Directive, they may amend or broaden the scope of the requirements described above.

A number of non-EU countries, and certain dependent or associated territories of certain Member States, have agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident in one of those territories.

U.S. Federal Income Tax Considerations

In the opinion of Davis Polk & Wardwell LLP, the following is a discussion of the material U.S. federal income tax considerations relating to holders who exchange their existing preferred securities for exchange preferred securities and cash pursuant to the exchange offer.  This discussion applies only to the holders of existing preferred securities described below, and it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a particular person’s decision to exchange such securities.  This discussion does not address U.S. state, local and non-U.S. tax consequences.

The discussion applies only to U.S. Holders (as defined below) who hold existing preferred securities, or will hold the exchange preferred securities, as capital assets for U.S. federal income tax purposes.  It does not address special classes of holders, such as:

•	regulated investment companies;

•	real estate investment trusts;

•	certain financial institutions;

•	dealers and certain traders in securities or foreign currencies;

•	insurance companies;

•	persons holding existing preferred securities or exchange preferred securities as part of a hedge, straddle, conversion or other integrated transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax;

•	tax-exempt organizations; or

•	persons that own or are deemed to own 5% or more of the Issuer’s capital.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof.  These laws are subject to change, possibly on a retroactive basis.  Please consult your own tax advisor concerning the U.S. federal, state, local and foreign tax consequences of participating in the exchange offer and of owning and disposing of the exchange preferred securities in your particular circumstances.

As used herein, a “U.S. Holder” is a beneficial owner of preferred securities that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds existing preferred securities, the U.S. federal income tax treatment of the partnership and its partners generally will depend on the status of the partner and the activities of the partnership and its partners.  If you are a partner in a partnership that holds existing preferred securities, you should consult your tax advisor with regard to the U.S. federal income tax treatment of an exchange of the existing preferred securities for the exchange preferred securities pursuant to the exchange offer.

Treatment of Exchange Offer

Exchange of existing Spanish preferred securities

The treatment of the exchange of existing Spanish preferred securities will depend on whether the exchange preferred securities are treated as “nonqualified preferred stock” (“NQPS”) for U.S. federal income tax purposes.  Whether the exchange preferred securities are NQPS will depend on whether it is more likely than not that the Issuer will exercise its right to redeem the securities within 20 years after their issuance.  Because the Issuer has not concluded that it is more likely than not that it will exercise its right to redeem the exchange preferred securities within such period, it believes that the exchange preferred securities should not be treated as NQPS.

If the exchange preferred securities are not NQPS, the exchange of existing Spanish preferred securities for exchange preferred securities and cash will be treated, for U.S. federal income tax purposes, as an exchange described in Section 1036 of the Code.  Under the tax rules applicable to an exchange described in Section 1036 of the Code, a U.S. Holder who exchanges existing Spanish preferred securities for exchange preferred securities and cash will recognize gain (but not loss, if any) to the extent that the sum of (i) the fair market value of the exchange preferred securities and (ii) the cash received in the exchange exceeds the U.S. Holder’s tax basis in the existing Spanish preferred securities, but only to the extent of such cash received in the exchange (excluding cash received in lieu of a fractional exchange preferred security).  Such gain will generally be capital gain, and will generally be long-term capital gain if the U.S. Holder’s holding period for the existing Spanish preferred securities is more than one year.  In addition, for U.S. federal income tax purposes, such gain generally will be treated as U.S.-source gain.

A U.S. Holder will have an aggregate tax basis in the exchange preferred securities (including any tax basis allocable to a fractional exchange preferred security) equal to the U.S. Holder’s tax basis in the existing Spanish preferred securities tendered in the exchange, decreased by the amount of any cash received in the exchange (excluding cash received in lieu of a fractional exchange preferred security) and increased by the amount of gain, if any, recognized by such U.S. Holder on the exchange (other than with respect to a fractional exchange preferred security).  The U.S. Holder’s holding period for the exchange preferred securities will include the period that the U.S. Holder held the existing Spanish preferred securities tendered in the exchange.

The receipt of cash in lieu of a fractional exchange preferred security will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional exchange preferred security and the U.S. Holder’s tax basis in the fractional exchange preferred security).  A U.S. Holder’s tax basis in a fractional exchange preferred security will be determined by allocating the holder’s tax basis in the existing Spanish preferred security between the exchange preferred security received in the exchange and the fractional exchange preferred security, in accordance with their respective fair market values.

If the exchange preferred securities were determined to be NQPS, the rules under Section 1036 of the Code would not apply to the exchange of existing Spanish preferred securities for exchange preferred securities and cash.  If the rules of Section 1036 did not apply to the exchange, a U.S. Holder would be required to recognize gain (but not loss, if any) on the exchange in an amount equal to the difference between (i) the sum of (a) the fair market value of the exchange preferred securities the U.S. Holder received in the exchange and (b) the cash the U.S. Holder received in the exchange and (ii) the U.S. Holder’s tax basis in the existing Spanish preferred securities.  Such gain generally will be capital gain, and generally will be long-term capital gain if the existing Spanish preferred securities exchanged have been held for more than one year at the time of the exchange.  For U.S. federal income tax purposes, such gain will be treated as U.S.-source gain.  Any loss the U.S. Holder realized and would otherwise have recognized would be disallowed under the “wash sale rules” for U.S. federal income tax purposes.  A U.S. Holder’s holding period for the exchange preferred securities will begin on the day after the date of the exchange.  If a U.S. Holder’s loss is disallowed under the “wash sale rules,” a U.S. Holder’s tax basis in the exchange preferred securities will be equal to the U.S. Holder’s tax basis in the existing Spanish preferred securities tendered in the exchange less any cash received in the exchange (excluding any cash received in lieu of a fractional exchange preferred security).  Otherwise, if a U.S. Holder realizes no loss in the exchange, the U.S. Holder’s tax basis in the exchange preferred securities will be equal to the fair market value of the exchange preferred securities on the date the U.S. Holder made the exchange.

Exchange of existing Sovereign depositary shares and exchange of existing Abbey National trust preferred securities

A U.S. Holder will recognize gain or loss on the exchange of existing Sovereign depositary shares or existing Abbey National Capital Trust I trust preferred securities for the exchange preferred securities and cash, in an amount equal to the difference between (i) the sum of (a) the fair market value of the exchange preferred securities the U.S. Holder received in the exchange and (b) the cash the U.S. Holder received in the exchange and (ii) the U.S. Holder’s tax basis in the existing Sovereign depositary shares or existing Abbey National Capital Trust I trust preferred securities tendered in the exchange.  In general, such gain or loss will be treated as long-term capital gain or loss if the existing preferred securities exchanged have been held for more than one year at the time of the exchange.  For U.S. federal income tax purposes, any gain or loss realized by a U.S. Holder will generally be treated as U.S.-source gain or loss.

A U.S. Holder’s tax basis in the exchange preferred securities will be equal to the fair market value of the exchange preferred securities on the date the U.S. Holder made the exchange, and the U.S. Holder’s holding period for the exchange preferred securities will begin on the day after such date.

An exchanging U.S. Holder may have different, and adverse, consequences if any of the existing Spanish preferred securities or existing Abbey National Capital Trust I trust preferred securities that the U.S. Holder tendered in the exchange were a security of a company that is or was a “passive foreign investment company,” (or “PFIC”) for U.S. federal income tax purposes for any taxable year during which such U.S. Holder held the existing preferred securities.  As described below, the Issuer does not believe that it was or is a PFIC for U.S. federal income tax purposes, but has not made any determination as to whether Abbey National was or is a PFIC for such purposes or whether Abbey National owned or owns any shares in a PFIC.  If you are a U.S. Holder of existing Abbey National trust preferred securities, you should consult your tax advisor with regard to the U.S. federal income tax treatment of the exchange if Abbey National was or is a PFIC or owned or owns any shares in a PFIC.

Ownership of Exchange Preferred Securities

Taxation of Distributions

Subject to the discussion under “Passive Foreign Investment Company Rules” below, distributions received by a U.S. Holder on exchange preferred securities (including any amounts withheld pursuant to Spanish tax law) will constitute dividend income to the extent paid out of the Issuer’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).  Corporate U.S. Holders will not be entitled to claim the dividends-received deduction with respect to dividends paid by the Issuer.  Subject to applicable limitations, dividends paid on the exchange preferred securities that are listed on the New York Stock Exchange will be considered “qualified dividends” provided that certain minimum holding period requirements are satisfied.  Qualified dividend income received in taxable years beginning before January 1, 2011, by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of taxation.  Non-corporate U.S. Holders should consult their own tax advisors to determine whether they are subject to any special rules that limit their ability to be taxed at these favorable rates.

Distributions to a U.S. Holder with respect to the exchange preferred securities in excess of the Issuer’s current or accumulated earnings and profits would be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in the exchange preferred securities, which would be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the exchange preferred securities.  Any remaining excess would be treated as capital gain realized on the sale or exchange of the exchange preferred securities, as more fully described below under “—Sale and Other Disposition of the Exchange Preferred Securities.”

Distributions with respect to the exchange preferred securities will generally constitute foreign-source income.  Subject to certain limitations, Spanish withholding tax, if any, paid in connection with any distribution with respect to the exchange preferred securities may be claimed as a credit against the U.S. federal income tax liability of a U.S. Holder if such U.S. Holder elects for that year to credit all foreign income taxes; otherwise, such Spanish withholding tax may be taken as a deduction.  The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.  U.S. Holders should consult their own tax advisors concerning the availability and utilization of the foreign tax credit.

Sale and Other Disposition of the Exchange Preferred Securities

Subject to the discussion under “Passive Foreign Investment Company Rules” below, a U.S. Holder will generally recognize capital gain or loss on the sale or other disposition of exchange preferred securities, which will be long-term capital gain or loss if the holder has held such exchange preferred securities for more than one year.  The amount of the U.S. Holder’s gain or loss will be equal to the difference between the amount realized on the sale or other disposition and such holder’s tax basis in such exchange preferred securities, and will generally be U.S.-source income for purposes of computing the holder’s foreign tax credit limitation.

Passive Foreign Investment Company Rules

Based upon certain look-through rules applicable to related parties and proposed Treasury regulations which are not yet in effect but are proposed to become effective for taxable years beginning after December 31, 1994 (the “Proposed Regulations”), the Issuer believes that it was not a PFIC for U.S. federal income tax purposes for its most recent taxable year and does not expect to be considered a PFIC in the foreseeable future.  However, because there can be no assurance that the Proposed Regulations will be finalized in their current form and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that the Issuer will not be considered a PFIC for any taxable year.  If the Issuer were a PFIC for any year in which a U.S. Holder held exchange preferred securities, certain adverse U.S. federal income tax consequences could apply to the U.S. Holder, which may be mitigated if the U.S. Holder makes certain U.S. federal income tax elections.  The Issuer and the Guarantor will use reasonable efforts to operate the Issuer in such a manner that the Issuer does not become a PFIC.  If the Issuer concludes that it is a PFIC for any taxable year, it will promptly inform U.S. Holders of such conclusion and provide such information as is reasonably required in order to enable the holders to satisfy relevant U.S. federal income tax reporting requirements arising as a result of the Issuer’s PFIC status and to make available certain U.S. federal income tax elections.

If a U.S. Holder owns exchange preferred securities during any year in which the Issuer is a PFIC, the holder must file an IRS Form 8621.  In addition, if the Issuer were a PFIC for a taxable year in which it pays a dividend or for the prior taxable year, the favorable dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and to backup withholding unless the U.S. Holder is a corporation or other exempt recipient or, in the case of backup withholding, the holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

VALIDITY OF THE EXCHANGE PREFERRED SECURITIES

The validity of the exchange preferred securities offered and exchanged in this offering, together with the guarantees, will be passed upon by Natalia Butragueño, Spanish counsel for the Guarantor, and Davis Polk & Wardwell LLP, U.S. counsel for the Guarantor. As to certain matters of Spanish law, Davis Polk & Wardwell LLP will rely upon Natalia Butragueño and as to certain other matters of Spanish law, Davis Polk & Wardwell LLP will rely on Allen & Overy LLP. As to all matters of U.S. law, Natalia Butragueño will rely upon Davis Polk & Wardwell LLP. Sidley Austin LLP will pass on certain matters of U.S. and English law and Clifford Chance will pass on certain matters of Spanish law on behalf of the Dealer Manager.

EXPERTS

The consolidated financial statements incorporated in this prospectus from the Annual Report of Banco Santander, S.A. (formerly named Banco Santander Central Hispano, S.A.) on Form 20-F for the year ended December 31, 2008, and the effectiveness of Banco Santander’s internal control over financial reporting, have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their reports which are incorporated herein (which reports (1) express an unqualified opinion on the consolidated financial statements of Banco Santander and include an explanatory paragraph stating that the consolidated financial statements have been prepared in accordance with IFRS-IASB and that, accordingly, the financial information for 2007 and 2006 differ from those contained in the consolidated financial statements filed on Form 20-F for the year ended December 31, 2007, which were prepared in accordance with International Financial Reporting Standards as adopted by the European Union required to be applied under the Bank of Spain’s Circular  4/2004,  and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting).  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements included in the Annual Report of Abbey National plc on Form 20-F for the year ended December 31, 2008 and incorporated by reference in this registration statement have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements of Abbey and includes an explanatory paragraph referring to the change in accounting policy for cash and cash equivalents).  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Sovereign Bancorp, Inc. incorporated by reference in Sovereign Bancorp, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of Sovereign Bancorp, Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference.  Such consolidated financial statements and Sovereign Bancorp, Inc.’s management’s assessment of the effectiveness of the internal control over financial reporting as of December 31, 2008 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Alliance and Leicester plc for the year ended December 31, 2008 incorporated by reference in this registration statement have been audited by Deloitte LLP, independent auditors, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements of Alliance and Leicester plc).  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Please refer to Item 8 of our 2008 Form 20-F and to Item 3 of our March 31, 2009 Form 6-K.  For Abbey, please refer to the section entitled “Contents” in Abbey’s 2008 Form 20-F.  For Sovereign, please refer to Item 15 of Sovereign’s 2008 Form 10-K.

F-1

ANNEX A

Procedures for Spanish Withholding Tax Documentation For Preferred Securities
Held Through an Account at The Depository Trust Company

Capitalized terms used but not otherwise defined in this Annex A shall have the meaning ascribed to them elsewhere in this prospectus. References to “Preferred Securities” in this Annex A shall be deemed to include existing preferred securities and exchange preferred securities.

Article I

Immediate Refund (or “Relief at Source”) Procedure (procedure that complies with Spanish Law 13/1985 as amended by Laws 19/2003, 23/2005 and 4/2008, Royal Decree 1065/2007 and article 59.q or 59.s) of the Corporate Income Tax Regulation approved by Royal Decree 1777/2004 of July 30, 2004) for Cash Distributions on existing preferred securities and exchange preferred securities

A.    DTC participant Submission and Maintenance of Beneficial Owner Information

1.      At least seventeen but no more than twenty New York Business Days prior to each record date (each, a “Distribution Record Date”) preceding a cash distribution payment date on the Preferred Securities (each, a “Distribution Payment Date”), the Issuer shall instruct Acupay System LLC, the tax certification agent (“Acupay”) to, and Acupay shall, (i) provide The Depository Trust Company (“DTC”) an issuer notice that will form the basis for a DTC “Important Notice” (the “Notice”) regarding the relevant cash distribution and tax relief entitlement information for the Preferred Securities, (ii) request DTC to post such notices on its website as a means of notifying direct participants of DTC (“DTC participants”) of the requirements described in this Annex A and Annex B, (iii) transmit the relevant contents of such notices to the New York Stock Exchange and, if required, any applicable self-regulatory organization in the United States, (iv) distribute the relevant contents of such notices via one or more recognized financial information services and (v) provide a copy of such notices to the Paying Agent. A “New York Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions or trust companies in The City of New York are required or authorized by law, regulation or executive order to close.

2.      Beginning at 8:00 a.m. New York City time on the tenth New York Business Day prior to each Distribution Record Date and continuing until 8:00 p.m. New York City time on the fourth New York Business Day prior to each Distribution Record Date (the “Standard Deadline”), each DTC participant must, to the extent it has not previously done so, enter directly into the designated system established and maintained by Acupay (the “Acupay System”) the beneficial owner identity and residence information required by Spanish tax law (as set forth in Article I of Annex B) in respect of the portion of such DTC participant’s position in the Preferred Securities that at such time is exempt from Spanish withholding tax (the “Beneficial Owner Information”) and must update such Beneficial Owner Information as described in paragraph A.3 of this Article I of Annex A below.

3.      Each DTC participant must ensure the accuracy of the previously-submitted Beneficial Owner Information, irrespective of any changes in, or in beneficial ownership of, such DTC participant’s position in the Preferred Securities as of 8:00 p.m. New York City time on each Distribution Record Date. The Acupay System will remain available for making such adjustments until 8:00 p.m. New York City time on the third New York Business Day after such Distribution Record Date. All changes in beneficial ownership must be reflected, including those changes (via Acupay), which do not impact the DTC participant’s overall position at DTC or the portion of that position at DTC as to which no Spanish withholding tax is required.

4.      Beginning at 9:00 a.m. on the first New York Business Day after the related Distribution Record Date and continuing until 8:00 p.m. on the third New York Business Day immediately following each Distribution Record Date (the “EDS Cut-off”), each DTC participant that has submitted Beneficial Owner Information in accordance with paragraphs A.2 and A.3 of this Article I of Annex A must make an election via the DTC Elective Dividend

Service (“EDS”) certifying that such portion of Preferred Securities for which it submitted such Beneficial Owner Information is exempt from Spanish withholding tax (the “EDS Election”).

5.      Beginning at 7:45 a.m. New York City time on the fourth New York Business Day following the Distribution Record Date (the “Final Verification Date”), Acupay will perform the final review of each DTC participant’s Beneficial Owner Information, EDS Elections and changes in DTC position between the Standard Deadline and the Distribution Record Date through the Acupay Verification Procedures (as defined below). Based on these Acupay Verification Procedures, Acupay will (i) seek to notify any affected DTC participant until 9:45 a.m. New York City time on the Final Verification Date of any inconsistencies among these data, or erroneous or incomplete information provided by such DTC participant and (ii) use its best efforts to obtain revised Beneficial Owner Information and/or EDS Elections from any such DTC participant as necessary to correct any inconsistencies, erroneous or incomplete information. For this purpose, Acupay will accept revisions to Beneficial Owner Information until 9:45 a.m. New York City time and DTC will accept requests for changes to EDS elections at the request of DTC participants until 9:45 a.m. New York City time on the Final Verification Date. The failure to correct any such inconsistencies (including the failure to fax or send PDF copies of new or amended Tax Certificates (as defined below)) by 9:45 a.m. New York City time on the Final Verification Date (or if Acupay, despite its best efforts to do so, does not confirm receipt of such correction by 9:45 a.m. New York City time on the Final Verification Date) will result in the payments in respect of the entirety of such DTC participant’s position being made net of Spanish withholding tax.

DTC will transmit the final “Report to Paying Agent” to Acupay by 10:30 a.m. New York City time on the Final Verification Date setting forth each DTC participant’s position in the Preferred Securities as of 8:00 p.m. New York City time on the Distribution Record Date and the portion of each such DTC participant’s position in the Preferred Securities on which cash distributions should be made net of Spanish withholding tax and the portion that should be made without Spanish withholding tax being assessed, as applicable, based on the status of the EDS Elections for each DTC participant as of 9:45 a.m. New York City time on the Final Verification Date.

Acupay shall immediately, but no later than 11:00 a.m. New York City time on the Final Verification Date, release (through a secure data upload/download facility) PDF copies of the final Report to Paying Agent to the Paying Agent and the Issuer, along with PDF copies of the related signed Tax Certificates (as defined below) to the Issuer.

B.    Tax Certificate Production and Execution

After entry of new or amended Beneficial Owner Information into the Acupay System by a DTC participant at any time on or before the relevant Distribution Record Date or, under certain circumstances, before 9:45 a.m. of the Final Verification Date, the Acupay System will produce completed forms of Exhibit I, Exhibit II or Exhibit III to Annex B (as required by Spanish law) (the “Distribution Tax Certificates”), which shall summarize the Beneficial Owner Information introduced and maintained by such DTC participant into the Acupay System. When any Distribution Payment Date is also the redemption date for the Preferred Securities, and if the Preferred Securities were initially issued below par with an original issue discount (“OID”), a separate set of Tax Certificates (the “OID Tax Certificates,” and together with the Distribution Tax Certificates, the “Tax Certificates”) will be generated by the Acupay System reporting income resulting from the payment of OID at redemption. Such DTC participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificates directly to Acupay. The original of each Tax Certificate must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the Distribution Payment Date. All Tax Certificates will be dated as of the relevant Distribution Record Date and must refer to beneficial ownership positions existent at 8:00 p.m. New York City time on the Distribution Record Date.

NOTE: A DTC participant that obtains favorable tax treatment through the relief at source procedure and fails to submit to Acupay the original physical Tax Certificates as described above may be prohibited by the Issuer from using this procedure to obtain favorable tax treatment for future payments. In such event, the DTC participant will receive any future cash distribution on their entire position net of the applicable Spanish withholding tax (currently at the rate of 18%) and relief will need to be obtained directly from the Spanish tax authorities by following the direct refund procedure established by Spanish tax law.

C.    Additional Acupay and DTC Procedures

1.      In addition to its other duties and obligations set forth herein, Acupay will be responsible for the following tasks (collectively, the “Acupay Verification Procedures”):

 a.         comparing the Beneficial Owner Information and Tax Certificates provided in respect of each DTC participant’s position with the EDS Elections provided by that DTC participant in order to determine whether any discrepancies exist between such information, the corresponding EDS Elections and such DTC participant’s position in the Preferred Securities at DTC;

 b.        collecting and collating all Tax Certificates received from DTC participants;

 c.         reviewing the Beneficial Owner Information and the Tax Certificates using appropriate methodology in order to determine whether the requisite fields of Beneficial Owner Information have been supplied and that such fields of information are responsive to the requirements of the Tax Certificates in order to receive payments without Spanish withholding tax being assessed; and

 d.        liaising with the relevant DTC participants in order to request that such DTC participants revise any Tax Certificates identified pursuant to the procedures set forth above as containing incomplete or inaccurate information.

2.      By 9:30 a.m. New York City time on the New York Business Day following the Standard Deadline, DTC will transmit to Acupay a report (the “EDS Standard Cut-off Report”) confirming DTC participant positions and EDS Elections as of Standard Deadline. By 12:00 p.m. New York City time on the New York Business Day following the Standard Deadline, Acupay will transmit to DTC a provisional summary report of all Beneficial Owner Information which has been submitted through the Acupay System as of the Standard Deadline, provisionally confirmed, to the extent possible, against the information set forth in the EDS Standard Cut-off Report. The provisional summary report shall set forth (i) the position in the Preferred Securities held by each DTC participant as of the Standard Deadline and (ii) the portion of each DTC participant’s position in the Preferred Securities in respect of which Tax Certificates have been provided to support the payment of cash distribution without Spanish withholding tax being assessed.

3.      Acupay will forward original paper Tax Certificates it receives for receipt by the Issuer no later than the 18th calendar day of the month immediately following each Distribution Payment Date. Acupay shall maintain records of all Tax Certificates (and other information received through the Acupay System) for five years from each related Distribution Payment Date to which such information applies, and shall, during such period, make copies of such records available to the Issuer at all reasonable times upon request. In the event that the Issuer notifies Acupay in writing that it is the subject of a tax audit, Acupay shall maintain such duplicate back-up copies until the relevant statute of limitations applicable to any tax year subject to audit expires.

D.    Distribution Payments

1.      On or prior to each Distribution Payment Date, the Issuer will transmit to the Paying Agent an amount of funds sufficient to make cash distributions on the outstanding number of Preferred Securities without Spanish withholding tax being assessed.

2.      By 1:00 p.m. New York City time on each Distribution Payment Date, the Paying Agent will (i) pay the relevant DTC participants (through DTC) for the benefit of the relevant beneficial owners the cash distribution gross or net of Spanish withholding tax, as set forth in the final Report to Paying Agent and (ii) promptly return the remainder to the Issuer. The transmission of such amounts shall be contemporaneously confirmed by the Paying Agent to Acupay. The Issuer has authorized the Paying Agent to rely on the final Report to Paying Agent in order to make the specified payments on each Distribution Payment Date. Notwithstanding anything herein to the contrary, the Issuer may direct the Paying Agent to make cash distributions on the Preferred Securities, as the case may be, in a manner different from that set forth in the final Report to Paying Agent if the Issuer (i) determines that there are any inconsistencies with or errors in the Tax Certificates provided or any information set forth therein is, to the Issuer’s knowledge, inaccurate, and (ii) provides notice of such determination in writing to DTC, Acupay and the

Paying Agent prior to 11:30 a.m. New York City time on the relevant Distribution Payment Date along with a list of the affected DTC participants showing the amounts to be paid to each such DTC participant.

Article II

Immediate Refund (or “Relief at Source”) Procedure (procedure that complies with Spanish Law 13/1985 as amended by Laws 19/2003, 23/2005 and 4/2008, Royal Decree 1065/2007 and article 59.q) or 59.s) of the Corporate Income tax regulation approved by Royal Decree 1777/2004 of July 30, 2004) for Exchanges of existing Spanish preferred securities

A.    DTC participant Submission and Maintenance of Beneficial Owner Information

1.      Upon the commencement of the period (the “Exchange Offer Period”) during which holders of existing Spanish preferred securities may exchange existing Spanish preferred securities for exchange preferred securities, the Issuer shall instruct Acupay to, and Acupay shall, (i) provide DTC an issuer notice that will form the basis for a DTC “Reorganization Notice” (the “Exchange Period Notice”) regarding the Exchange Offer Period and tax relief entitlement information for exchanges of existing Spanish preferred securities for exchange preferred securities, (ii) request DTC to post such notices on its website as a means of notifying DTC participants of the requirements described in this Annex A and Annex B, (iii) transmit such notices to the New York Stock Exchange and, if required, any applicable self-regulatory organization in the United States, (iv) distribute the contents of such notices via one or more recognized financial information services and (v) provide a copy of such notices to the Paying Agent.

2.      Beginning at 9:00 a.m. on the first day of the Exchange Offer Period and continuing until 5:00 p.m. on the final day of the Exchange Offer Period (the “Exchange Offer Deadline”), Acupay, on behalf of the Issuer, will receive from DTC participants acceptances of offers for exchange preferred securities by and on behalf of beneficial owners of existing Spanish preferred securities (each such acceptance, a “DTC Participant Exchange Instruction”). Such acceptances will be transmitted through DTC by and on behalf of each tendering beneficial owner through the reorganization processing facilities of DTC (the “DTC Reorganization System”).

3.      In relation to each DTC Participant Exchange Instruction submitted in accordance with paragraph A.2 of this Article II of Annex A, each DTC participant must, to the extent it has not previously done so, enter directly into the Acupay System the beneficial owner identity and residence information required by the Spanish tax law and set forth in Article I of Annex B (the “Beneficial Owner Exchange Information”) in respect of any income that may be imputed to a beneficial owner of existing Spanish preferred securities in connection with the exchange of existing Spanish preferred securities for exchange preferred securities and the cash payment (collectively, the “Exchange Consideration”).

4.      Each DTC participant must ensure the continuing accuracy of any previously-submitted Beneficial Owner Exchange Information, irrespective of any changes in, or in beneficial ownership of, such DTC participant’s position in the existing preferred securities, or the identity of the beneficial owner of existing Spanish preferred securities on whose behalf a DTC Participant Exchange Instruction is delivered, as of the Exchange Offer Deadline. The Acupay System will remain available for making such adjustments until 9:45 a.m. New York City time on the first New York Business Day after the Exchange Offer Deadline. All changes in beneficial ownership of existing Spanish preferred securities must be reflected, including changes that do not impact the DTC participant’s overall position at DTC as to which DTC Participant Exchange Instructions have been submitted, or the portion of such DTC Participant’s positions at DTC as to which no Spanish withholding tax is required.

5.      The failure to submit timely Beneficial Owner Exchange Information will affect the delivery of exchange preferred securities to the relevant beneficial owner, as the relevant beneficial owner will not be eligible to participate in the exchange offer.

B.    Exchange Offer Tax Calculation and Tax Certificates

1.      If any portion of the existing Spanish preferred securities held through a DTC participant has been tendered for Exchange Consideration via the DTC Reorganization System by the Exchange Offer Deadline, a set of tax certificates (the “Exchange Tax Certificates”) will be generated by the Acupay System.  If the exchange of existing Spanish preferred securities for Exchange Consideration is calculated by Acupay in accordance with paragraph B.3 of this Article II of Annex A to result in the imputation of taxable income (for Spanish tax law purposes) for the relevant beneficial owners who are individuals resident in Spain for tax purposes, the Exchange Tax Certificates will report such income arising from the exchange of existing Spanish preferred securities for Exchange Consideration. Such income, if any, must be imputed to the relevant beneficial owner(s) of the existing Spanish preferred securities as of the Exchange Offer Deadline.

Exchange Tax Certificates will be dated as of the last day of the Exchange Offer Period (the “Exchange Offer Expiry Date”) and must refer to beneficial ownership positions as of the Exchange Offer Deadline. Each DTC participant will be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Exchange Tax Certificates directly to Acupay. The original of each Exchange Tax Certificate must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the Exchange Offer Expiry Date.

2.      In the event that the exchange of existing Spanish preferred securities for Exchange Consideration is not calculated by Acupay in accordance with paragraph B.3 of this Article II of Annex A to result in the imputation of taxable income (for Spanish tax law purposes) to the relevant beneficial owners, no income will be reported on the Exchange Tax Certificates.

3.      As the exchange of existing Spanish preferred securities for Exchange Consideration is a taxable event under Spanish tax law and for the purposes of Spanish Law 13/1985 as amended by Laws 19/2003, 23/2005 and 4/2008, Royal Decree 1065/2007 and article 59.q) or 59.s) of the Corporate Income Tax Regulation approved by Royal Decree 1777/2004 of July 30, 2004), the income attributable to any such exchange will be calculated by Acupay using the following methodology:

 a.         Prior to 10:15 a.m. New York City time on the first New York Business Day of the Exchange Offer Period (the “Initial Calculation Date”), Acupay will request Morgan Stanley (the “Reference Dealer”) to provide a bid-side quotation (expressed in accordance with industry practice for similar securities) as of 10:00 a.m. New York City time on the Initial Calculation Date, for a trade involving 1,000 shares of a hypothetical issuance of exchange preferred securities. If the Reference Dealer is unable to provide such a quotation, then Acupay shall request a price evaluation for such exchange preferred securities from a globally recognized securities price evaluation service.

 b.        The quotation obtained with respect to the exchange preferred securities will be posted on the Acupay System no later than 11:00 a.m. New York City time on the Initial Calculation Date. The positive difference, if any, between (i) the Exchange Consideration (calculated in accordance with the methodology described in (a) above in respect of the exchange preferred securities and computing the cash payment) and (ii) the issue price of the existing Spanish preferred securities will be employed by the Acupay System to calculate the income, if any, to be imputed to investors who exchange their existing Spanish preferred securities for Exchange Consideration. In the event that such difference results in a negative number, it shall be deemed to be “0” (zero) for the purpose of this paragraph. The amount of income arising out of any exchange of existing Spanish preferred securities held by individual holders resident for tax purposes in Spain for Exchange Consideration, if any, will be printed on each of the Exchange Tax Certificates produced by the Acupay System for use by the relevant DTC participants, as described below. If the amount of such income is “0” (zero), however, no income will be reported on the Exchange Tax Certificates required to be submitted by the relevant DTC participant with respect to such exchange.

 c.         On the Exchange Offer Expiry Date, Acupay will repeat the price quotation and income computation procedures described within paragraphs B.3(a) and B.3(b) of this Article II of Annex A in order to determine whether such price and income amounts are materially different from the price and income amounts computed on the Initial Calculation Date.  The price quotations or evaluations employed on such day will be obtained at the times-of-day and using the methods described above.  If there is a positive or negative difference in the income as computed on the Exchange Offer Expiry Date as compared with that computed on the Initial Calculation Date equal to or less than $0.25 per $100.00 liquidation preference of existing Spanish preferred securities so affected, such difference (if any, and whether positive or negative) will be deemed “non-material” and will be ignored for the purpose of these procedures.  However, if such difference (whether positive or negative) is (1) greater than $0.25 per $100.00 liquidation preference of existing Spanish preferred securities and (2) the income computation procedures described in paragraph B.3(b) of this Article II of Annex A result in a positive number, then:

i.       At 1:00 p.m. New York City time on the Exchange Offer Expiry Date, (A) all Exchange Tax Certificates previously received by Acupay will be cancelled in the Acupay System and (B) the Acupay System will produce replacement Exchange Tax Certificates to replace the relevant cancelled Exchange Tax Certificates.

ii.      Acupay staff will transmit a request to all affected DTC participants that they (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of each duly signed replacement Exchange Tax Certificate directly to Acupay for receipt by 8:00 p.m. New York City time on the first New York Business Day immediately following the Exchange Offer Expiry Date.

iii.     The Acupay System will use the amount of exchange income, if any, computed on the Exchange Offer Expiry Date in place of the amount of such income computed on the Initial Calculation Date, for the replacement Exchange Tax Certificates described in paragraph B.3(c)(i) of this Article II of Annex A.

NOTE: A DTC participant that obtains favorable tax treatment through this relief at source procedure and fails to submit to Acupay the original physical Exchange Tax Certificates as described above may be prohibited by the Issuer from using the procedure described at Article 1 of this Annex A to obtain favorable tax treatment for cash distribution payments on existing and exchange preferred securities of the Issuer.  In such event, the DTC participant will receive any future cash distributions on their entire position net of applicable Spanish withholding tax (currently at the rate of 18%) and relief will need to be obtained directly from the Spanish tax authorities by following the direct refund procedure established by Spanish tax law.

C.    Additional Acupay and DTC Procedures

1.      In addition to its other duties and obligations set forth herein, Acupay will be responsible for the following tasks with respect to the exchange of existing Spanish preferred securities for Exchange Consideration (collectively, the “Exchange Verification Procedures”):

a.         reviewing Exchange Tax Certificates using appropriate methodology in order to determine whether the requisite fields of Beneficial Owner Exchange Information  have been supplied and that such fields of information are responsive to the requirements of such Exchange Tax Certificates and the circumstances related to the exchange of existing Spanish preferred securities for Exchange Consideration;

b.         liaising with the relevant DTC participants in order to request that such DTC participants:

i.      complete any missing or correct any erroneous Beneficial Owner Exchange Information, make any necessary revisions to the Exchange Tax Certificates identified pursuant to the procedures set forth above;

ii.      confirm any non-exchange of existing preferred securities; and

c.            determine based on the procedures established for that purpose in paragraph B.3 of this Article II of Annex A whether or not the exchange of existing Spanish preferred securities for Exchange Consideration would result in income attributable to such exchange:

i.      if no income would be attributable to such exchange, no further Exchange Verification Procedures would be required;

ii.      if the exchange of existing Spanish preferred securities for Exchange Consideration would result in income attributable to such exchange, Acupay shall determine through a review of DTC participant Exchange Instructions whether any position in the existing Spanish preferred securities will be exchanged for Exchange Consideration, and:

1.      if no such exchange of existing Spanish preferred securities for Exchange Consideration is to be undertaken, no further Exchange Verification Procedures will be required;

2.      if any such exchanges are to be undertaken, Acupay shall determine for each DTC participant submitting a DTC participant Exchange Instruction whether the number of existing Spanish preferred securities to be exchanged for exchange preferred securities through such DTC participant’s account as set forth in such DTC participant Exchange Instruction is consistent with the total number of existing Spanish preferred securities to be exchanged for exchange preferred securities as set forth in the related Beneficial Owner Exchange Information (and reported on Exchange Tax Certificates) supplied by such DTC participant via the Acupay System.  If any data in the Exchange Tax Certificates or Distribution Tax Certificates described above is not consistent at 9:45 a.m. on the first New York Business Day after the Exchange Offer Deadline, then such Exchange Tax Certificates will be disregarded by Acupay for all purposes.  Existing Spanish preferred securities in respect of which beneficial owners have not provided such information to the Issuer or the Guarantor in accordance with procedures described herein will not be accepted for exchange, and such beneficial owners will continue to hold their existing Spanish preferred securities subject to the terms and conditions of such existing Spanish preferred securities.

2.      Acupay will forward original paper Exchange Tax Certificates it receives for receipt by the Issuer no later than the 18th calendar day of the month immediately following the Exchange Offer Expiry Date. Acupay shall maintain records of all Exchange Tax Certificates (and other information received through the Acupay System) for five years from the Exchange Offer Expiry Date, and shall, during such period, make copies of such records available to the Issuer at all reasonable times upon request. In the event that the Issuer notifies Acupay in writing that it is the subject of a tax audit, Acupay shall maintain such duplicate back-up copies until the relevant statute of limitations applicable to any tax year subject to audit expires.

3.      By 6:00 pm on the Exchange Offer Expiry Date, DTC and Acupay will confirm to each other the number of Preferred Securities for which exchange instructions have been received (the “DTC Reconciliation Report”).

D.    Exchange Settlement

1.      No later than the first New York Business Day following the Exchange Offer Expiry Date (as such date may be amended or extended), the Issuer will announce the number of exchange offers accepted by the Exchange Offer Deadline, through notice to Acupay, the Paying Agent and DTC.

2.      By 11:00 a.m. on the settlement date of the offer to exchange existing Spanish preferred securities for Exchange Consideration (the “Exchange Settlement Date”), Acupay will release through a secure data upload facility to the Issuer, DTC and the Paying Agent a copy of the DTC Reconciliation Report, as well as a detailed report of the final exchanges (the “Final Exchange Report”).  Such report will indicate for each DTC participant (i) the number of existing Spanish preferred securities which should be exchanged for exchange preferred securities, (ii) the amount of cash payments which should be delivered with respect to the exchange of existing Spanish preferred securities for exchange preferred securities, and (iii) of such existing Spanish preferred securities referred to in (i) and (ii), (a) the number for which no Spanish withholding taxes will need to be assessed in relation to the exchange, (b) the number for which Spanish withholding taxes will need to be assessed in relation to the exchange and (c) the amount of such Spanish withholding taxes, if any.  The Final Exchange Report will also state the tax liability attributable to each such exchange operation and the valuations employed in the computation of such tax liabilities.

3.      No later than 12:00 p.m. on the Exchange Settlement Date, the Issuer shall (i) transmit to DTC the aggregate amount of cash payments referred to in paragraph D.2 (ii); and (ii) send a notice (via secure means) to both DTC and to the Paying Agent (a “Share Issuance and Exchange Instruction”) instructing (a) DTC to deliver to each relevant DTC participant the relevant number of exchange preferred securities in accordance with the Final Election Report, (b) DTC to deliver to each relevant DTC participant the relevant amount of cash payments in accordance with the Final Exchange Report, (c) the Paying Agent to provide DTC with an initial transaction statement evidencing the issuance of exchange preferred securities as recorded on the Paying Agent’s books and records in the name of Cede & Co., as nominee for DTC and (d) the Paying Agent to approve a drawdown request from DTC to reduce DTC’s position in the existing Spanish preferred securities with respect to the aggregate number of existing Spanish preferred securities exchanged for exchange preferred securities.  The Issuer has authorized the Paying Agent to rely on the Final Exchange Report to serve as its Share Issuance and Exchange Instruction.

4.      Notwithstanding anything herein to the contrary, the Issuer may direct the Paying Agent to ignore the Final Exchange Report and to undertake exchanges of existing Spanish preferred securities for Exchange Consideration in a manner different from that set forth in the Final Exchange Report if the Issuer (i) determines that there are any inconsistencies with the exchange elections therein represented or any information set forth in the Final Exchange Report is, to the Issuer’s knowledge, inaccurate, and (ii) provides notice of such determination in writing to the Paying Agent, DTC and Acupay prior to 11:30 a.m. on the Exchange Settlement Date along with a list of the affected DTC participants showing the number of existing Spanish preferred securities to be exchanged for Exchange Consideration by each such DTC participant.

5.      On or prior to the Exchange Settlement Date, the Issuer will transmit (i) to the Paying Agent an exchange preferred security for authentication and (ii) to DTC (or the Paying Agent as custodian for DTC) such exchange preferred security, registered in the name of DTC’s nominee, Cede & Co. for delivery in book-entry only form to the relevant beneficial owners of the existing preferred securities.  The exchange of existing Spanish preferred securities for Exchange Consideration (including exchange preferred securities) shall be irrevocable  and the exchange preferred securities may not be converted to existing preferred securities.  The terms of the exchange preferred securities shall be binding upon any subsequent holder of such exchange preferred securities.

6.      By 3:00 p.m. on the Exchange Settlement Date, DTC shall confirm to Acupay the delivery to each relevant DTC participant of the relevant quantity of Exchange Consideration, as adjusted for any Exchange Withholding Tax Sale (as defined below) procedures necessary in accordance with paragraph E.2 of this Article II of Annex A, in exchange for a relevant quantity of existing preferred securities.  Notice of the consummation of such exchange operations shall be promptly communicated to the Issuer and the Paying Agent via the Acupay System.

E.     Exchange Withholding Tax

The amount of Spanish withholding tax to be collected from a DTC participant pursuant to the exchange of existing Spanish preferred securities for exchange preferred securities and the cash payment, as calculated in accordance with paragraph B.3 of Article II of this Annex A, will be withheld from the cash payment.  In the event such withholding tax does not exceed the cash payment to be received (including accumulated but unpaid distributions, plus the relevant cash exchange incentive payment, plus cash amounts in lieu of any fractional exchange preferred securities) by such DTC participant on the Exchange Settlement Date, the Issuer will instruct the Paying Agent to, and the Paying Agent will, deduct the amount of cash necessary to satisfy such excess Spanish withholding tax liability from such cash payment.  Any amounts so deducted by the Paying Agent to satisfy the relevant DTC participant’s withholding tax liability will be promptly transmitted to the Issuer, and Acupay will promptly confirm any such deduction to the relevant DTC participant.

In the event that the amount of such excess Spanish withholding tax to be collected from a DTC participant pursuant to the exchange of existing Spanish preferred securities for exchange preferred securities and the cash payment, calculated in accordance with paragraph B.3 of Article II of this Annex A, exceeds the aggregate cash payment payable to such DTC participant on the Exchange Settlement Date, the Issuer will (i) instruct the Paying Agent to withhold from delivery on the Exchange Settlement Date and (ii) sell or arrange for the sale in the secondary market of an appropriate quantity of exchange preferred securities, based on the valuations received by the Issuer (or Acupay on its behalf) on the Exchange Offer Expiry Date, as may be necessary to provide cash in sufficient amounts to meet such DTC participant’s withholding tax liability with respect to the exchange of existing Spanish preferred securities to exchange preferred securities and the cash payment (the “Exchange Withholding Tax Sale”). The Issuer’s determination of the number of exchange preferred securities that may be withheld from delivery and offered for sale to satisfy relevant DTC participant’s withholding tax liability (including the withholding from delivery of such number of exchange preferred securities as may be deemed necessary, in the sole opinion of the Issuer, to provide a suitable margin to secure the results of the Exchange Withholding Tax Sale) will be binding on all parties. Any amounts received from the Exchange Withholding Tax Sale necessary to satisfy the relevant DTC participant’s withholding tax liability will be promptly transmitted to the Issuer.

Upon the completion of the Exchange Withholding Tax Sale, the Issuer will promptly transmit to the Paying Agent, and direct (in writing) the Paying Agent to remit to the relevant DTC participant, (i) any excess cash proceeds, net of selling agent’s fees and expenses, from the Exchange Withholding Tax Sale (via Fed-Wire), (ii) any exchange preferred securities that were previously withheld but remain unsold as part of the Exchange Withholding Tax Sale (via free delivery through DTC) and (iii) a letter confirming the details of the Exchange Withholding Tax Sale and the related calculation of the amounts so remitted.

It is expected that the foregoing procedures in relation to Exchange Withholding Tax Sales will be completed by the tenth New York Business Day following the Exchange Settlement Date.

F.     Quick Refund Procedures

1.      Refunds made pursuant to the Quick Refund Procedures set forth in Article III of this Annex A, shall, in the case of income related to the exchange of existing Spanish preferred securities for Exchange Consideration be limited to the amount of Spanish withholding tax liability; any excess cash proceeds, net of selling agent’s fees and expenses, from the Exchange Withholding Tax Sale will be separately paid to the relevant DTC participant in accordance with paragraph E.3 of this Article II of Annex A.

Article III

Quick Refund Procedures

A.    Documentation Procedures

1.      Beneficial owners holding through a Qualified Institution that is a DTC participant:

a.          Beginning at 9:00 a.m. New York City time on the New York Business Day following each Distribution Payment Date until 5:00 p.m. New York City time on the tenth calendar day of the month following the relevant Distribution Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day) (the “Quick Refund Deadline”), a DTC participant (i) which is a Qualified Institution (as defined in Article I of Annex B) (ii) holds Preferred Securities on behalf of beneficial owners entitled to exemption from Spanish withholding tax and (iii) which was paid net of Spanish withholding taxes due to a failure to comply with the Immediate Refund (or “Relief at Source”) Procedure set forth in Article I of this Annex A above, may submit through the Acupay System new or amended Beneficial Owner Information with respect to such beneficial owners’ holdings.

b.         After entry of Beneficial Owner Information into the Acupay System by such DTC participant, the Acupay System will produce completed Tax Certificates. Such DTC participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificate directly to Acupay for receipt by Acupay no later than the Quick Refund Deadline. Any such Tax Certificates will be dated as of the Distribution Record Date.

c.          Acupay will then conduct the Acupay Verification Procedures with respect to the Beneficial Owner Information submitted by the DTC participants pursuant to Articles I and II of this Annex A by comparing such Beneficial Owner Information with the amount of Preferred Securities entitled to the receipt of income on the Distribution Payment Date as reported to Acupay by (i) the Paying Agent, (ii) DTC, as having been held in such DTC participant’s account as evidenced by either its position in the Preferred Securities as of the Distribution Record Date and (iii) as established by DTC EDS Elections. Until the Quick Refund Deadline, DTC Participants may revise or resubmit Beneficial Owner Information in order to cure any inconsistency identified.

d.          Acupay will collect payment instructions from DTC participants or their designees and, no later than 12:00 p.m. New York City time on the third calendar day following the Quick Refund Deadline (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), will forward PDF copies of the verified Tax Certificates to the Issuer and the Guarantor and the payment instructions to the Issuer, the Guarantor and the Paying Agent.

2.      Beneficial owners holding through a DTC participant that is not a Qualified Institution:

a.          Beneficial owners entitled to receive cash distribution payments, OID income in respect of any Preferred Securities gross of any Spanish withholding taxes but who have been paid net of Spanish withholding taxes as a result of holding interests in such Preferred Securities through DTC participants who are not Qualified Institutions will be entitled to utilize the Quick Refund Procedures set forth below.

b.         Such beneficial owners may request from the Issuer the reimbursement of the amount withheld by providing Acupay, as an agent of the Issuer, with (i) documentation to confirm their securities entitlement in respect of the Preferred Securities on the relevant Distribution Record Date (which documentation must include statements from (A) DTC and (B) the relevant DTC participant setting forth such DTC participant’s aggregate DTC position on the relevant Distribution Record Date) as well as the portion of such position that was paid net and gross of Spanish withholding taxes and (ii) a Government Tax Residency Certificate. Such Government Tax Residency Certificate (which will be valid for a period of one year after its date of issuance) together with the information regarding the securities entitlement in respect of the Preferred Securities must be submitted to Acupay on the behalf of the Issuer no later than the Quick Refund Deadline. Acupay will collect payment instructions from DTC participants or their designees, as the case may be, and, no later than 12:00 p.m. New York City time on the third calendar day following the Quick Refund Deadline (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), will forward to the Issuer and the Guarantor PDF copies of the Government Tax Residency Certificates, and to the Issuer, the Guarantor and the Paying agent (x) the related payment instructions and (y) a reconciliation of such payment instructions to (1) the outstanding number of Preferred Securities owned through each DTC participant as of the relevant Record Date and (2) the outstanding number of such securities on which cash distributions, OID income was paid net of Spanish withholding tax on the relevant Payment Date.

3.      Early Redemption of the Preferred Securities

In the case of early redemption, Quick Refund Procedures substantially similar to those procedures set forth in this Article III of Annex A will be made available to investors. Detailed descriptions of such Quick Refund Procedures will be available upon request from Acupay in the event of such early redemption.

B.    Payment Procedures

1.      Upon receipt of the relevant Tax Certificates, Exchange Tax Certificates and Government Tax Residency Certificates together with related documentation (if any) from Acupay pursuant to the procedures in part A. of this Article III, the Issuer will review Government Tax Residency Certificates together with related documentation (if any) and confirm the related payments no later than the 18th calendar day of the month following the relevant Distribution Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day).

2.      On the 19th calendar day of the month following the relevant Distribution Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), the Issuer will make payments equal to the amounts initially withheld from DTC participants complying with the Quick Refund Procedure to the Paying Agent, and the Paying Agent shall, within one New York Business Day of such date, transfer such payments to DTC participants directly for the benefit of beneficial owners.

NOTE: For the avoidance of doubt, beneficial owners shall only be entitled to receive cash refunds in connection with these Quick Refund Procedures, and nothing contained in this Article III of Annex A shall be interpreted as entitling beneficial owners to receive exchange preferred securities in connection therewith.

ANNEX B

FORMS OF REQUIRED SPANISH WITHHOLDING TAX DOCUMENTATION AND PROCEDURES
FOR DIRECT REFUND FROM SPANISH TAX AUTHORITIES

References to “Preferred Securities” in this Annex A shall be deemed to include existing preferred securities and exchange preferred securities.

Article I

Documentation Required by Spanish Tax Law pursuant to the Relief at Source Procedure

1.      If the holder of an existing preferred security or exchange preferred security is not resident in Spain for tax purposes and acts for its own account and is a central bank, other public institution or international organization, a bank or credit institution or a financial entity, including collective investment institutions, pension funds and insurance entities, resident in an OECD country (including the United States) or in a country with which Spain has entered into a double tax treaty subject to a specific administrative registration or supervision scheme (each, a “Qualified Institution”), the entity in question must certify its name and tax residency substantially in the manner provided in Exhibit I to this Annex (Exhibit I.1 for exchange of existing Spanish preferred securities and Exhibit I.2 for distributions on the exchange preferred securities).

2.      In the case of transactions in which a Qualified Institution which is a holder of existing preferred securities or exchange preferred securities acts as intermediary, the entity in question must, in accordance with the information contained in its own records, certify the name and tax residency of each beneficial owner not resident in Spain for tax purposes as of the Distribution Record Date or the Exchange Offer Expiry Date, as the case may be, substantially in the manner provided in Exhibit II to this Annex (Exhibit II.1 for exchange of existing Spanish preferred securities and Exhibit II.2 for distributions on the exchange preferred securities).

3.      In the case of transactions which are channeled through a securities clearing and deposit entity recognized for these purposes by Spanish law or by the law of another OECD member country, the entity in question (i.e., the clearing system participant) must, in accordance with the information contained in its own records, certify the name and tax residency of each beneficial owner not resident in Spain for tax purposes as of the Distribution Record Date or the Exchange Expiry Date, as the case may be, substantially in the manner provided in Exhibit II to this Annex (Exhibit II.1 for exchange of existing Spanish preferred securities and Exhibit II.2 for distributions on the exchange preferred securities).

4.      If the beneficial owner is resident in Spain for tax purposes and is subject to Spanish Corporation Tax, the entities listed in paragraphs (2) or (3) above (such as DTC participants which are Qualified Institutions) must submit a certification specifying the name, address, Tax Identification Number, the CUSIP or ISIN code of the Preferred Securities, the beneficial interest in the existing preferred securities or exchange preferred securities held at each Distribution Record Date or the Exchange Offer Expiry Date, as the case may be, gross income and amount withheld, substantially in the form set out in Exhibit III to this Annex (Exhibit III.1 for exchange of existing Spanish preferred securities and Exhibit III.2 for distributions on the exchange preferred securities).

5.      If the beneficial owner is an individual resident in Spain for tax purposes, the entities listed in paragraphs (2) or (3) above (such as DTC Participants which are Qualified Institutions) must submit a certification specifying the name, address, Tax Identification Number, the ISIN code of the existing Spanish preferred securities, the beneficial interest in the existing Spanish preferred securities at the Income Payment Date or the Exchange Offer Expiry Date and the number of existing Spanish preferred securities tendered for exchange, substantially in the form set out in Exhibit IV to this Annex.

6.      In the case of beneficial owners who do not hold their interests in the existing preferred securities or exchange preferred securities through Qualified Institutions or whose holdings are not channeled through a securities clearing and deposit entity recognized for these purposes by Spanish law or by the law of another OECD

B-1

member country, the beneficial owner must submit (i) proof of beneficial ownership and (ii) a certificate of residency issued by the tax authorities of the country of residency of such beneficial owner (a “Government Tax Residency Certificate”).

Article II

Direct Refund from Spanish Tax Authorities Procedure

1.      Beneficial owners entitled to exemption from Spanish withholding tax who have not timely followed either the Immediate Refund (or “Relief at Source”) Procedure set forth in Article I or II of Annex A or the “Quick Refund Procedure” set forth in Article III of Annex A, and therefore have been subject to Spanish withholding tax, may request a full refund of the amount that has been withheld directly from the Spanish tax authorities.

2.      Beneficial owners have up to the time period allowed pursuant to Spanish law (currently, a maximum of four years as of the relevant Distribution Record Date to claim the amount withheld from the Spanish Treasury by filing with the Spanish tax authorities (i) the relevant Spanish tax form, (ii) proof of beneficial ownership and (iii) a certificate of residence issued by the tax authorities of its country of residence (from the IRS in the case of U.S. resident beneficial owners).

B-2

  Set out below are Exhibits I, II and III. Sections in English have been accurately and completely translated from the original Spanish. In the event of any discrepancy, the Spanish versions shall prevail.

EXHIBIT I.1 – Canje / Exchange

Modelo de certificación en inversiones por cuenta propia
Form of Certificate for Own Account Investments

(nombre) (name)

(domicilio) (address)

(NIF) (fiscal ID number)

(en calidad de)         , en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 44.2.a) del Real Decreto 1065/2007,

(function)                    , in the name and on behalf of the Entity indicated below, for the purposes of article 44.2.a) of Royal Decree 1065/2007,

CERTIFICO:

CERTIFY:

1.	Que el nombre o razón social de la Entidad que represento es: that the name of the Entity I represent is:

2.	Que su residencia fiscal es la siguiente: that its residence for tax purposes is:

3.	Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of (país, estado, ciudad), con el número (country, state, city), under number

4.	Que la Entidad que represento está sometida a la supervisión de	(Órgano supervisor)
	that the institution I represent is supervised by	(Supervision body)
	en virtud de	(normativa que lo regula)
	under	(governing rules).

Todo ello en relación con:
All the above in relation to:

Identificación de los valores poseídos por cuenta propia
Identification of securities held on own account

Número de Valores Entregados en el Canje
Number of Securities Tendered for Exchange

Lo que certifico en	a	de	de 20
I certify the above in	on the	of	of 20

B-I-1

EXHIBIT I.2 - Distribuciones / Distributions

Modelo de certificación en inversiones por cuenta propia
Form of Certificate for Own Account Investments

(nombre) (name)

(domicilio) (address)

(NIF) (fiscal ID number)

(en calidad de)         , en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 44.2.a) del Real Decreto 1065/2007,

(function)                    , in the name and on behalf of the Entity indicated below, for the purposes of article 44.2.a) of Royal Decree 1065/2007,

CERTIFICO:

CERTIFY:

1.	Que el nombre o razón social de la Entidad que represento es: that the name of the Entity I represent is:

2.	Que su residencia fiscal es la siguiente: that its residence for tax purposes is:

3.	Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of (país, estado, ciudad), con el número (country, state, city), under number

4.	Que la Entidad que represento está sometida a la supervisión de	(Órgano supervisor)
	that the institution I represent is supervised by	(Supervision body)
	en virtud de	(normativa que lo regula)
	under	(governing rules).

Todo ello en relación con:
All the above in relation to:

Identificación de los valores poseídos por cuenta propia
Identification of securities held on own account

Importe de los rendimientos
Amount of income

Lo que certifico en	a	de	de 20
I certify the above in	on the	of	of 20

B-I-2

EXHIBIT II.1 – Canje / Exchange

Modelo de Certificación en inversiones por cuenta ajena
Form of certificate for third party investments

(nombre) (name)

(domicilio) (address)

(NIF) (fiscal ID number)

(en calidad de)        , en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 44.2.b) y c) del Real Decreto 1065/2007,

(function)         , in the name and on behalf of the Entity indicated below for the purposes of article 44.2.b) and c) of Royal Decree 1065/2007,

CERTIFICO:

CERTIFY:

1.	Que el nombre o razón social de la Entidad que represento es: that the name of the Entity I represent is:

2.	Que su residencia fiscal es la siguiente: that its residence for tax purposes is:

3.	Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of (país, estado, ciudad), con el número (country, state, city), under number

4.	Que la Entidad que represento está sometida a la supervisión de	(Órgano supervisor)
	that the institution I represent is supervised by	(Supervision body)
	en virtud de	(normativa que lo regula)
	under	(governing rules).

5.
Que, de acuerdo con los Registros de la Entidad que represento, la relación de titulares adjunta a la presente certificación, comprensiva del nombre de cada uno de los titulares no residentes, su país de residencia, es exacta, y no incluye personas o Entidades residentes en España ~~o en los países o territorios que tienen en España la consideración de paraísos fiscal de acuerdo con las normas reglamentarias en vigor~~[1].

That, according to the records of the Entity I represent, the list of beneficial owners hereby attached, including the names of all the non-resident holders, their country of residence are accurate, and does not include person(s) or institution(s) resident in Spain ~~or, in tax haven countries or territories as defined under Spanish applicable regulations~~[2].

That, according to the records of the Entity I represent, the list of beneficial owners hereby attached, including the names of all the non-resident holders, their country of residence are accurate, and does not include person(s) or institution(s) resident in Spain ~~or, in tax haven countries or territories as defined under Spanish applicable regulations~~2.

Lo que certifico en	a	de	de 20
I certify the above in	on the	of	of 20

1 Derogado con arreglo al artículo 4 y la Disposición Derogatoria del Real Decreto Ley 2/2008, de 21 de abril, de medidas de impulso a la actividad económica.
2 Requirement abolished by article 4 and Repealing Disposition of Royal Decree Law 2/2008, of 21 April, on measures to promote economic activity.

B-II-1

RELACIÓN ADJUNTA A CUMPLIMENTAR:
TO BE ATTACHED:

Identificación de los valores:
Identification of the securities

Listado de titulares:
List of beneficial owners:

Nombre/País de residencia/Número de Valores Entregados en el Canje
Name/Country of residence/Number of Securities Tendered for Exchange

B-II-2

EXHIBIT II.2 - Distribuciones / Distributions

Modelo de Certificación en inversiones por cuenta ajena
Form of certificate for third party investments

(nombre) (name)

(domicilio) (address)

(NIF) (fiscal ID number)

(en calidad de)        , en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 44.2.b) y c) del Real Decreto 1065/2007,

(function)         , in the name and on behalf of the Entity indicated below for the purposes of article 44.2.b) and c) of Royal Decree 1065/2007,

CERTIFICO:

CERTIFY:

1.	Que el nombre o razón social de la Entidad que represento es: that the name of the Entity I represent is:

2.	Que su residencia fiscal es la siguiente: that its residence for tax purposes is:

3.	Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of (país, estado, ciudad), con el número (country, state, city), under number

4.	Que la Entidad que represento está sometida a la supervisión de	(Órgano supervisor)
	that the institution I represent is supervised by	(Supervision body)
	en virtud de	(normativa que lo regula)
	under	(governing rules).

5.
Que, de acuerdo con los Registros de la Entidad que represento, la relación de titulares adjunta a la presente certificación, comprensiva del nombre de cada uno de los titulares no residentes, su país de residencia y el importe de los correspondientes rendimientos, es exacta, y no incluye personas o Entidades residentes en España ~~o en los países o territorios que tienen en España la consideración de paraísos fiscal de acuerdo con las normas reglamentarias en vigor~~[3].

That, according to the records of the Entity I represent, the list of beneficial owners hereby attached, including the names of all the non-resident holders, their country of residence and the corresponding income amounts are accurate, and does not include person(s) or institution(s) resident in Spain ~~or, in tax haven countries or territories as defined under Spanish applicable regulations~~[4].

Lo que certifico en	a	de	de 20
I certify the above in	on the	of	of 20

3 Derogado con arreglo al artículo 4 y la Disposición Derogatoria del Real Decreto Ley 2/2008, de 21 de abril, de medidas de impulso a la actividad económica.
4 Requirement abolished by article 4 and Repealing Disposition of Royal Decree Law 2/2008, of 21 April, on measures to promote economic activity.

B-II-3

RELACIÓN ADJUNTA A CUMPLIMENTAR:
TO BE ATTACHED:

Identificación de los valores:
Identification of the securities

Listado de titulares:
List of beneficial owners:

Nombre/País de residencia/Importe de los rendimientos
Name/Country of residence/Amount of income

B-II-4

EXHIBIT III.1 – Canje / Exchange

Modelo de certificación para hacer efectiva la exclusión de retención a los sujetos pasivos del Impuesto sobre Sociedades y a los establecimientos permanentes sujetos pasivos del Impuesto sobre la Renta de no Residentes

  Certificate for application of the exemption on withholding to Spanish Corporate Income Tax taxpayers and to permanent establishments of Non-resident Income Tax taxpayers

(nombre) (name)

(domicilio) (address)

(NIF) (fiscal ID number)

(en calidad de)         , en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 59.s) del Real Decreto 1777/2004,

(function)                    , in the name and on behalf of the Entity indicated below, for the purposes of article 59.s) of Royal Decree 1777/2004,

CERTIFICO:

CERTIFY:

1.	Que el nombre o razón social de la Entidad que represento es: that the name of the Entity I represent is:

2.	Que su residencia fiscal es la siguiente: that its residence for tax purposes is:

3.	Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of (país, estado, ciudad), con el número (country, state, city), under number

4.	Que la Entidad que represento está sometida a la supervisión de	(Órgano supervisor)
	that the institution I represent is supervised by	(Supervision body)
	en virtud de	(normativa que lo regula)
	under	(governing rules).

5.
Que, a través de la Entidad que represento, los titulares incluidos en la relación adjunta, sujetos pasivos del Impuesto sobre Sociedades y establecimientos permanentes en España sujetos pasivos del Impuesto sobre la Renta de no Residentes, y son titulares de los Valores que se identifican.

That, through the Entity I represent, the list of holders hereby attached, are Spanish Corporate Income Tax taxpayers and permanent establishment in Spain of Non-resident Income Tax taxpayers, and are the beneficial owners of the Securities identified.

6.	Que la Entidad que represento conserva, a disposición del emisor, fotocopia de la tarjeta acreditativa del número de identificación fiscal de los titulares incluidos en la relación.

That the Entity I represent keeps, at the disposal of the Issuer, a photocopy of the card evidencing the Fiscal Identification Number of the holders included in the attached list.

Lo que certifico en	a	de	de 20
I certify the above in	on the	of	of 20

B-III-1

RELACIÓN ADJUNTA A CUMPLIMENTAR:
TO BE ATTACHED

Identificación de los valores:
Identification of the securities

Razón social/Domicilio/Número de identificación fiscal/Número de Valores Entregados en el Canje.
Name/Domicile/Fiscal Identification Number/Number of Securities Tendered for Exchange.

B-III-2

EXHIBIT III.2 – Distribuciones / Distributions

Modelo de certificación para hacer efectiva la exclusión de retención a los sujetos pasivos del Impuesto sobre Sociedades y a los establecimientos permanentes sujetos pasivos del Impuesto sobre la Renta de no Residentes

  Certificate for application of the exemption on withholding to Spanish Corporate Income Tax taxpayers and to permanent establishments of Non-resident Income Tax taxpayers

(nombre) (name)

(domicilio) (address)

(NIF) (fiscal ID number)

(en calidad de)         , en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 59.s) del Real Decreto 1777/2004,

(function)                    , in the name and on behalf of the Entity indicated below, for the purposes of article 59.s) of Royal Decree 1777/2004,

CERTIFICO:

CERTIFY:

1.	Que el nombre o razón social de la Entidad que represento es: that the name of the Entity I represent is:

2.	Que su residencia fiscal es la siguiente: that its residence for tax purposes is:

3.	Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of (país, estado, ciudad), con el número (country, state, city), under number

4.	Que la Entidad que represento está sometida a la supervisión de	(Órgano supervisor)
	that the institution I represent is supervised by	(Supervision body)
	en virtud de	(normativa que lo regula)
	under	(governing rules).

5.
Que, a través de la Entidad que represento, los titulares incluidos en la relación adjunta, sujetos pasivos del Impuesto sobre Sociedades y establecimientos permanentes en España sujetos pasivos del Impuesto sobre la Renta de no Residentes, son perceptores de los rendimientos indicados.

That, through the Entity I represent, the list of holders hereby attached, are Spanish Corporate Income Tax taxpayers and permanent establishment in Spain of Non-resident Income Tax taxpayers, and are recipients of the referred income.

6.	Que la Entidad que represento conserva, a disposición del emisor, fotocopia de la tarjeta acreditativa del número de identificación fiscal de los titulares incluidos en la relación.

That the Entity I represent keeps, at the disposal of the Issuer, a photocopy of the card evidencing the Fiscal Identification Number of the holders included in the attached list.

Lo que certifico en	a	de	de 20
I certify the above in	on the	of	of 20

B-III-3

RELACIÓN ADJUNTA A CUMPLIMENTAR:
TO BE ATTACHED

Identificación de los valores:
Identification of the securities

Razón social/Domicilio/Número de identificación fiscal/Número de valores/Importe de los rendimientos.
Name/Domicile/Fiscal Identification Number/Number of securities/Amount of income.

B-III-4

EXHIBIT IV – Canje / Exchange

Modelo de certificación en inversiones de sujetos pasivos del Impuesto sobre la Renta de Personas Físicas Residentes en Territorio Español

Form of Certificate for Investments of Individual Income Taxpayers Residents in Spain

(nombre) (name)

(domicilio) (address)

(NIF) (fiscal ID number)

(en calidad de)        , en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 44.2.b) y c) del Real Decreto 1065/2007,

(function)         , in the name and on behalf of the Entity indicated below for the purposes of article 44.2.b) and c) of Royal Decree 1065/2007,

CERTIFICO:

CERTIFY:

1.	Que el nombre o razón social de la Entidad que represento es: that the name of the Entity I represent is:

2.	Que su residencia fiscal es la siguiente: that its residence for tax purposes is:

3.	Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of (país, estado, ciudad), con el número (country, state, city), under number

4.	Que la Entidad que represento está sometida a la supervisión de	(Órgano supervisor)
	that the institution I represent is supervised by	(Supervision body)
	en virtud de	(normativa que lo regula)
	under	(governing rules).

5.
Que, de acuerdo con los Registros de la Entidad que represento, la relación de titulares adjunta a la presente certificación, comprensiva del nombre de cada uno de los titulares personas físicas residentes en España y el importe de los correspondientes rendimientos, es exacta.

That, according to the records of the Entity I represent, the list of beneficial owners attached hereto, including the names of all individuals resident in Spain holders,  and the relevant income is accurate.

B-IV-1

Lo que certifico en     a      de      de 20
I certify the above in [location] on the [day] of [month] of [year]

RELACION ADJUNTA A CUMPLIMENTAR:
TO BE ATTACHED:

Identificación de los valores: (Isin / Cusip)
Identification of the securities: (Isin / Cusip)

Listado de titulares:
List of beneficial owners:

Nombre/País de residencia/ Número de Valores Entregados en el Canje/Número de los Valores Adquiridos/Importe de la prima satisfecha5.
Name/Country of residence/Number of Securities Tendered for Exchange/Number of Securities Acquired/Cash payment received 6.

5 Importe de la prima satisfecha incluye el importe del incentivo dinerario y el importe dinerario satisfecho en contraprestación de los valores fraccionados.

6 Cash payment includes the amount of cash incentive payment and the cash rounding amount.

B-IV-2

The Tax Certification and Exchange Agent for the Offer is:

ACUPAY SYSTEM LLC

Via email:  info@acupay.com

By post, telephone or fax:

IN LONDON: Acupay System LLC Attention: Nina Santa-Maria First Floor 28 Throgmorton Street London EC2N 2AN United Kingdom Tel. 44-(0)-207-382-0340 Fax. 44-(0)-207-256-7571	IN NEW YORK: Acupay System LLC Attention: Sabrina Cruz 30 Broad Street – 46th Floor New York, N.Y. 10004 USA Tel. 1-212-422-1222 Fax. 1-212-422-0790

Website:  www.acupay.com/SANexchange

Any questions or requests for assistance may be directed to the dealer manager at the address or telephone number set forth below.  Additional copies of this prospectus/offer to exchange may be obtained from Sabrina Cruz of the Tax Certification and Exchange Agent, Acupay System LLC at +1 (212) 422-1222 or via email at Info@Acupay.com. Holders of shares of existing preferred securities may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the offer.

The Dealer Manager for the Offer is:

MORGAN STANLEY
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Toll Free:  (800) 624-1808
Collect: (212) 761-5384

Until the expiration of the offer, or any subsequent offering period, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus/offer to exchange.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Pursuant to resolutions adopted by the executive committee of the board of directors of Banco Santander in connection with the filing of this Registration Statement, Banco Santander has undertaken to indemnify its directors and officers against any loss, claim, damages or liabilities, and any expenses (including legal expenses) relating thereto, to which they may become subject, insofar as such liabilities arise in connection with this Registration Statement.

Pursuant to the resolutions of Santander Finance Preferred adopted by its board of directors in connection with the filing of this Registration Statement, Santander Finance Preferred has undertaken to indemnify its directors and officers against any loss, claim, damages and judgments, and any expenses (including legal expenses) relating thereto, to which they may become subject insofar as such liabilities arise in connection with this Registration Statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling Banco Santander or Santander Finance Preferred pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Documents
3.1	Bylaws (Estatutos) of Banco Santander, S.A. as amended(1)

3.2	Bylaws of Banco Santander, S.A., as amended (English translation)(2)

3.3	Articles of Association of Santander Finance Preferred, S.A. Unipersonal(3)

3.4	Articles of Association of Santander Finance Preferred, S.A. Unipersonal (English translation)(4)

3.5	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (5)

3.6	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation) (6)

3.7	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (7)

3.8	Amendment of the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation) (8)

3.9	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (9)

3.10	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation) (10)

4.1	Form of Global Fixed Exchange Preferred Security(*)

4.2	Form of Global Fixed-to-Floating Exchange Preferred Security(*)

4.3	Form of Payment and Guarantee Agreement with respect to the fixed exchange preferred securities(*)

4.4	Form of Payment and Guarantee Agreement with respect to the fixed-to-floating exchange preferred securities(*)

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the exchange preferred securities(*)

5.2	Opinion of Natalia Butragueño with respect to the exchange preferred securities(*)

8.1	Tax Opinion of Davis Polk & Wardwell LLP (included in the section “Taxation—U.S. Federal Income Tax Considerations” of this registration statement)

8.2	Tax Opinion of Allen & Overy LLP

10.1	Payment and Guarantee Agreement dated as of March 8, 2004, with respect to existing Series 1 preferred securities (11)

10.2
Payment and Guarantee Agreement between Banco Santander, S.A. (formerly named Banco Santander Central Hispano, S.A.) and Santander Finance Preferred, S.A. Unipersonal dated November 21, 2006, with respect to existing Series 4 preferred securities (12)

10.3
Payment and Guarantee Agreement between Banco Santander, S.A.  (formerly named Banco Santander Central Hispano, S.A.) and Santander Finance Preferred, S.A. Unipersonal dated January 31, 2007, with respect to existing Series 5 preferred securities (13)

10.4
Payment and Guarantee Agreement between Banco Santander, S.A. (formerly named Banco Santander Central Hispano, S.A.) and Santander Finance Preferred, S.A. Unipersonal dated March 5, 2007, with respect to existing Series 6 preferred securities (14)

10.5
Statement with Respect to Shares of Sovereign Bancorp, Inc. with respect to Series C Non-Cumulative Perpetual Preferred Stock, filed with the Secretary of State of the Commonwealth of Pennsylvania on May 1, 2006 (15)

10.6	Form of Certificate representing the Series C Non-Cumulative Perpetual Preferred Stock of Sovereign Bancorp, Inc. (16)

10.7	Deposit Agreement, dated as of May 1, 2006 between Sovereign Bancorp, Inc., Mellon Investor Services LLC and the holders from time to time of the depositary receipts described therein (17)

10.8	Form of Depositary Receipt (included as part of Exhibit 10.7 above)

10.9	Abbey Partnership Preferred Securities Subordinated Guarantee Agreement (18)

10.11	Abbey Trust Securities Subordinated Guarantee Agreement(19)

10.12	Abbey Certificate of Trust (20)

10.13	Abbey Amended and Restated Declaration of Trust (21)

12	Calculation of ratio of earnings to combined fixed charges

21	List of subsidiaries of Banco Santander, S.A. (22)

23.1	Consent of Davis Polk & Wardwell LLP (contained in their opinion filed as Exhibit 5.1)

23.2	Consent of Natalia Butragueño (contained in her opinion filed as Exhibit 5.2)

23.3	Consent of Davis Polk & Wardwell LLP with regard to tax opinion

23.4	Consent of Allen & Overy LLP (contained in their opinion filed as Exhibit 8.2)

23.5	Consent of Deloitte, S.L.

23.6	Consent of Deloitte, L.L.P. (for Abbey)

23.7	Consent of Deloitte, L.L.P. (for Alliance & Leicester)

23.8	Consent of Ernst & Young

24	Power of Attorney (included on signature page)

99.1	Form of Letter to Clients(*)

99.2	Form of Letter to Reorganization Departments(*)

99.3	Form of Customer Instructions Letter(*)
____________
*            To be filed by Amendment.

(1)	Filed as Exhibit 1.1 to the Issuer’s Registration Statement on Form 20-F (File No. 001-12518) filed on June 30, 2009 and incorporated by reference herein.

(2)	Filed as Exhibit 1.2 to the Issuer’s Registration Statement on Form 20-F (File No. 001-12518) filed on June 30, 2009 and incorporated by reference herein.

(3)	Filed as Exhibit 3.3 to Amendment No. 2 to the Issuer’s Registration Statement on Form F-4 (file No. 333-144421-01) filed on October 9, 2007 and incorporated by reference herein.

(4)	Filed as Exhibit 3.4 to Amendment No. 2 to the Issuer’s Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 9, 2007 and incorporated by reference herein.

(5)	Filed as Exhibit 3.7 to Amendment No. 1 to the Issuer’s Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 5, 2007 and incorporated by reference herein.

(6)	Filed as Exhibit 3.8 to Amendment No. 1 to the Issuer’s Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 5, 2007 and incorporated by reference herein.

(7)	Filed as Exhibit 3.9 to Amendment No. 1 to the Issuer’s Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 5, 2007 and incorporated by reference herein.

(8)	Filed as Exhibit 3.10 to Amendment No. 1 to the Issuer’s Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 5, 2007 and incorporated by reference herein.

(9)	Filed as Exhibit 3.11 to Amendment No. 1 to the Issuer’s Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 5, 2007 and incorporated by reference herein.

(10)	Filed as Exhibit 3.12 to Amendment No. 1 to the Issuer’s Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 5, 2007 and incorporated by reference herein.

(11)	Filed as Exhibit 4.2 to the Issuer’s Registration Statement on Form F−4 (File No. 333−119132) filed on September 20, 2004 and incorporated by reference herein.

(12)	Filed as Exhibit 10 to the Issuer’s Registration Statement on Form F−4 (File No. 333−144421−01) filed on July 9, 2007 and incorporated by reference herein.

(13)	Filed as Exhibit 10 to the Issuer’s Registration Statement on Form F-4 (File No. 333-146881-01) filed on October 23, 2007 and incorporated by reference herein.

(14)	Filed as Exhibit 10 to the Issuer’s Registration Statement on Form F-4 (File No. 333-146732-01) filed on October 16, 2007 and incorporated by reference herein.

(15)	Filed as Exhibit 4.1 to Sovereign’s Current Report on Form 8-K (File No. 001-16581) filed on May 1, 2006 and incorporated by reference herein.

(16)	Filed as Exhibit 4.2 to Sovereign’s Current Report on Form 8-K (File No. 001-16581) filed on May 1, 2006 and incorporated by reference herein.

(17)	Filed as Exhibit 4.3 to Sovereign’s Current Report on Form 8-K (File No. 001-16581) filed on May 1, 2006 and incorporated by reference herein

(18)	Filed as Exhibit 4.28 to Abbey’s Registration Statement on Form F-3 (File No. 333-11320) filed on February 4, 2000.

(19)	Filed as Exhibit 4.27 to Abbey’s Registration Statement on Form F-3 (File No. 333-11320) filed on February 4, 2000.

(20)	Filed as Exhibit 4.21 to Abbey’s Registration Statement on Form F-3 (File No. 333-11320) filed on February 4, 2000.

(21)	Filed as Exhibit 4.23 to Abbey’s Registration Statement on Form F-3 (File No. 333-11320) filed on February 4, 2000.

(22)	Filed as Exhibit 8.1 to the Issuer’s Registration Statement on Form 20-F (File No. 001-12518) filed on June 30, 2009 and incorporated by reference herein.

Item 22.	Undertakings

(a)    The undersigned hereby undertakes:

(1)       To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)    The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)    The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Banco Santander, S.A. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, Kingdom of Spain, on July 9, 2009.

BANCO SANTANDER, S.A.

By:	/s/ José Antonio Alvarez
	Name:	José Antonio Alvarez
	Title:	Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ignacio Benjumea Cabeza de Vaca, Jaime P. Renovales, José Antonio Álvarez Álvarez, Natalia Butragueño Rodriguez-Borlado, José Antonio Soler Ramos and Antonio Torío Martín, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Emilio Botín-Sanz de Sautuola
Emilio Botín-Sanz de Sautuola	Chairman of the Board of Directors and of the Executive Committee	July 9, 2009

Fernando de Asúa	First Vice Chairman of the Board of Directors

/s/ Alfredo Sáenz
Alfredo Sáenz	Second Vice Chairman of the Board of Directors and Chief Executive Officer	July 9, 2009

Matías Rodríguez Inciarte	Third Vice Chairman of the Board of Directors

/s/ Manuel Soto
Manuel Soto	Fourth Vice Chairman of the Board of Directors	July 9, 2009

Signature	Title	Date

Assicurazioni Generali, S.p.A	Director

/s/ Antonio Basagoiti
Antonio Basagoiti	Director	July 9, 2009

/s/ Ana P. Botín-Sanz de Sautuola
Ana P. Botín-Sanz de Sautuola	Director	July 9, 2009

Javier Botín-Sanz de Sautuola	Director

Lord Burns	Director

/s/ Guillermo de la Dehesa
Guillermo de la Dehesa	Director	July 9, 2009

Rodrigo Echenique	Director

Antonio Escámez	Director

/s/ Francisco Luzón
Francisco Luzón	Director	July 9, 2009

Abel Matutes	Director

/s/ Juan R. Inciarte
Juan R. Inciarte	Director	July 9, 2009

Luis Ángel Rojo	Director

/s/ Luis Alberto Salazar-Simpson
Luis Alberto Salazar-Simpson	Director	July 9, 2009

/s/ Isabel Tocino
Isabel Tocino	Director	July 9, 2009

/s/ José Antonio Álvarez
José Antonio Álvarez	Chief Financial Officer	July 9, 2009

/s/ José Tejón
José Tejón	Executive Vice President, Financial Accounting and Control	July 9, 2009

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, a duly authorized representative of Banco Santander, S.A. in the United States, has signed this registration statement on July 9, 2009.

BANCO SANTANDER, S.A., New York branch
By:	/s/ Francisco de Lera
	Name:	Francisco de Lera
	Title:	General Manager

By:	/s/ James H. Bathon
	Name:	James H. Bathon
	Title:	Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Santander Finance Preferred, S.A. Unipersonal has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, Kingdom of Spain, on July 9, 2009.

Santander Finance Preferred, S.A. Unipersonal

By:	/s/ José Antonio Soler Ramos
	Name:	José Antonio Soler Ramos
	Title:	Chairman of the Board of Directors

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints José Antonio Soler Ramos, Antonio Torío Martín, Javier Antón San Pablo, Pablo Roig García Bernalt and Natalia Butragueño Rodríguez-Borlado, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jose Antonio Soler Ramos
Jose Antonio Soler Ramos	Chairman of the Board of Directors	July 9, 2009

/s/ Antonio Torío Martín
Antonio Torío Martín	Director	July 9, 2009

/s/ Javier Antón San Pablo
Javier Antón San Pablo	Director	July 9, 2009

/s/ Pablo Roig García Bernalt
Pablo Roig García Bernalt	Director	July 9, 2009

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, a duly authorized representative of Santander Finance Preferred, S.A. Unipersonal in the United States, has signed this registration statement on July 9, 2009.

Santander Finance Preferred, S.A. Unipersonal
By:	/s/ James H. Bathon
	Name:	James H. Bathon
	Title:	Authorized Signatory

Exhibit No.	Documents

3.1	Bylaws (Estatutos) of Banco Santander, S.A. as amended(1)

3.2	Bylaws of Banco Santander, S.A., as amended (English translation)(2)

3.3	Articles of Association of Santander Finance Preferred, S.A. Unipersonal(3)

3.4	Articles of Association of Santander Finance Preferred, S.A. Unipersonal (English translation)(4)

3.5	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (5)

3.6	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation) (6)

3.7	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (7)

3.8	Amendment of the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation) (8)

3.9	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (9)

3.10	Amendment to the Articles of Association (Estatutos) of Santander Finance Preferred S.A. Unipersonal (English translation) (10)

4.1	Form of Global Fixed Exchange Preferred Security(*)

4.2	Form of Global Fixed-to-Floating Exchange Preferred Security(*)

4.3	Form of Payment and Guarantee Agreement with respect to the fixed exchange preferred securities(*)

4.4	Form of Payment and Guarantee Agreement with respect to the fixed-to-floating exchange preferred securities(*)

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the exchange preferred securities(*)

5.2	Opinion of Natalia Butragueño with respect to the exchange preferred securities(*)

8.1	Tax Opinion of Davis Polk & Wardwell LLP (included in the section “Taxation—U.S. Federal Income Tax Considerations” of this registration statement)

8.2	Tax Opinion of Allen & Overy LLP

10.1	Payment and Guarantee Agreement dated as of March 8, 2004, with respect to existing Series 1 preferred securities (11)

10.2
Payment and Guarantee Agreement between Banco Santander, S.A. (formerly named Banco Santander Central Hispano, S.A.) and Santander Finance Preferred, S.A. Unipersonal dated November 21, 2006, with respect to existing Series 4 preferred securities (12)

10.3
Payment and Guarantee Agreement between Banco Santander, S.A.  (formerly named Banco Santander Central Hispano, S.A.) and Santander Finance Preferred, S.A. Unipersonal dated January 31, 2007, with respect to existing Series 5 preferred securities (13)

10.4
Payment and Guarantee Agreement between Banco Santander, S.A. (formerly named Banco Santander Central Hispano, S.A.) and Santander Finance Preferred, S.A. Unipersonal dated March 5, 2007, with respect to existing Series 6 preferred securities (14)

10.5
Statement with Respect to Shares of Sovereign Bancorp, Inc. with respect to Series C Non-Cumulative Perpetual Preferred Stock, filed with the Secretary of State of the Commonwealth of Pennsylvania on May 1, 2006 (15)

10.6	Form of Certificate representing the Series C Non-Cumulative Perpetual Preferred Stock of Sovereign Bancorp, Inc. (16)

10.7	Deposit Agreement, dated as of May 1, 2006 between Sovereign Bancorp, Inc., Mellon Investor Services LLC and the holders from time to time of the depositary receipts described therein (17)

10.8	Form of Depositary Receipt (included as part of Exhibit 10.7 above)

10.9	Abbey Partnership Preferred Securities Subordinated Guarantee Agreement (18)

10.11	Abbey Trust Securities Subordinated Guarantee Agreement(19)

10.12	Abbey Certificate of Trust (20)

10.13	Abbey Amended and Restated Declaration of Trust (21)

12	Calculation of ratio of earnings to combined fixed charges

21	List of subsidiaries of Banco Santander, S.A. (22)

23.1	Consent of Davis Polk & Wardwell LLP (contained in their opinion filed as Exhibit 5.1)

23.2	Consent of Natalia Butragueño (contained in her opinion filed as Exhibit 5.2)

23.3	Consent of Davis Polk & Wardwell LLP with regard to tax opinion

23.4	Consent of Allen & Overy LLP (contained in their opinion filed as Exhibit 8.2)

23.5	Consent of Deloitte, S.L.

23.6	Consent of Deloitte, L.L.P. (for Abbey)

23.7	Consent of Deloitte, L.L.P. (for Alliance & Leicester)

23.8	Consent of Ernst & Young

24	Power of Attorney (included on signature page)

99.1	Form of Letter to Clients(*)

99.2	Form of Letter to Reorganization Departments(*)

99.3	Form of Customer Instructions Letter(*)
______________
*            To be filed by Amendment.

(1)	Filed as Exhibit 1.1 to the Issuer’s Registration Statement on Form 20-F (File No. 001-12518) filed on June 30, 2009 and incorporated by reference herein.

(2)	Filed as Exhibit 1.2 to the Issuer’s Registration Statement on Form 20-F (File No. 001-12518) filed on June 30, 2009 and incorporated by reference herein.

(3)	Filed as Exhibit 3.3 to Amendment No. 2 to the Issuer’s Registration Statement on Form F-4 (file No. 333-144421-01) filed on October 9, 2007 and incorporated by reference herein.

(4)	Filed as Exhibit 3.4 to Amendment No. 2 to the Issuer’s Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 9, 2007 and incorporated by reference herein.

(5)	Filed as Exhibit 3.7 to Amendment No. 1 to the Issuer’s Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 5, 2007 and incorporated by reference herein.

(6)	Filed as Exhibit 3.8 to Amendment No. 1 to the Issuer’s Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 5, 2007 and incorporated by reference herein.

(7)	Filed as Exhibit 3.9 to Amendment No. 1 to the Issuer’s Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 5, 2007 and incorporated by reference herein.

(8)	Filed as Exhibit 3.10 to Amendment No. 1 to the Issuer’s Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 5, 2007 and incorporated by reference herein.

(9)	Filed as Exhibit 3.11 to Amendment No. 1 to the Issuer’s Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 5, 2007 and incorporated by reference herein.

(10)	Filed as Exhibit 3.12 to Amendment No. 1 to the Issuer’s Registration Statement on Form F-4 (File No. 333-144421-01) filed on October 5, 2007 and incorporated by reference herein.

(11)	Filed as Exhibit 4.2 to the Issuer’s Registration Statement on Form F−4 (File No. 333−119132) filed on September 20, 2004 and incorporated by reference herein.

(12)	Filed as Exhibit 10 to the Issuer’s Registration Statement on Form F−4 (File No. 333−144421−01) filed on July 9, 2007 and incorporated by reference herein.

(13)	Filed as Exhibit 10 to the Issuer’s Registration Statement on Form F-4 (File No. 333-146881-01) filed on October 23, 2007 and incorporated by reference herein.

(14)	Filed as Exhibit 10 to the Issuer’s Registration Statement on Form F-4 (File No. 333-146732-01) filed on October 16, 2007 and incorporated by reference herein.

(15)	Filed as Exhibit 4.1 to Sovereign’s Current Report on Form 8-K (File No. 001-16581) filed on May 1, 2006 and incorporated by reference herein.

(16)	Filed as Exhibit 4.2 to Sovereign’s Current Report on Form 8-K (File No. 001-16581) filed on May 1, 2006 and incorporated by reference herein.

(17)	Filed as Exhibit 4.3 to Sovereign’s Current Report on Form 8-K (File No. 001-16581) filed on May 1, 2006 and incorporated by reference herein

(18)	Filed as Exhibit 4.28 to Abbey’s Registration Statement on Form F-3 (File No. 333-11320) filed on February 4, 2000.

(19)	Filed as Exhibit 4.27 to Abbey’s Registration Statement on Form F-3 (File No. 333-11320) filed on February 4, 2000.

(20)	Filed as Exhibit 4.21 to Abbey’s Registration Statement on Form F-3 (File No. 333-11320) filed on February 4, 2000.

(21)	Filed as Exhibit 4.23 to Abbey’s Registration Statement on Form F-3 (File No. 333-11320) filed on February 4, 2000.

(22)	Filed as Exhibit 8.1 to the Issuer’s Registration Statement on Form 20-F (File No. 001-12518) filed on June 30, 2009 and incorporated by reference herein.